++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement and the accompanying prospectus + +is not complete and may be amended. We may not sell these securities until we +
+deliver a final prospectus supplement and accompanying prospectus. This       +
+prospectus supplement and the accompanying prospectus are not an offer to + +sell nor are they seeking an offer to buy these securities in any state where +
+the offer or sale is not permitted.                                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION DATED MARCH 2, 1999

            Prospectus Supplement to Prospectus Dated March 2, 1999

                        MBNA Master Credit Card Trust II
                                     Issuer

                    MBNA America Bank, National Association
                              Seller and Servicer

                                 SERIES 1999-A

              $462,500,000 Floating Rate Asset Backed Certificates


                 The Trust will issue--

-------------------------
Consider carefully
the risk factors
beginning on page 10 in                                Class A Certificates   Class B Certificates
the prospectus.                                        --------------------   --------------------

A certificate is not a             Principal amount        $425,000,000          $37,500,000
deposit and neither the
certificates nor the               Certificate rate        One-Month LIBOR       One-Month LIBOR
underlying accounts or                                     plus   % annually     plus   % annually
receivables are insured or
guaranteed by the Federal          Interest paid           Monthly               Monthly
Deposit Insurance
Corporation or any other           First interest          May 17, 1999          May 17, 1999
governmental agency.                payment date

The certificates will              Scheduled principal     February 17, 2004     February 17, 2004
represent interests in the          payment date
trust only and will not
represent interests in or          Legal final             July 17, 2006        July 17, 2006
obligations of MBNA or              maturity
any MBNA affiliate.
                              Credit Enhancement--
This prospectus
supplement may be             The Class B Certificates are subordinated to the Class A
used to offer and sell        Certificates. Subordination of the Class B Certificates
the certificates only if      provides credit enhancement for the Class A Certificates.
accompanied by the
prospectus.                   The Trust is also issuing a Collateral Interest in the amount
--------------------------    of $37,500,000 that is subordinated to the Class A
                              Certificates and the Class B Certificates. Subordination of
                              the Collateral Interest provides credit enhancement for both the Class A and the Class B Certificates.

                              This prospectus supplement and the accompanying prospectus relate to the offering of the Certificates only.

Neither the SEC nor any state securities commission has approved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                    Underwriters of the Class A Certificates

Bear, Stearns & Co. Inc.
               Chase Securities Inc.
                               Credit Suisse First Boston
                                               Lehman Brothers
                                                             Merrill Lynch & Co.


                    Underwriter of the Class B Certificates

                            Bear, Stearns & Co. Inc.

                                 March  , 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

  We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your Series of certificates and (b) this Prospectus Supplement, which describes the specific terms of your Series of certificates.

  If the terms of your Series of certificates vary between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

  We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-49 in this document and under the caption "Index of Terms for Prospectus" beginning on page 58 in the accompanying Prospectus.

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY OF TERMS...........................................................  S-5
 Offered Securities........................................................  S-5
  Interest Payments........................................................  S-5
  Principal Payments.......................................................  S-6
 The Collateral Interest...................................................  S-6
 Credit Enhancement........................................................  S-6
 Other Interests in the Trust..............................................  S-6
  Other Series of Certificates.............................................  S-6
  The Seller Interest......................................................  S-7
 Information About the Receivables.........................................  S-7
 Collections by the Servicer...............................................  S-7
 Allocations and Payments to You and Your Series...........................  S-7
  Allocations of Collections of Finance Charge Receivables.................  S-8
  Allocations of Collections of Principal Receivables......................  S-9
   Revolving Period........................................................ S-11
   Controlled Accumulation Period.......................................... S-11
   Rapid Amortization Period............................................... S-11
   Pay Out Events.......................................................... S-11
 Shared Principal Collections.............................................. S-12
 Denominations............................................................. S-12
 Registration, Clearance and Settlement.................................... S-12
 Tax Status................................................................ S-13
 ERISA Considerations...................................................... S-13
 Certificate Ratings....................................................... S-13
 Exchange Listing.......................................................... S-13
MBNA'S CREDIT CARD PORTFOLIO............................................... S-14
 General................................................................... S-14
 Billing and Payments...................................................... S-14
 Delinquency and Gross Charge-Off Experience............................... S-14
 Interchange............................................................... S-16
THE RECEIVABLES............................................................ S-16
MATURITY ASSUMPTIONS....................................................... S-19
 Controlled Accumulation Period............................................ S-19
 Rapid Amortization Period................................................. S-20
 Pay Out Events............................................................ S-20
 Payment Rates............................................................. S-21
RECEIVABLE YIELD CONSIDERATIONS............................................ S-21

                                                                            Page
                                                                            ----
MBNA AND MBNA CORPORATION.................................................. S-22
 Year 2000................................................................. S-23
  Project Overview......................................................... S-23
  Project Readiness........................................................ S-23
  Costs.................................................................... S-24
  Risks.................................................................... S-24
  Contingency Plans........................................................ S-24
  Safe Harbor for Forward-Looking Statements............................... S-25
DESCRIPTION OF SERIES PROVISIONS........................................... S-25
 General................................................................... S-25
 New Issuances............................................................. S-26
 Interest Payments......................................................... S-26
 Principal Payments........................................................ S-28
 Postponement of Controlled Accumulation Period............................ S-29
 Subordination............................................................. S-29
 Allocation Percentages.................................................... S-30
 Reallocation of Cash Flows................................................ S-32
 Application of Collections................................................ S-34
  Allocations.............................................................. S-34
  Payment of Interest, Fees and Other Items................................ S-34
  Excess Spread............................................................ S-35
  Payments of Principal.................................................... S-37
 Shared Principal Collections.............................................. S-38
 Defaulted Receivables; Investor Charge-Offs............................... S-39
 Principal Funding Account................................................. S-40
 Reserve Account........................................................... S-41
 Pay Out Events............................................................ S-42
 Servicing Compensation and Payment of Expenses............................ S-43
 Reports to Certificateholders............................................. S-44
 Amendments................................................................ S-44
ERISA CONSIDERATIONS....................................................... S-44
 General................................................................... S-44
 PTE 98-13................................................................. S-45
UNDERWRITING............................................................... S-47
INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT................................... S-49
ANNEX I: OTHER SERIES ISSUED AND OUTSTANDING...............................  A-1

                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                SUMMARY OF TERMS

 . This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire document and the accompanying Prospectus.

 . This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this Prospectus Supplement and the accompanying Prospectus.

OFFERED SECURITIES

MBNA Master Credit Card Trust II (the "Trust") is offering the Class A Floating Rate Asset Backed Certificates (the "Class A Certificates") and the Class B Floating Rate Asset Backed Certificates (the "Class B Certificates") as part of Series 1999-A. The Class A Certificates and the Class B Certificates (together, the "Certificates") represent an interest in the assets of the Trust.

The Class B Certificates are subordinated to the Class A Certificates.

Interest Payments

The Class A Certificates will accrue interest for each Interest Period at the Class A Certificate Rate set on the related LIBOR Determination Date. The
"Class A Certificate Rate" is an annual rate equal to LIBOR plus   %.

The Class B Certificates will accrue interest for each Interest Period at the Class B Certificate Rate set on the related LIBOR Determination Date. The
"Class B Certificate Rate" is an annual rate equal to LIBOR plus   %.

Interest accrued during each Interest Period will be due on each Distribution Date. Any interest due but not paid on a Distribution Date will be payable on the next Distribution Date together with additional interest at the applicable certificate rate plus 2% per annum.

 . A "Distribution Date" is the 15th day of each month, or if that day is not a business day, the next business day. The first Distribution Date is May 17, 1999.

 . Each "Interest Period" begins on and includes a Distribution Date and ends on but excludes the next Distribution Date. However, the first Interest Period will begin on and include March , 1999 (the "Closing Date") and end on but exclude May 17, 1999, the first Distribution Date.

 . LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Dow Jones Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR Determination Date. In addition, see "Description of Series Provisions--Interest Payments" in this Prospectus Supplement for a discussion of the determination of LIBOR if that rate does not appear on Dow Jones Telerate Page 3750 (or similar replacement page).

 . ""LIBOR Determination Dates" are:

 . March , 1999, for the period beginning on and including the Closing Date and ending on but excluding April 15, 1999;

 . April 13, 1999 for the period beginning on and including April 15, 1999 and ending on but excluding May 17, 1999; and

 . the second London business day prior to the first day of each Interest
   Period, for each Interest Period following the first Interest Period.

The following time line shows the relevant dates for the first two Interest Periods.

                          FIRST TWO INTEREST PERIODS

    Closing                                     Interest         Interest
    Date                                        Payment          Payment
    (3/ /99)                                    (5/17/99)        (6/15/99)
____|___________________________________________|________________|__________
   |                   |                    |                   |
   LIBOR               LIBOR                LIBOR               LIBOR
   Set                 Re-set               Re-set              Re-set
   (3/ /99)            (4/13/99)            (5/13/99)           (6/11/99)

Other Interest Periods will follow sequentially after the second Interest Period in the same manner as is shown in the time line.

See "Description of Series Provisions--Interest Payments" in this Prospectus Supplement for a discussion of the determination of amounts available to pay interest and for the definition of business day and London business day.

You may obtain certificate rates for the current and immediately preceding Interest Periods by telephoning The Bank of New York, the Trustee, at its Corporate Trust Office at (212) 815-5738.

Principal Payments

You are expected to receive payment of principal in full on the "Scheduled Payment Date" which is February 17, 2004, or, if that date is not a business day, the next business day. However, certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. No principal will be paid to the Class B Certificateholders until the Class A Certificateholders are paid in full. See "Maturity Assumptions" in this Prospectus Supplement and in the accompanying Prospectus and "Description of Series Provisions-- Allocation Percentages" in this Prospectus Supplement.

The final payment of principal and interest on the Certificates will be made no later than July 17, 2006, or, if that date is not a business day, the next business day, called the "Legal Final Maturity" or the "Series 1999-A Termination Date."

See "Description of Series Provisions--Principal Payments" in this Prospectus Supplement for a discussion of the determination of amounts available to pay principal.

THE COLLATERAL INTEREST

The Trust is also issuing an interest in the assets of the Trust that is subordinated to the Certificates called the "Collateral Interest." The initial Collateral Interest Amount is $37,500,000, representing 7.5% of the initial aggregate principal amount of the Certificates plus the Collateral Interest Amount. As a subordinated interest, the Collateral Interest is a form of Credit Enhancement for the Certificates. The Collateral Interest Holder will have voting and certain other rights as if the Collateral Interest were a subordinated class of certificates.

The Collateral Interest is not being offered through this Prospectus Supplement and the accompanying Prospectus.

CREDIT ENHANCEMENT

Credit Enhancement for your Series is for your Series's benefit only, and you are not entitled to the benefits of any credit enhancement available to other Series.

Subordination of the Class B Certificates provides Credit Enhancement for the Class A Certificates. Subordination of the Collateral Interest provides Credit Enhancement for both the Class A Certificates and the Class B Certificates. The Collateral Interest Amount and the Class B Investor Interest must be reduced to zero before the Class A Investor Interest will suffer any loss of principal. The Collateral Interest Amount must be reduced to zero before the Class B Investor Interest will suffer any loss of principal. For a description of the events which may lead to a reduction of the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest Amount, see "Description of Series Provisions--Reallocation of Cash Flows," "--Application of Collections" and "--Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement.

OTHER INTERESTS IN THE TRUST

Other Series of Certificates

The Trust has issued other Series of certificates and expects to issue additional Series of certificates. When issued by the Trust, the certificates of each of those Series also represent an interest in the assets of the Trust. You can review a summary of each Series previously issued and currently outstanding under the caption "Annex I: Other Series Issued and Outstanding" included at the end of this Prospectus Supplement. The Trust may issue additional Series with terms that may be different from any other Series without prior review or consent by any Certificateholders.

The Seller Interest

MBNA will own the "Seller Interest," which represents the remaining interest in the assets of the Trust not represented by the Certificates, the Collateral Interest and the other interests issued by the Trust. The Seller Interest does not provide credit enhancement for your Series or any other Series.

INFORMATION ABOUT THE RECEIVABLES

The Trust assets include Receivables in certain MasterCard(R) and VISA(R)* revolving credit card accounts selected from MBNA's credit card account portfolio.

The Receivables consist of both Principal Receivables and Finance Charge Receivables.

"Principal Receivables" are, generally, (a) amounts charged by cardholders for goods and services and (b) cash advances.

"Finance Charge Receivables" are (a) the related finance charges and credit card fees and (b) for your Series, certain amounts of fees, called Interchange, collected through MasterCard and VISA and annual membership fees collected from cardholders.

See "MBNA's Credit Card Portfolio--Interchange" in this Prospectus Supplement and "MBNA's Credit Card Activities--Interchange" and "Description of the Certificates--Transfer of Annual Membership Fees" in the accompanying Prospectus.

COLLECTIONS BY THE SERVICER

The Servicer will collect payments on the Receivables and will deposit those collections in an account. The Servicer will keep track of those collections that are Finance Charge Receivables and those collections that are Principal Receivables.

ALLOCATIONS AND PAYMENTS TO YOU AND YOUR SERIES

Each month, the Servicer will allocate collections and the amount of Receivables that are not collected and are written off as uncollectible, called the Default Amount, among:

 . your Series, based on the size of the Investor Interest (initially
  $500,000,000);

 . other outstanding Series, based on the size of their respective interests in the Trust; and

 . MBNA, based on the size of the Seller Interest.

The Trust assets allocated to your Series will be allocated to the following, based on varying percentages:

 . holders of the Class A Certificates, based on the Class A Investor Interest
  (initially $425,000,000);

 . holders of the Class B Certificates, based on the Class B Investor Interest
  (initially $37,500,000); and

 . the holder of the Collateral Interest, based on the Collateral Interest
  Amount (initially $37,500,000).

See the following chart and "Description of Series Provisions--Allocation Percentages" in this Prospectus Supplement.

The following chart illustrates the Trust's general allocation structure only and does not reflect the relative percentages of collections or other amounts allocated to the Seller Interest, to any Series,
--------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and Visa U.S.A., Inc., respectively.

including your Series, or to holders of the Class A Certificates, the Class B Certificates or the Collateral Interest.

                          ALLOCATION OF TRUST ASSETS

                               ----------------

                                 Trust Assets

                               ----------------

                    --------------------------------------

              --------------    --------------    --------------
                  Other              Your             Seller
                  Series            Series           Interest
              --------------    --------------    --------------

                    --------------------------------------

              --------------    --------------    --------------
                 Class A           Class B          Collateral
               Certificates      Certificates        Interest
              --------------    --------------    --------------

You are entitled to receive payments of interest and principal based upon allocations to your Series. The Investor Interest, which is the basis for allocations to your Series, is the sum of (a) the Class A Investor Interest,
(b) the Class B Investor Interest and (c) the Collateral Interest Amount. The Class A Investor Interest, the Class B Investor Interest and the Collateral Interest Amount will initially equal the outstanding principal amount of the Class A Certificates, the Class B Certificates and the Collateral Interest. The Investor Interest will decline as a result of principal payments and may decline due to the writing off of Receivables or other reasons. If your investor interest declines, amounts allocated and available for payment to your Series and to you will be reduced. For a description of the events which may lead to these reductions, see "Description of Series Provisions-- Reallocation of Cash Flows" in this Prospectus Supplement.

Allocations of Collections of Finance Charge Receivables

The following chart demonstrates the manner in which collections of Finance Charge Receivables are allocated and applied to your Series. The chart is a simplified demonstration of certain allocation and payment provisions and is qualified by the full descriptions of these provisions in this Prospectus Supplement and the accompanying Prospectus.

Step 1: Collections of Finance Charge Receivables for your Series are allocated, based on varying percentages, among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest Amount.

Step 2: Collections of Finance Charge Receivables allocated to the Class A
 Investor Interest are applied to cover, in the following priority: the interest payment due to Class A, Class A's portion of the servicing fee due to the Servicer and Class A's portion of the Default Amount.

 Collections of Finance Charge Receivables allocated to the Class B Investor Interest are applied to cover, in the following priority: the interest payment due to Class B and Class B's portion of the servicing fee due to the Servicer.

 Collections of Finance Charge Receivables allocated to the Collateral Interest Amount are applied, under certain circumstances, to cover the Collateral Interest's portion of the servicing fee due to the Servicer.

 Remaining collections of Finance Charge Receivables allocated to the Class B Investor Interest and the Collateral Interest Amount are applied in Step 3 because of their subordinated status.

Step 3: Collections of Finance Charge Receivables allocated to your Series and not used in Step 2 are treated as Excess Spread and applied, in the following priority, to cover:

 . the interest payment due to Class A, Class A's portion of the servicing fee due to the Servicer and Class A's portion of the Default Amount, each to the extent not covered in Step 2;

 . reimbursement of certain reductions of the Class A Investor Interest;

 . the interest payment due to Class B and Class B's portion of the servicing fee due to the Servicer, each to the extent not covered in Step 2;

 . Class B's portion of the Default Amount;

 . reimbursement of certain reductions of the Class B Investor Interest;

 . the interest payment due to the Collateral Interest;

 . the Collateral Interest's portion of the servicing fee due to the Servicer, to the extent not covered in Step 2;

 . the Collateral Interest's portion of the Default Amount;

 . reimbursement of certain reductions of the Collateral Interest Amount; and

 . funding, if necessary, of a reserve account maintained to cover certain interest payment shortfalls, if any.

Remaining Excess Spread is then paid to the holder of the Collateral Interest.

See "Description of Series Provisions--Application of Collections" in this Prospectus Supplement.

                       ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES

                               ----------------------------------------------------
                                         Collections of Finance Charge
                                      Receivables Allocated to Your Series
                               ----------------------------------------------------

                         ----------------------------------------------------------------

--------        --------------------           --------------------           ---------------------
 Step 1           Class A Investor               Class B Investor              Collateral Interest
--------              Interest                       Interest                        Amount
                --------------------           --------------------           ---------------------

--------    -----------------------------  -----------------------------  -----------------------------
 Step 2      1. Class A Interest Payment    1. Class B Interest Payment      1. Collateral Interest
--------     2. Class A Servicing Fee       2. Class B Servicing Fee            Servicing Fee
             3. Class A Default Amount
            -----------------------------  -----------------------------  -----------------------------

                         ----------------------------------------------------------------

--------                                   -----------------------------
 Step 3                                            Excess Spread
--------                                   -----------------------------

                         ----------------------------------------------------------------
                                    1. Class A Interest Payment
                                    2. Class A Servicing Fee
                                    3. Class A Default Amount
                                    4. Reimburse Class A Investor Interest
                                    5. Class B Interest Payment
                                    6. Class B Servicing Fee
                                    7. Class B Default Amount
                                    8. Reimburse Class B Investor Interest
                                    9. Apply Remaining Excess Spread to
                                       Collateral Interest and Other Items as
                                       Described Above in the Accompanying Text
                         ----------------------------------------------------------------

Allocations of Collections of Principal Receivables

The following chart demonstrates the manner in which collections of Principal Receivables are allocated and applied to your Series. The chart is a simplified demonstration of certain allocation and payment provisions and is qualified by the full descriptions of these provisions in this Prospectus Supplement and the accompanying Prospectus.

Step 1: Collections of Principal Receivables for your Series are allocated, based on varying percentages, among the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest Amount.

Step 2: Collections of Principal Receivables allocated to the Collateral
 Interest Amount and the Class B Investor Interest may be reallocated and made available to pay amounts due to the Class A Investor Interest that have not been paid by either the Class A's share of collections of Finance Charge Receivables or Excess Spread. If required Class A amounts are satisfied, the Collateral Interest Amount also provides the same type of protection to the Class B Investor Interest. Certain collections which are reallocated for Class A or Class B will not be made part of Available Investor Principal Collections.

Step 3: Collections of Principal Receivables allocated to your Series and not used in Step 2 above are combined with shared principal collections from other Series, to the extent necessary and available, and treated as Available Investor Principal Collections.

 Available Investor Principal Collections may be paid, or accumulated and then paid, to you as payments of principal. The amount, priority and timing of your principal payments, if any, depend on whether your Series is in the Revolving Period, the Controlled Accumulation Period or a Rapid Amortization Period, as described below.

 The Class A Certificates will be paid in full before the Class B Certificates and the Collateral Interest receive any payments of principal. The Class B Certificates will be paid in full before the Collateral Interest receives any payments of principal.

 See "Maturity Assumptions" and "Description of Series Provisions--Application of Collections" in this Prospectus Supplement.

Step 4: Collections of Principal Receivables allocated to your Series and not used in Steps 2 and 3 above may be paid to other Series, to the extent necessary, or to the Seller.

                            ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES

                               ----------------------------------------------------
                                       Collections of Principal Receivables
                                            Allocated to Your Series
                               ----------------------------------------------------

                         ----------------------------------------------------------------

--------        --------------------           --------------------           ---------------------
 Step 1           Class A Investor               Class B Investor              Collateral Interest
--------              Interest                       Interest                        Amount
                --------------------           --------------------           ---------------------

--------                                   -----------------------------  -----------------------------
 Step 2                                      Reallocation for Class A,      Reallocation for Class A
--------                                              if any                    & Class B, if any
                                           -----------------------------  -----------------------------

                         ----------------------------------------------------------------

--------                                   ------------------------------     ------------------------------
 Step 3                                     Available Investor Principal       Shared Principal Collections
--------                                            Collections                      from Other Series
                                           ------------------------------     ------------------------------

                                 -------------------------------------------------
                                      1. Class A Principal Payment
                                      2. Class B Principal Payment
                                      3. Collateral Interest Principal Payment
                                 -------------------------------------------------

--------                                   ------------------------------
 Step 4                                     Shared Principal Collections
--------                                          to Other Series
                                           ------------------------------

Revolving Period: Series 1999-A will have a period of time, called the "Revolving Period," when the Trust will not pay, or accumulate, principal for Certificateholders or the holder of the Collateral Interest. In general, during the Revolving Period the Trust will pay available principal to other Series or the holder of the Seller Interest. See "Description of Series Provisions-- Principal Payments" and "--Application of Collections" in this Prospectus Supplement.

The Revolving Period starts on the Closing Date and ends on the earlier to begin of:

 . the Controlled Accumulation Period; or

 . a Rapid Amortization Period.

Controlled Accumulation Period: During the period called the "Controlled Accumulation Period," each month the Servicer will deposit a specified amount in the Principal Funding Account in order to pay the Certificates and the Collateral Interest in full on the Scheduled Payment Date.

Each month, the Trust will pay principal not required to be deposited in the Principal Funding Account to other Series or the holder of the Seller Interest. Each month, if the amount actually deposited in the Principal Funding Account is less than the required deposit, the amount of this deficiency will be carried forward as a shortfall and included in the next month's required deposit.

See "Description of Series Provisions--Principal Payments" and "--Application of Collections" in this Prospectus Supplement. For information about the application of money on deposit in the Principal Funding Account, including any net investment earnings, see "Description of Series Provisions--Principal Funding Account" in this Prospectus Supplement.

On the Scheduled Payment Date, the Trust will use the money on deposit in the Principal Funding Account to pay (a) the Class A Investor Interest, (b) if the Class A Investor Interest is paid in full, the Class B Investor Interest and
(c) if the Class B Investor Interest is paid in full, the Collateral Interest Amount.

You should be aware that there may not be sufficient amounts available to pay principal in full for the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest Amount on the Scheduled Payment Date. In addition, if the money on deposit in the Principal Funding Account is insufficient to pay these amounts on the Scheduled Payment Date or if a Pay Out Event occurs, the Rapid Amortization Period will begin and the timing of your principal payments could change. See "Maturity Assumptions" in this Prospectus Supplement and in the accompanying Prospectus.

The Controlled Accumulation Period is scheduled to begin at the close of business on January 31, 2003, but in some cases may be delayed to no later than the close of business on December 31, 2003. See "Description of Series Provisions--Postponement of Controlled Accumulation Period" in this Prospectus Supplement.

The Controlled Accumulation Period will end when any one of the following occurs:

 . the Investor Interest is paid in full;

 . a Rapid Amortization Period begins; or

 . the Series 1999-A Termination Date.

Rapid Amortization Period: If a period called the "Rapid Amortization Period" begins, the Trust will use any available principal collections allocated to your Series to pay (a) the Class A Investor Interest, (b) if the Class A Investor Interest is paid in full, the Class B Investor Interest and (c) if the Class B Investor Interest is paid in full, the Collateral Interest Amount. These payments will begin on the Distribution Date in the month after the Rapid Amortization Period begins.

The Rapid Amortization Period will begin if a Pay Out Event occurs and will end when any one of the following occurs:

 . the Investor Interest is paid in full;

 . the Series 1999-A Termination Date; or

 . the Trust Termination Date.

Pay Out Events: Certain adverse events called Pay Out Events might lead to the start of a Rapid Amortization Period and the end of either the Revolving Period or the Controlled Accumulation Period.

A Pay Out Event for your Series will include the following events:

 . the Seller does not make any required payment or deposit (within the applicable grace period);

 . the Seller materially violates any other obligation or agreement causing you to be adversely affected, if (a) the Seller does not remedy the violation within 60 days after it has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

 . the Seller provides certain representations, warranties or other information which were materially incorrect at the time they were provided causing you to be adversely affected, if (a) they continue to be materially incorrect 60 days after the Seller has received written notice and (b) you continue to be materially and adversely affected for the 60-day period;

 . the three-month average net yield on the Receivables is below the three-month average of a minimum level called the Base Rate;

 . the Seller fails to transfer additional assets to the Trust when required;

 . certain defaults by the Servicer that have a material adverse effect on you;

 . you are not paid in full on the Scheduled Payment Date;

 . certain events of insolvency or receivership relating to the Seller;

 . the Seller is unable to transfer Receivables to the Trust as required under the Agreement; or

 . the Trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of these Pay Out Events, see "Description of Series Provisions--Pay Out Events" in this Prospectus Supplement. In addition, see "Description of the Certificates--Pay Out Events" in the accompanying Prospectus for a discussion of the consequences of an insolvency or receivership of the Seller.

SHARED PRINCIPAL COLLECTIONS

This Series is included in a group of Series designated as "Group One." Each Series identified under the caption "Annex I: Other Series Issued and Outstanding" included at the end of this Prospectus Supplement is, and other Series in the future may be, included in Group One. To the extent that collections of Principal Receivables allocated to your Series are not needed to make payments or deposits to the Principal Funding Account for your Series, these collections, called Shared Principal Collections, will be applied to cover principal payments for other Series within Group One. Any reallocation for this purpose will not reduce your Series's Investor Interest. In addition, you may receive the benefits of collections of Principal Receivables and certain other amounts allocated to other Series in Group One, to the extent those collections are not needed for those other Series. See "Description of Series Provisions--Shared Principal Collections" in this Prospectus Supplement and "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus.

DENOMINATIONS

Beneficial interests in the Certificates will be offered in minimum denominations of $1,000 and integral multiples of that amount.

REGISTRATION, CLEARANCE AND SETTLEMENT

Your Certificates will be registered in the name of Cede & Co., as the nominee of the Depository Trust Company ("DTC"). You will not receive a definitive certificate representing your interest, except in limited circumstances described in the accompanying Prospectus when Certificates in fully registered, certificated form are issued. See "Description of the Certificates--Definitive Certificates" in the accompanying Prospectus.

You may elect to hold your Certificates through DTC, in the United States, or Cedelbank, societe anonyme ("Cedelbank") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, Cedelbank or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Cedelbank or

Euroclear will be made in DTC through the relevant depositaries of Cedelbank or Euroclear. See "Description of the Certificates--Book-Entry Registration" in the accompanying Prospectus.

We expect that the Certificates will be delivered in book-entry form through the facilities of DTC, Cedelbank and Euroclear on or about the Closing Date.

TAX STATUS

Special Counsel to the Seller is of the opinion that under existing law your Certificates will be characterized as debt for federal income tax purposes. Under the Agreement, you and the Seller will agree to treat your Certificates as debt for federal, state and local income tax purposes and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying Prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this Prospectus Supplement and in the accompanying Prospectus, the Class A Certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For the reasons discussed under "ERISA Considerations" in this Prospectus Supplement and the accompanying Prospectus, the Class B Certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than an insurance company investing assets of its general account.

CERTIFICATE RATINGS

The Class A Certificates are required to be rated in the highest rating category by at least one nationally recognized rating organization.

The Class B Certificates are required to be rated in one of the three highest rating categories by at least one nationally recognized rating organization. See "Certificate Ratings" in the accompanying Prospectus for a discussion of the primary factors upon which the ratings are based.

EXCHANGE LISTING

We will apply to list the Certificates on the Luxembourg Stock Exchange. We cannot guaranty that the application for the listing will be accepted. You should consult with Bankers Trust Luxembourg S.A., the Luxembourg listing agent for the Certificates, 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, phone number (352) 46 02 41, to determine whether or not the Certificates are listed on the Luxembourg Stock Exchange.

                          MBNA'S CREDIT CARD PORTFOLIO

General

  The receivables (the "Receivables") conveyed or to be conveyed to the Trust by MBNA America Bank, National Association ("MBNA") pursuant to a pooling and servicing agreement dated as of August 4, 1994 (as amended from time to time, the "Agreement") between MBNA, as seller (the "Seller") and as servicer of the Receivables, and The Bank of New York, as trustee (the "Trustee"), have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts (the "Accounts"), including premium accounts and standard accounts, from the portfolio of MasterCard and VISA accounts owned by the Seller (the "Bank Portfolio").

Billing and Payments

  MBNA, using MBNA Hallmark Information Services, Inc. as its service bureau, generates and mails to cardholders monthly statements summarizing account activity and processes cardholder monthly payments. Currently, cardholders must make a monthly minimum payment at least equal to the greater of (i) 2% of the statement balance plus past due amounts and (ii) a stated minimum payment (generally $15) plus past due amounts. Certain eligible cardholders are given the option periodically to take a payment deferral.

  The finance charges on purchases which are assessed monthly are calculated by multiplying the account's average daily purchase balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later. Monthly periodic finance charges are not assessed in most circumstances on new purchases if all balances shown on the previous billing statement are paid by the due date, which is generally at least 25 days after the billing date. Monthly periodic finance charges are not assessed in most circumstances on previous purchases if all balances shown on the two previous billing statements are paid by their respective due dates. The finance charges which are assessed monthly on cash advances (including balance transfers) are calculated by multiplying the account's average cash advance balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on cash advances (including balance transfers) from the date of the transaction. Currently, MBNA generally treats the day on which a cash advance check is deposited or cashed as the transaction date for such check.

  MBNA offers fixed rate and variable rate credit card accounts. MBNA also offers temporary promotional rates.

  MBNA assesses annual membership fees on certain accounts although under various marketing programs these fees may be waived or rebated. For most credit card accounts, MBNA also assesses late, overlimit and returned check charges. MBNA generally assesses a fee on cash advances and certain purchase transactions. Generally, a cash advance fee is not assessed on balance transfers.

Delinquency and Gross Charge-Off Experience

  An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. Efforts to collect contractually delinquent credit card receivables currently are made by MBNA's Customer Assistance personnel. Collection activities include statement messages, telephone calls and formal collection letters. MBNA employs two principal computerized systems for collecting past due accounts. The Predictive Management System analyzes each cardholder's purchase and repayment habits and selects accounts for initial contact with the objective of contacting the highest risk accounts first. The accounts selected are queued to MBNA's proprietary Outbound Call Management System ("OCMS"). OCMS sorts accounts by a number of factors, including time zone, degree of delinquency and dollar amount due. OCMS automatically dials delinquent accounts in order of priority. Representatives are automatically linked to the cardholder's account information and voice line when a contact is established.

  Accounts are worked continually at each stage of delinquency through the 180 day past due level. As an account enters the 180 day delinquency level, it is classified as a potential charge-off. Accounts failing to make a payment during the 180 day cycle are written off. Managers may defer a charge-off of an account for another month, pending continued payment activity or other special circumstances. Senior manager approval is required on all exceptions to charge-off. Accounts of cardholders in bankruptcy are currently charged-off no later than is consistent with this policy.

  In February 1999, the Federal Financial Institutions Examination Council published a revised policy statement on the classification of consumer loans. The revised policy establishes uniform guidelines for charge-off of loans to delinquent, bankrupt and deceased borrowers, for charge-off of fraudulent accounts, and for re-aging, extending, deferring or rewriting delinquent accounts. The guidelines must be implemented by June 30, 1999, unless programming resources are required, in which case they must be implemented by December 31, 2000. The Bank, as Servicer, will accelerate charge-off of some delinquent loans when it implements the guidelines but does not expect implementation to have an effect upon the payment of principal and interest on the Certificates. This statement is a forward-looking statement, subject to certain risks and uncertainties. The implementation of the guidelines could, in combination with other adverse changes, such as a material increase in charge-off rates or in the rate of interest payable to Certificateholders, have a material adverse effect upon the payments of principal and interest on the Certificates.

  The following tables set forth the delinquency and gross charge-off experience for each of the periods shown for the Bank Portfolio of credit card accounts. The Bank Portfolio's delinquency and gross charge-off experience is comprised of segments which may, when taken individually, have delinquency and gross charge-off characteristics different from those of the overall Bank Portfolio of credit card accounts. As of the beginning of the day on February 10, 1999, the Receivables in the Trust Portfolio represented approximately 91% of the Bank Portfolio. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency and gross charge-off experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and gross charge-off experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.

                             Delinquency Experience
                                 Bank Portfolio
                             (Dollars in Thousands)

                                                      December 31,
                         -----------------------------------------------------------------------
                                  1998                    1997                    1996
                         ----------------------- ----------------------- -----------------------
                                     Percentage              Percentage              Percentage
                                      of Total                of Total                of Total
                         Receivables Receivables Receivables Receivables Receivables Receivables
                         ----------- ----------- ----------- ----------- ----------- -----------
Receivables
 Outstanding(1)          $46,946,483             $41,567,876             $33,070,523
Receivables Delinquent:
  30 - 59 Days           $   842,557    1.79%    $   799,458    1.92%    $   619,940    1.87%
  60 - 89 Days               459,367    0.98         386,276    0.93         282,815    0.86
  90 or more               1,009,157    2.15         833,957    2.01         606,650    1.83
                         -----------    ----     -----------    ----     -----------    ----
    Total                $ 2,311,081    4.92%    $ 2,019,691    4.86%    $ 1,509,405    4.56%
                         ===========    ====     ===========    ====     ===========    ====

--------
(1) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown.

                          Gross Charge-Off Experience
                                 Bank Portfolio
                             (Dollars in Thousands)

                                               Year Ended December 31,
                                         -------------------------------------
                                            1998         1997         1996
                                         -----------  -----------  -----------
Average Receivables Outstanding(1).....  $43,205,658  $36,651,499  $27,781,061
Total Gross Charge-Offs(2).............    2,415,466    1,897,006    1,193,375
Total Gross Charge-Offs as a percentage
 of Average Receivables Outstanding....         5.59%        5.18%        4.30%

--------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Total Gross Charge-Offs as a percentage of Average Receivables Outstanding for the month ended January 31, 1999 was 5.65% calculated as an annualized figure. Total Gross Charge-Offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

Interchange

  The Seller will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the Accounts. Interchange arising under the Accounts will be allocated to the Certificates and the Collateral Interest on the basis of the percentage equivalent of the ratio which the amount of the Investor Percentage, with regard to Finance Charge Receivables, of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by MBNA, as reasonably estimated by the Seller. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections of Finance Charge Receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described herein, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See "Description of Series Provisions--Servicing Compensation and Payment of Expenses" in this Prospectus Supplement and "MBNA's Credit Card Activities--Interchange" in the accompanying Prospectus.

                                THE RECEIVABLES

  The Receivables conveyed to the Trust arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the Agreement as applied on June 22, 1994 (the "Cut-Off Date") and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). Pursuant to the Agreement, the Seller has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Seller designates such accounts as Additional Accounts. On September 19, 1994, November 15, 1994, March 30, 1995, July 6, 1995, October 3, 1995, March 8, 1996, May 30, 1996, September 4, 1996, October
3, 1996, November 5, 1996, February 4, 1997, April 4, 1997, July 2, 1997,
October 2, 1997, December 17, 1997, April 10, 1998, July 2, 1998, September 22, 1998, November 17, 1998 and February 10, 1999, the Seller designated Additional Accounts and conveyed the Receivables arising therein to the Trust, which included approximately $1.487 billion, $1.087 billion, $1.288 billion, $1.094 billion, $1.193 billion, $1.981 billion, $1.685 billion, $1.986 billion, $1.087 billion, $690.6 million, $1.681 billion, $1.392 billion, $2.472 billion, $1.23 billion, $1.862 billion, $2.135 billion, $1.316 billion, $1.97 billion, $915.1 million and $1.224 billion of Principal Receivables, respectively. In addition, the Seller will be required to designate Additional Accounts, to the extent available, (a) to maintain the Seller Interest so that, during any period of 30 consecutive days, the Seller Interest averaged over that period equals or exceeds the Minimum Seller Interest for the same period and (b) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Seller Interest" for any period means 4% of the average Principal Receivables for such period; provided, however, that the Seller may reduce the Minimum Seller Interest to not less than 2% of the average Principal Receivables for such period upon satisfaction of the Rating Agency Condition and certain other conditions to be set forth in the Agreement. "Minimum Aggregate Principal Receivables" means, with respect to all Series then outstanding, unless otherwise provided in the related Series Supplement, an amount equal to the sum of the numerators used in the calculation of the Investor Percentages with respect to Principal Receivables for all outstanding Series on such date; provided, however, that with respect to any Series in its Rapid Accumulation Period, or such other period as designated in the related Series Supplement, with an investor interest as of such date of determination equal to the principal funding account balance relating to such Series, taking into account any deposit to be made to the principal funding account relating to such Series on the Transfer Date following such date of determination, the numerator used in the calculation of the Investor Percentage with respect to Principal Receivables relating to such Series shall, solely for the purpose of the definition of Minimum Aggregate Principal Receivables, be deemed to equal zero; provided further, however, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. The Seller will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. Further, pursuant to the Agreement, the Seller will have the right (subject to certain limitations and conditions) to designate certain Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Seller on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to the Trust, and on the date any new Receivables are created, the Seller will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates--Representations and Warranties" in the accompanying Prospectus.

  The Receivables in the Trust Portfolio, as of the beginning of the day on February 10, 1999, included $40,901,304,755 of Principal Receivables and $870,711,938 of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $1,349 and an average credit limit of $10,563. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 13.04%. The average age of the Accounts was approximately 39 months. As of the beginning of the day on February 10, 1999, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in all 50 States and the District of Columbia. As of the beginning of the day on February 10, 1999, 40.43% of the Accounts were standard accounts and 59.57% were premium accounts, and the aggregate Principal Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Principal Receivables, were 27.81% and 72.19%, respectively.

  The following tables summarize the Trust Portfolio by various criteria as of the beginning of the day on February 10, 1999. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         Composition by Account Balance
                                Trust Portfolio

                             Number   Percentage of                  Percentage
                               of     Total Number                    of Total
Account Balance Range       Accounts   of Accounts    Receivables    Receivables
---------------------      ---------- ------------- ---------------  -----------
Credit Balance............    434,721       1.4%    $   (55,515,593)     (0.1)%
No Balance................ 18,112,571      59.7                   0       0.0
$      .01 - $ 5,000.00...  8,594,235      28.4      12,185,999,737      29.2
$ 5,000.01 - $10,000.00...  2,265,140       7.5      15,874,438,592      38.0
$10,000.01 - $15,000.00...    595,422       2.0       7,127,141,235      17.0
$15,000.01 - $20,000.00...    188,127       0.6       3,215,655,930       7.7
$20,000.01 - $25,000.00...     72,890       0.2       1,623,209,286       3.9
$25,000.01 or More........     53,794       0.2       1,801,087,506       4.3
                           ----------     -----     ---------------     -----
  Total................... 30,316,900     100.0%    $41,772,016,693     100.0%
                           ==========     =====     ===============     =====

                          Composition by Credit Limit
                                Trust Portfolio

                                     Percentage of                 Percentage
                           Number    Total Number                   of Total
Credit Limit Range       of Accounts  of Accounts    Receivables   Receivables
------------------       ----------- ------------- --------------- -----------
Less than or equal to
 $5,000.00..............  6,503,616       21.5%    $ 4,035,890,322      9.7%
$ 5,000.01 -
  $10,000.00............ 10,463,945       34.5      13,879,348,021     33.2
$10,000.01 -
  $15,000.00............  7,187,703       23.7      10,360,532,483     24.8
$15,000.01 -
  $20,000.00............  3,094,801       10.2       5,503,512,519     13.2
$20,000.01 -
  $25,000.00............  2,042,442        6.7       4,263,463,026     10.2
$25,000.01 or More......  1,024,393        3.4       3,729,270,322      8.9
                         ----------      -----     ---------------    -----
  Total................. 30,316,900      100.0%    $41,772,016,693    100.0%
                         ==========      =====     ===============    =====

                      Composition by Period of Delinquency
                                Trust Portfolio

Period of Delinquency                  Percentage of                 Percentage
(Days Contractually          Number    Total Number                   of Total
Delinquent)                of Accounts  of Accounts    Receivables   Receivables
---------------------      ----------- ------------- --------------- -----------
Not Delinquent............ 29,223,885       96.4%    $36,454,913,486     87.3%
Up to 29 Days.............    641,572        2.1       3,022,431,695      7.2
30 to 59 Days.............    186,540        0.6         918,599,277      2.2
60 to 89 Days.............     89,724        0.3         435,366,504      1.0
90 or More Days...........    175,179        0.6         940,705,731      2.3
                           ----------      -----     ---------------    -----
  Total................... 30,316,900      100.0%    $41,772,016,693    100.0%
                           ==========      =====     ===============    =====

                           Composition by Account Age
                                Trust Portfolio

                                      Percentage of                  Percentage
                            Number     Total Number                   of Total
Account Age               of Accounts  of Accounts     Receivables   Receivables
-----------               ----------- -------------- --------------- -----------
Not More Than 6 Months..   2,245,389        7.4%     $ 3,055,256,060      7.3%
Over  6 Months to 12
 Months.................   2,554,361        8.4        2,809,072,235      6.7
Over 12 Months to 24
 Months.................   6,891,689       22.7        6,730,997,226     16.1
Over 24 Months to 36
 Months.................   6,233,273       20.6        6,951,966,185     16.6
Over 36 Months to 48
 Months.................   5,183,480       17.1        5,961,962,049     14.3
Over 48 Months to 60
 Months.................   3,011,486        9.9        5,828,509,276     14.0
Over 60 Months to 72
 Months.................     951,891        3.2        2,179,163,662      5.2
Over 72 Months..........   3,245,331       10.7        8,255,090,000     19.8
                          ----------      -----      ---------------    -----
  Total.................  30,316,900      100.0%     $41,772,016,693    100.0%
                          ==========      =====      ===============    =====

                      Geographic Distribution of Accounts
                                Trust Portfolio

                                       Percentage of                 Percentage
                             Number    Total Number                   of Total
State                      of Accounts  of Accounts    Receivables   Receivables
-----                      ----------- ------------- --------------- -----------
California................  3,251,797       10.7%    $ 5,528,769,153     13.2%
New York..................  2,395,756        7.9       3,143,696,362      7.5
Texas.....................  1,906,916        6.3       3,038,722,319      7.3
Florida...................  1,543,491        5.1       2,336,008,004      5.6
Pennsylvania..............  1,755,237        5.8       1,873,793,162      4.5
New Jersey................  1,212,681        4.0       1,748,244,400      4.2
Illinois..................  1,229,723        4.1       1,608,591,248      3.9
Ohio......................  1,336,905        4.4       1,479,576,459      3.5
Maryland..................    847,224        2.8       1,353,021,102      3.2
Michigan..................  1,048,413        3.5       1,266,500,178      3.0
Other..................... 13,788,757       45.4      18,395,094,306     44.1
                           ----------      -----     ---------------    -----
  Total................... 30,316,900      100.0%    $41,772,016,693    100.0%
                           ==========      =====     ===============    =====

                              MATURITY ASSUMPTIONS

  The Agreement provides that the holders of the Class A Certificates (the "Class A Certificateholders") will not receive payments of principal until the Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The holders of the Class B Certificates (the "Class B Certificateholders" and, together with the Class A Certificateholders, the "Certificateholders") will not begin to receive principal until the final principal payment on the Class A Certificates has been made.

Controlled Accumulation Period

  On each Transfer Date during the Controlled Accumulation Period, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the applicable "Controlled Deposit Amount," which is equal to the sum of the applicable Controlled Accumulation Amount for such Monthly Period and the applicable Accumulation Shortfall, if any, and (c) the Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account established by the Trustee until the amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Investor Interest. Amounts in the Principal Funding Account are expected to be available to pay in full, the Class A Investor Interest and, after the payment of the Class A Investor Interest in full, the Class B Investor Interest on the Scheduled Payment Date, and, after the deposit of the Class A Investor Interest and the Class B Investor Interest in full in the Distribution Account, the Collateral Interest Amount on the Transfer Date relating to the Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders and the Class B Investor Interest will be paid to the Class B Certificateholders on the Scheduled Payment Date and the Collateral Interest Amount will be paid to the holder of the Collateral Interest (the "Collateral Interest Holder") on the Transfer Date relating to the Scheduled Payment Date, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest Amount in full is not available on the Scheduled Payment Date, a Pay Out Event will occur and the Rapid Amortization Period will commence.

Rapid Amortization Period

  If a Pay Out Event occurs during either the Revolving Period or the Controlled Accumulation Period, the Rapid Amortization Period will commence. If a Pay Out Event occurs during the Controlled Accumulation Period, any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders and, after the Class A Investor Interest has been paid in full, the Class B Certificateholders on the first Distribution Date with respect to the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of (a) the date on which the Class A Certificates have been paid in full, (b) the Series 1999-A Termination Date and (c) the Trust Termination Date. After the Class A Certificates have been paid in full and if the Series 1999-A Termination Date or the Trust Termination Date has not occurred, Available Investor Principal Collections will be paid to the Class B Certificateholders on each Distribution Date until the earliest of (a) the date on which the Class B Certificates have been paid in full, (b) the Series 1999-A Termination Date and (c) the Trust Termination Date.

Pay Out Events

  A Pay Out Event occurs, either automatically or after specified notice, upon
(a) the failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) certain material breaches of certain representations, warranties or covenants of the Seller, (c) certain insolvency events involving the Seller,
(d) the average of the Portfolio Yields for any three consecutive Monthly Periods being less than the average of the Base Rates for such period, (e) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (f) the failure of the Seller to convey Receivables arising under Additional Accounts or Participations to the Trust when required by the Agreement, (g) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (h) insufficient monies available to pay the Investor Interest in full on the Scheduled Payment Date, or (i) the Seller becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement. See "Description of Series Provisions--Pay Out Events" in this Prospectus Supplement and "Description of the Certificates--Pay Out Events" in the accompanying Prospectus. The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Minimum Monthly Interest, each for the related Interest Period and the Certificateholder Servicing Fee and the Servicer Interchange, each for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of Finance Charge Receivables, annual membership fees, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account, if any, deposited into the Finance Charge Account and allocable to the Certificates and the Collateral

Interest for such Monthly Period, calculated on a cash basis after subtracting the Aggregate Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

Payment Rates

  The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                        Cardholder Monthly Payment Rates
                                 Bank Portfolio

                                                         Year Ended December 31,
                                                         -----------------------
                                                          1998    1997    1996
                                                         ------- ------- -------
        Lowest Month....................................  12.26%  11.30%  10.69%
        Highest Month...................................  14.07%  13.15%  11.56%
        Monthly Average.................................  13.35%  12.20%  11.19%

  Generally, cardholders must make a monthly minimum payment equal to 2.0% of the statement balance plus past due amounts. However, the cardholder was and is generally required to make a monthly minimum payment (generally $15) plus past due amounts. There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Certificates and the Collateral Interest could be significantly reduced.

  Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of Series 1999-A to its final Distribution Date will equal the expected number of months. As described under "Description of Series Provisions--Postponement of Controlled Accumulation Period" in this Prospectus Supplement, the Servicer may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Investor Interest on the Scheduled Payment Date. See "Maturity Assumptions" and "Risk Factors--Timing of Principal Payments" in the accompanying Prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS

  The gross revenues from finance charges and fees billed to accounts in the Bank Portfolio for each of the three calendar years contained in the period ended December 31, 1998 are set forth in the following table.

  The historical yield figures in the following table are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Seller believes that during the three calendar years contained in the period ended December 31, 1998, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the accompanying Prospectus.

                              Bank Portfolio Yield

                                                 Year Ended December 31,
                                              -------------------------------
                                                1998       1997       1996
                                              ---------  ---------  ---------
Average Account Monthly Accrued Finance
Charges and Fees(1)(2)....................... $   27.59  $   25.58  $   24.27
Average Account Balance(3)................... $1,902.58  $1,822.14  $1,738.50
Yield from Finance Charges and Fees(4).......     17.40%     16.85%     16.75%
Yield from Interchange(5)....................      1.32%      1.23%      1.17%
Yield from Finance Charges, Fees and
 Interchange.................................     18.72%     18.08%     17.92%

--------
(1) Finance Charges and Fees are comprised of monthly periodic finance charges and other credit card fees.
(2) Average Account Monthly Accrued Finance Charges and Fees are presented net of adjustments made pursuant to MBNA's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.
(3) Average Account Balance includes purchases, cash advances and accrued and unpaid monthly periodic finance charges and other charges and is calculated based on the average of the account balances during the periods shown for accounts with charging privileges.
(4) Yield from Finance Charges and Fees is the result of dividing the annualized Average Account Monthly Accrued Finance Charges and Fees by the Average Account Balance for the period.
(5) Yield from Interchange is the result of dividing annualized revenue attributable to Interchange received during the period by the Average Account Balance for the period. The amount of Interchange for each of the periods indicated above has been estimated.

  The revenue for the Bank Portfolio of credit card accounts shown in the above table is comprised of monthly periodic finance charges, credit card fees and Interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual yield with respect to Receivables may be different from that set forth above for the Bank Portfolio. See "MBNA's Credit Card Portfolio" in this Prospectus Supplement and "MBNA's Credit Card Activities" in the accompanying Prospectus.

                           MBNA AND MBNA CORPORATION

  MBNA America Bank, National Association, a national banking association located in Wilmington, Delaware, conducts nationwide consumer lending programs principally comprised of credit card related activities. MBNA International Bank Limited, a private limited company incorporated under the laws of England and Wales, is a wholly-owned subsidiary of MBNA. On a managed basis, including loans originated by MBNA International Bank Limited, MBNA maintained loan accounts with aggregate outstanding balances of $58.9 billion as of December 31, 1998. Of this amount, $48.9 billion were MasterCard and VISA credit card loans originated in the United States. As of December 31, 1998, the premium credit card portfolio in the United States accounted for 60% of MBNA's domestic MasterCard and VISA credit card accounts with outstanding balances and 72% of MBNA's outstanding domestic MasterCard and VISA credit card loans.

  MBNA conducts all direct customer contact processes with respect to the cardholder. This involves a 24 hour, 365 day per year Customer Service telephone staff, Credit Decisions, Correspondence Resolution, Security and Collection Operations. As of December 31, 1998, MBNA had assets of $23.6 billion, deposits of $15.6 billion and capital and surplus accounts of $2.7 billion.

  MBNA is a wholly-owned subsidiary of the Corporation. MBNA was established in January 1991 in connection with a restructuring of the former MBNA America Bank, N.A., a wholly-owned subsidiary of MNC Financial, Inc. The Corporation is a bank holding company organized under the laws of Maryland in 1990 and registered under the Bank Holding Company Act of 1956, as amended. As of December 31, 1998, the Corporation had consolidated assets of $25.8 billion, consolidated deposits of $15.4 billion and capital and surplus accounts of $2.4 billion. The principal asset of the Corporation is the capital stock of MBNA.

Year 2000

  Project Overview. Like most major financial institutions, the Corporation is highly dependent upon technology to deliver products and services to its customers. Credit card transactions and authorizations require a variety of voice and data networks, and service providers to operate successfully. Sophisticated computer and telecommunication systems enable the Corporation to process these transactions and service customer accounts. Many computer applications have been written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the Year 2000. If proper steps are not taken to address this issue, this could result in the inability of the application to properly process transactions with dates in the Year 2000 or thereafter.

  The Corporation began its Year 2000 Project (the "Project") to address this issue in 1994. The Project is organized into six major components: Application Software; Infrastructure; Business Unit; Telecommunication; Desktop Infrastructure; and Readiness Testing. The Application Software component includes all internally developed and purchased software used to perform specific business functions. This portion of the Project encompasses nearly all mission critical applications, including systems that service and support loans, deposits, customer service activities, and financial systems. The Infrastructure component includes the computer hardware and associated system's software upon which Application Software is run, and includes Mainframe and Distributed system platforms. The Business Unit component encompasses application software, developed or acquired, managed outside the technology area. It also includes all vendor supplied services and non-technology equipment, such as building operation and security systems. The Telecommunication component incorporates all voice and data networking and switching components; voice response technology; and local, long distance, and international telecommunication services. The Desktop Infrastructure component addresses local area network and desktop computing environments and includes all hardware and software components. The Readiness Testing component is the final comprehensive integrated test of Application Software and Infrastructure in a fully Year 2000 compliant environment. This will include interfaces with major vendors such as MasterCard International and Visa International.

  The Corporation has substantially completed the Application Software, Infrastructure, Business Unit, Telecommunication, and Desktop Infrastructure components of the Project. This includes the assessment, renovation, validation and implementation phases. Assessment activities will continue throughout 1999 to minimize overall risk. During 1999, the Corporation will complete implementation of any newly purchased software, perform the readiness testing, and finalize contingency plans.

  Project Readiness. The Application Software and Infrastructure, the most substantial components of the Project, are complete and have been implemented into production, with the exception of a small number of purchased software packages. Application Software is extensively tested for Year 2000 readiness prior to placing it into production. The Corporation expects that the updates to the remaining purchased software packages will be implemented by June 30, 1999. Business Unit efforts, which primarily involve work with third-party vendors, are estimated to be approximately 75% complete. The Corporation's business units have completed Year 2000 assessments and are in varying stages of renovation, validation and implementation.

Vendors have been contacted regarding their progress and regular meetings and site visits have been, and will continue to be, held with critical vendors to evaluate their progress. Remediation of Business Unit's applications is planned and on track to be completed by June 30, 1999. The Corporation does not have significant Year 2000 exposure from non-technology equipment.

  Internal telecommunication hardware and software upgrades are substantially completed. The Corporation is actively participating in various telecommunication forums in order to monitor telecommunication service provider readiness and to establish interoperability testing standards.

  The Desktop Infrastructure efforts are substantially completed with final completion expected by March 31, 1999.

  A standalone test environment is currently being constructed to perform extensive final readiness testing. A standalone test environment is separate from the Corporation's production systems and thus reduces the risk that testing will disrupt the Corporation's operations. This environment will include a voice and data network as well as mainframe, distributed, and desktop computers. All critical applications will be fully tested in a Year 2000 compliant environment as a final assurance step. Testing within the mainframe environment has started and is expected to be rolled out to the full environment by April 1999. Testing will continue through September 1999, incorporating all critical Year 2000 dates. This environment will be maintained throughout 1999 in order to allow testing of significant system changes and newly acquired software.

  The Corporation relies on various third-parties to perform processing services and to supply critical system applications. Critical third-party provided software applications are being tested regardless of vendor statements of fitness to ensure Year 2000 compliance. Regular meetings and site visits are being held with MasterCard International, Visa International and other critical third party service providers to evaluate and monitor their project status.

  Costs. The total cost associated with required modifications to become Year 2000 compliant is not expected to be material to the Corporation's consolidated financial position. The estimated total cost of the Project is expected to be approximately $40 million. Costs incurred and expensed through December 31, 1998 were approximately $20 million. The majority of the remaining cost is associated with conducting the readiness testing, preparing contingency plans, and staffing a transition team for early 2000.

  Risks. Because the Corporation's business is highly reliant on various types of computer technologies, disruptions caused by Year 2000 failures have the potential to have a material impact on the Corporation's operations, liquidity, and financial condition. Due primarily to the general uncertainty of the Year 2000 readiness of some third-party providers, at this time the Corporation cannot with substantial certainty determine whether or not consequences of Year 2000 failures will have a material impact on the Corporation's results of operations, liquidity or financial condition. Based on the current project status and extensive testing completed and planned, the Corporation expects any internal Year 2000 system failure will be handled in the normal course of business and will not have a significant impact on the Corporation. It is more likely that any impact will result from a third-party that the Corporation conducts business with directly or indirectly. A likely worst case scenario would involve major disruption of the telecommunications network, a major disruption in the supply of electrical power, failure of one or more of the primary financial switching networks or, in the United Kingdom, failure of the primary data servicing provider. Revenues could be negatively impacted if Year 2000 failures prevent the Corporation or other entities from processing customer transactions and cause customers to curtail credit card spending for a period of time.

  Contingency Plans. The Corporation has a standing contingency plan that addresses various types of business interruptions. This plan is tested and updated on a regular basis. The Corporation has been and will continue to develop contingency plans to address possible negative impacts specific to the Year 2000 problem. Plans are complete and in place for any critical third-party software application which will not be Year 2000 compliant. At this time it is not expected that these plans will need to be implemented. Contingency plans for critical third-party providers are in varying stages of development. These plans are expected to be completed by June 30, 1999. The Corporation maintains a standing contingency plan to address liquidity and capital needs. A plan specific to Year 2000 implications has been completed. This plan will continue to be modified as necessary based on identified or perceived market risks. Efforts are underway in each business unit to revise existing contingency plans to address specific Year 2000 implications. These plans will continue to be updated throughout 1999 as additional information becomes available regarding specific identified risks.

  Safe Harbor for Forward-Looking Statements. The above disclosure on Year 2000 issues includes forward-looking statements concerning the Corporation's future operations, expenses and financial performance. Such statements are subject to risks and uncertainties that may cause the Corporation's actual operations and performance to differ materially from those set forth in such forward-looking statements. Factors which could cause the Corporation's actual results to differ materially from those projected by the Corporation include, but are not limited to, the following: failure of third parties providing software, telecommunications, data network, and other products or services to the Corporation to become Year 2000 compliant; insufficient staff and other technical resources; unexpected difficulties in implementing system enhancements; disruptions in the overall consumer credit market due to Year 2000 problems; and disruptions in capital markets due to Year 2000 problems.

                        DESCRIPTION OF SERIES PROVISIONS

  The Certificates and the Collateral Interest will be issued pursuant to the Agreement, as supplemented by the supplement relating to the Certificates (the "Series 1999-A Supplement"). Pursuant to the Agreement, the Seller and the Trustee may execute further Series Supplements in order to issue additional Series. The following summary of Series 1999-A does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1999-A Supplement. See "Description of the Certificates" in the accompanying Prospectus for additional information concerning the Certificates, the Collateral Interest, the Series 1999-A Supplement and the Agreement.

General

  The Class A Certificates, the Class B Certificates and the Collateral Interest will represent the right to receive certain payments from the assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in the Trust. Each Class A Certificate represents the right to receive payments of interest at the Class A Certificate Rate for the related Interest Period and payments of principal on the Scheduled Payment Date or, to the extent of the Class A Investor Interest, on each Distribution Date with respect to the Rapid Amortization Period, funded from collections of Finance Charge Receivables and annual membership fees and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. Each Class B Certificate represents the right to receive payments of interest at the applicable Class B Certificate Rate for the related Interest Period, and payments of principal on the Scheduled Payment Date or, to the extent of the Class B Investor Interest, on each Distribution Date with respect to the Rapid Amortization Period after the Class A Certificates have been paid in full, funded from collections of Finance Charge Receivables and annual membership fees and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables, annual membership fees and Principal Receivables, each Class A Certificate also represents the right to receive payments from Excess Spread, funds on deposit in the Principal Funding Account (in an amount not to exceed the Class A Investor Interest) and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections and Shared Principal Collections and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables, annual membership fees and Principal Receivables, each Class B Certificate also represents the right to receive payments from Excess Spread, funds on deposit in the Principal Funding Account (to the extent such funds exceed the Class A Investor Interest and in an amount not to exceed the Class B Investor Interest) and the Reserve Account and certain investment earnings thereon, Reallocated Collateral Principal Collections and Shared Principal Collections and certain other available amounts. Payments of interest and principal will be made on each Distribution Date on which such amounts are due to

Certificateholders in whose names the Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

  The Seller will own the Seller Interest. The holder of the Seller Interest will receive certain payments from the assets of the Trust, including a percentage (the "Seller Percentage") of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of certificates then outstanding. The Seller Interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement, and, at the discretion of the Seller, the Seller Interest may be held either in an uncertificated form or in the form of a Seller Certificate. See "Description of the Certificates--Certain Matters Regarding the Seller and the Servicer" in the accompanying Prospectus.

  Application will be made to list the Certificates on the Luxembourg Stock Exchange; however, no assurance can be given that such listing will be obtained. Certificateholders should consult with Bankers Trust Luxembourg S.A., the Luxembourg listing agent for the Certificates, 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, phone number (352) 46 02 41, for the status of such listing.

  The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of Cede, as nominee of DTC. Unless and until Definitive Certificates are issued, all references in this Prospectus Supplement to actions by Class A Certificateholders and/or Class B Certificateholders shall refer to actions taken by DTC upon instructions from its Participants and all references in this Prospectus Supplement to distributions, notices, reports and statements to Class A Certificateholders and/or Class B Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. Certificateholders may hold their Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are customers or participants of such systems, or indirectly through organizations that are customers or participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Certificates--General," "--Book-Entry Registration" and "--Definitive Certificates" in the accompanying Prospectus.

New Issuances

  The Agreement provides that the holder of the Seller Interest may have one or more new Series issued by notifying the Trustee as described under "Description of the Certificates--New Issuances" in the accompanying Prospectus.

Interest Payments

  Interest will accrue on the Class A Certificates at the Class A Certificate Rate and on the Class B Certificates at the Class B Certificate Rate from the Closing Date. Interest will be distributed on May 17, 1999 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). For purposes of this Prospectus Supplement and the accompanying Prospectus, a "business day" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Newark, Delaware are authorized or obligated by law or executive order to be closed. Interest payments on the Class A Certificates and the Class B Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates and the outstanding principal balance of the Class B Certificates, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial outstanding principal balance of the Class A Certificates and the initial outstanding principal balance of the Class B Certificates, as applicable, from the Closing Date. Interest due on the Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest

(the "Additional Interest") on such amount at the applicable Certificate Rate plus 2% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest," and such amount with respect to the Class B Certificates, the "Class B Additional Interest"). Such Additional Interest shall accrue on the same basis as interest on the Certificates, and shall accrue from the Distribution Date such overdue interest became due, to but excluding the Distribution Date on which such Additional Interest is paid. Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period and, to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period and, to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Collateral Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates.

  "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) an amount equal to the product of (i) the Class A Account Percentage and (ii) the Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series 1999-A Supplement with respect to such Transfer Date. "Class A Account Percentage" means, with respect to any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class A Certificates and the denominator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class A Certificates and the Class B Certificates, in each case as of the last day of the preceding Monthly Period. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class B Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest and deposited in the Finance Charge Account with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange), (b) an amount equal to the product of (i) the Class B Account Percentage and (ii) the Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class B Available Funds pursuant to the Series 1999-A Supplement with respect to such Transfer Date. "Class B Account Percentage" means, with respect to any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class B Certificates and the denominator of which is the aggregate amount on deposit in the Principal Funding Account with respect to Class A Certificates and the Class B Certificates, in each case as of the last day of the preceding Monthly Period.

  The Class A Certificates will accrue interest from and including the Closing Date through but excluding April 15, 1999, from and including April 15, 1999 through but excluding May 17, 1999, and with respect to each Interest Period
thereafter, at a rate of     % per annum above LIBOR prevailing on the related
LIBOR Determination Date with respect to each such period. The Class B Certificates will accrue interest from and including the Closing Date through but excluding April 15, 1999, from and including April 15, 1999 through but excluding May 17, 1999, and with respect to each Interest Period thereafter, at
a rate of     % per annum above LIBOR prevailing on the related LIBOR
Determination Date with respect to each such period.

  The Trustee will determine LIBOR on March , 1999 for the period from and including the Closing Date through but excluding April 15, 1999, on April 13, 1999 for the period from and including April 15, 1999 through but excluding May 17, 1999, and for each Interest Period thereafter, on the second London business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR

Determination Date"). For purposes of calculating LIBOR, a "London business day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

  "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

  "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

  The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (212) 815-5738.

  Interest on the Certificates will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year.

Principal Payments

  On each Transfer Date relating to the Revolving Period (which begins on the Closing Date and ends at the commencement of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period), collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections.

  On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be paid first to Class A Certificateholders (in an amount not to exceed the Class A Investor Interest) and then to Class B Certificateholders (to the extent such funds exceed the Class A Investor Interest and in an amount not to exceed the Class B Investor Interest), in each case, on the Scheduled Payment Date, and lastly to the Collateral Interest Holder (to the extent such funds exceed the sum of the Class A Investor Interest and the Class B Investor Interest and in an amount not to exceed the Collateral Interest Amount) on the Transfer Date preceding the Scheduled Payment Date (in each case, unless paid earlier due to the commencement of the Rapid Amortization Period). During the Controlled Accumulation Period, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections.

  "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amount, plus (b) any Shared Principal Collections with respect to other Series in Group One that are allocated to the Series of the Trust represented by the Certificates and the Collateral Interest ("Series 1999-A").

  On each Distribution Date with respect to the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earliest of the date the Class A Certificates are paid in full, the Series 1999-A Termination Date and the Trust Termination Date. After payment in full of the Class A Investor Interest, the Class B Certificateholders will be entitled to receive, on each Distribution Date with respect to the Rapid Amortization Period, Available Investor Principal Collections for the related Monthly Period in an amount up to the Class B Investor Interest until the earliest of the date the Class B Certificates are paid in full, the Series 1999-A Termination Date and the Trust Termination Date. After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date, Available Investor Principal Collections until the earliest of the date the Collateral Interest is paid in full, the Series 1999-A Termination Date and the Trust Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization Period.

Postponement of Controlled Accumulation Period

  Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the Determination Date immediately preceding the January 2003 Distribution Date, and each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fully fund the Principal Funding Account no later than the Scheduled Payment Date, based on
(a) the expected monthly collections of Principal Receivables expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and
(b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period; provided, however, that the calculation of Accumulation Period Length may be changed at any time if the Rating Agency Condition is satisfied. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interest of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

  "Rating Agency Condition" means the notification in writing by each Rating Agency to the Seller, the Servicer and the Trustee that a proposed action will not result in any Rating Agency reducing or withdrawing its then existing rating of the investor certificates of any outstanding Series or Class of a Series with respect to which it is a Rating Agency.

Subordination

  The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Investor Interest may be reduced if the Collateral Interest Amount is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates and the Collateral Interest Amount may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal distributable to, and the amounts available to be distributed with respect to interest on, the Class B Certificateholders will be reduced. See "--Allocation Percentages,"""--Reallocation of Cash Flows" and "--Application of Collections--Excess Spread" in this Prospectus Supplement.

Allocation Percentages

  Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the Seller Interest, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such Monthly Period. Each "Monthly Period" will be the period from and including the first day of a calendar month to and including the last day of such calendar month (other than the initial Monthly Period, which will commence on and include the Closing Date and end on and include April 30, 1999).

  Collections of Finance Charge Receivables and Default Amounts at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the day immediately preceding the Closing Date and with respect to the second calendar month in the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the last day of the first calendar month in the first Monthly Period) and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. Such amounts so allocated will be further allocated between the Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest Adjusted Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

  Collections of Principal Receivables during the Controlled Accumulation Period and Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (x) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs on which, if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust, the amount in clause (x) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust at the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. Such amounts so allocated will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest Amount as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

  "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

  "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest Amount has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement, and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and
(e); provided, however, that the Class B Investor Interest may not be reduced below zero.

  "Collateral Interest Amount" for any date means an amount equal to (a) $37,500,000 (the "Initial Collateral Interest Amount"), minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Collateral Interest Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement, and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses
(c), (d) and (e); provided, however, that the Collateral Interest Amount may not be reduced below zero.

  "Investor Interest," for any date of determination, means an amount equal to the sum of (a) the Class A Investor Interest, (b) the Class B Investor Interest and (c) the Collateral Interest Amount.

  "Class A Adjusted Investor Interest," for any date of determination, means an amount equal to the Class A Investor Interest, minus the funds on deposit in the Principal Funding Account on such date (up to the Class A Investor Interest).

  "Class B Adjusted Investor Interest," for any date of determination, means an amount equal to the Class B Investor Interest, minus the funds on deposit in the Principal Funding Account in excess of the Class A Investor Interest on such date (up to the Class B Investor Interest).

  "Collateral Interest Adjusted Amount," for any date of determination, means an amount equal to the Collateral Interest Amount, minus the funds on deposit in the Principal Funding Account in excess of the sum of the Class A Investor Interest and the Class B Investor Interest on such date (up to the Collateral Interest Amount).

  "Adjusted Investor Interest," for any date of determination, means the sum of
(a) the Class A Adjusted Investor Interest, (b) the Class B Adjusted Investor Interest and (c) the Collateral Interest Adjusted Amount.

Reallocation of Cash Flows

  With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest, if any, (b) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread allocated to Series 1999-A and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer
Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest Amount was not reduced on such Transfer Date) will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest Amount with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest Amount and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement.

  With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread allocated to Series 1999-A not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest Amount), and the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs" in this Prospectus Supplement.

  Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread available for such purposes on each Transfer Date. See "--Application of Collections-- Excess Spread" in this Prospectus Supplement. When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest Amount shall be reimbursed until reimbursed in full in a similar manner.

  "Required Amount" for any Monthly Period means the sum of (a) the Class A Required Amount and (b) the Class B Required Amount, each for such Monthly Period.

  "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for such Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

  "Reallocated Collateral Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest Amount for such Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest Amount after giving effect to any Collateral Charge-Offs for the related Transfer Date.

  "Reallocated Principal Collections" for any Monthly Period means the sum of
(a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral Principal Collections for such Monthly Period, if any.

Application of Collections

  Allocations. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as MBNA remains the Servicer under the Agreement and (a)(i) the Servicer provides to the Trustee a letter of credit covering the risk of collection of the Servicer and (ii) the Seller shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding or (b) the Servicer has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by either BIF or SAIF, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

  With respect to Series 1999-A, and notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to the Certificateholders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer, subject to certain limitations, will be permitted to withdraw the excess from the Collection Account.

  Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following priority:

    (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

      (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class A Certificateholders on such Distribution Date;

      (ii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

      (iii) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account for such Transfer Date; and

      (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread" in this Prospectus Supplement.

    (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

      (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class B Certificateholders on such Distribution Date;

      (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

      (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread" in this Prospectus Supplement.

    (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

      (i) if MBNA or The Bank of New York is no longer the Servicer, an amount equal to the Collateral Interest Servicing Fee, plus the amount of any overdue Collateral Interest Servicing Fee, for the related Monthly Period will be paid to the Servicer; and

      (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread" in this Prospectus Supplement.

  "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (a) the Class A Certificate Rate for the related Interest Period, (b) the actual number of days in such Interest Period divided by 360 and (c) the outstanding principal balance of the Class A Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the applicable Class A Certificate Rate for the period from and including the Closing Date through but excluding May 17, 1999.

  "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (a) the Class B Certificate Rate for the related Interest Period, (b) the actual number of days in such Interest Period divided by 360 and (c) the outstanding principal balance of the Class B Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the applicable Class B Certificate Rate for the period from and including the Closing Date through but excluding May 17, 1999.

  "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables and annual membership fees allocated to the Investor Interest with respect to such Monthly Period (excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange).

  "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a)(iv), clause (b)(iii) and clause
(c)(ii) above.

  Excess Spread. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the related Monthly Period, to make the following distributions in the following priority:

    (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, however, that in the event the Class A Required

  Amount for such Transfer Date exceeds the amount of Excess Spread, such Excess Spread shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a)(i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (a)(ii) above under "--Payment of Interest, Fees and Other Items" and third to pay amounts due with respect to such Transfer Date pursuant to clause (a)(iii) above under "--Payment of Interest, Fees and Other Items;"

    (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b)(i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (b)(ii) above under "--Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (e) an amount equal to the Collateral Minimum Monthly Interest for such Transfer Date, plus the amount of any Collateral Minimum Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the agreement among MBNA and the Collateral Interest Holder relating to the transfer of the Collateral Interest to the Collateral Interest Holder (the "Transfer Agreement");

    (f) if MBNA or The Bank of New York is the Servicer, an amount equal to the Collateral Interest Servicing Fee, plus the amount of any overdue Collateral Interest Servicing Fee, for the related Monthly Period will be paid to the Servicer;

    (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (h) an amount equal to the aggregate amount by which the Collateral Interest Amount has been reduced for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account" in this Prospectus Supplement, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account; and

    (j) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (i) above shall be distributed to the Collateral Interest Holder.

  "Collateral Minimum Monthly Interest" with respect to any Transfer Date will equal one-twelfth of the product of (a) % per annum or such lesser amount as may be designated in the Transfer Agreement (the "Collateral Minimum Rate") and
(b) the Initial Collateral Interest Amount less the aggregate amount distributed to the Collateral Interest Holder in respect of Collateral Monthly Principal for all prior Transfer Dates; provided, however, that with respect to the first Transfer Date, Collateral Minimum Monthly Interest will be equal to the interest accrued on the Initial Collateral Interest Amount at the Collateral Minimum Rate for the period from and including the Closing Date through but excluding May 17, 1999. Interest on the Collateral Interest will be calculated on the basis of a 360-day year and twelve 30-day months.

  Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Principal Account in the following priority:

    (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions--Shared Principal Collections" in this Prospectus Supplement and "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus;

    (b) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

      (i) an amount equal to Class A Monthly Principal will be deposited in the Principal Funding Account (during the Controlled Accumulation Period) or distributed (on the related Distribution Date) to the Class A Certificateholders (during the Rapid Amortization Period);

      (ii) an amount equal to Class B Monthly Principal will be, after an amount equal to the Class A Investor Interest has been deposited in the Principal Funding Account (taking into account deposits to be made on such Transfer Date), deposited in the Principal Funding Account (during the Controlled Accumulation Period) or, after the Class A Investor Interest has been paid in full (taking into account payments to be made on the related Distribution Date), distributed (on the related Distribution Date) to the Class B Certificateholders (during the Rapid Amortization Period); and

      (iii) an amount equal to Collateral Monthly Principal will be, after an amount equal to the sum of the Class A Investor Interest and the Class B Investor Interest has been deposited in the Principal Funding Account, deposited in the Principal Funding Account (during the Controlled Accumulation Period) or, after the Class A Investor Interest and the Class B Investor Interest has been paid in full (taking into account distributions to be made on the related Distribution Date), distributed (on such Transfer Date) to the Collateral Interest Holder (during the Rapid Amortization Period);

    (c) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of Series Provisions--Shared Principal Collections" in this Prospectus Supplement and "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus.

  "Class A Monthly Principal" with respect to any Transfer Date relating to (a) the Controlled Accumulation Period, prior to the deposit in full of an amount equal to the Class A Investor Interest in the Principal Funding Account, or (b) the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

  "Class B Monthly Principal" with respect to any Transfer Date relating to (a) the Controlled Accumulation Period, beginning with the Transfer Date on which an amount equal to the Class A Investor

Interest has been deposited in the Principal Funding Account (after taking into account deposits to be made on such Transfer Date), or (b) the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Distribution Date on which the Class A Certificates will be paid in full (after taking into account payments to be made on the related Distribution Date), will equal the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date), (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the Scheduled Payment Date, the Controlled Deposit Amount for such Transfer Date (minus the Class A Monthly Principal with respect to such Transfer Date) and (iii) the Class B Adjusted Investor Interest prior to any deposits on such Transfer Date.

  "Collateral Monthly Principal" with respect to any Transfer Date relating to the Controlled Accumulation Period, beginning with the Transfer Date on which an amount equal to the sum of (i) the Class A Investor Interest and (ii) the Class B Investor Interest has been deposited in the Principal Funding Account (after taking into account deposits to be made on such Transfer Date), or with respect to any Transfer Date relating to the Rapid Amortization Period, beginning with the Transfer Date immediately preceding the Distribution Date on which the Class B Certificates will be paid in full (after taking into account payments to be made on the related Distribution Date), will equal the least of
(i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Transfer Date), (ii) for each Transfer Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Transfer Date (minus the sum of the Class A Monthly Principal and the Class B Monthly Principal with respect to such Transfer Date) and (iii) the Collateral Interest Adjusted Amount prior to any deposits on such Transfer Date.

  "Controlled Accumulation Amount" means for any Transfer Date with respect to the Controlled Accumulation Period, $41,666,666.67; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described above under "--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Agreement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period.

  "Accumulation Shortfall" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount deposited in the Principal Funding Account on such Transfer Date and (b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount deposited in the Principal Funding Account on such subsequent Transfer Date.

Shared Principal Collections

  Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account or the Distribution Account, and during the Rapid Amortization Period, payments to the Certificateholders and the Collateral Interest Holder. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificateholders and the Collateral Interest Holder and any similar amount remaining for any other Series in Group One ("Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any

Series in Group One which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series in Group One based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Seller Interest.

Defaulted Receivables; Investor Charge-Offs

  On or before each Transfer Date, the Servicer will calculate the Aggregate Investor Default Amount for the preceding Monthly Period. The term "Aggregate Investor Default Amount" means, for any Monthly Period, the sum of the Investor Default Amounts for such Monthly Period. The term "Investor Default Amount" means, for any Receivable, the product of (a) the Floating Investor Percentage on the day the applicable Account became a Defaulted Account and (b) the aggregate amount of Principal Receivables (other than Ineligible Receivables) in such account on the day such Account became a Defaulted Account (the "Default Amount"). A portion of the Aggregate Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period. A portion of the Aggregate Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period. A portion of the Aggregate Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Aggregate Investor Default Amount for such Monthly Period.

  On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Class A Available Funds, Excess Spread and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement, the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date for which the Collateral Interest Amount is not reduced) will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement.

  On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement, the Collateral Interest Amount

(after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest Amount (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement.

  On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement, the Collateral Interest Amount will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest Amount for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest Amount will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest Amount allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest Amount will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread" in this Prospectus Supplement.

Principal Funding Account

  Pursuant to the Series 1999-A Supplement, the Trustee will establish and maintain with a Qualified Institution the principal funding account as a segregated trust account held for the benefit of the Certificateholders and the Collateral Interest Holder (the "Principal Funding Account"). During the Controlled Accumulation Period, the Trustee at the direction of the Servicer shall transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Principal Collections from other Series, if any, allocated to the Series 1999-A Certificates from the Principal Account to the Principal Funding Account as described under "--Application of Collections" in this Prospectus Supplement.

  Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be deposited in the Finance Charge Account and included in Class A Available Funds and Class B Available Funds for such Interest Period. If, for any Transfer Date, the Principal Funding Investment Proceeds are less than the Covered Amount, the amount of such deficiency (the "Reserve Draw Amount") shall be withdrawn, to the extent required and available, from the Reserve Account and deposited in the Finance Charge Account and included as Class A Available Funds or Class B Available Funds, as applicable, for such Transfer Date.

  "Covered Amount" means, with respect to any Transfer Date, the sum of (a) with respect to the Class A Certificates, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, (ii) the Class A Certificate Rate in effect with respect to such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class

A Monthly Principal as of the Record Date immediately preceding such Transfer Date, and (b) with respect to the Class B Certificates, the product of (i) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, (ii) the Class B Certificate Rate in effect with respect to such Interest Period and (iii) the aggregate amount on deposit in the Principal Funding Account with respect to Class B Monthly Principal as of the Record Date immediately preceding such Transfer Date.

Reserve Account

  Pursuant to the Series 1999-A Supplement, the Trustee will establish and maintain with a Qualified Institution the reserve account as a segregated trust account held for the benefit of the Certificateholders and the Collateral Interest Holder (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates during the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Certificates (to the extent described above under "--Application of Collections--Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) 0.5% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Seller; provided, however, that if such designation is of a lesser amount, the Seller shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Seller shall have delivered to the Trustee a certificate of an authorized officer of the Seller to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1999-A. On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the Collateral Interest Holder. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.

  Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

  On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included as Class A Available Funds or Class B Available Funds, as provided in the Series 1999-A Supplement, for such Transfer Date in an aggregate amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Reserve Draw Amount with respect to such Transfer Date; provided, however, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

  The Reserve Account will be terminated upon the earliest to occur of (a) the termination of the Trust pursuant to the Agreement, (b) the first Transfer Date with respect to the Rapid Amortization Period and (c) the Transfer Date immediately preceding the Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.

Pay Out Events

  As described above, the Revolving Period will continue through January 31, 2003 (unless such date is postponed as described under "--Postponement of Controlled Accumulation Period" in this Prospectus Supplement), unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

    (a) failure on the part of the Seller (i) to make any payment or deposit on the date required under the Agreement or the Series 1999-A Supplement (or within the applicable grace period which shall not exceed five days) or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Agreement or the Series 1999-A Supplement, which failure has a material adverse effect on the Certificateholders (which determination shall be made without reference to whether any funds are available under the Collateral Interest) and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the Certificateholders (which determination shall be made without reference to whether any funds are available under the Collateral Interest) for such period;

    (b) any representation or warranty made by the Seller in the Agreement or the Series 1999-A Supplement, or any information required to be given by the Seller to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, and as a result of which the interests of the Certificateholders are materially and adversely affected (which determination shall be made without reference to whether any funds are available under the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this subparagraph (b) shall not be deemed to occur thereunder if the Seller has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

    (c) the average of the Portfolio Yields for any three consecutive Monthly Periods is less than the average of the Base Rates for such period;

    (d) a failure by the Seller to convey Receivables arising under Additional Accounts, or Participations, to the Trust when required by the Agreement;

    (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

    (f) insufficient moneys available to pay the Investor Interest on the Scheduled Payment Date;

    (g) certain events of insolvency, conservatorship or receivership relating to the Seller;

    (h) the Seller becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

    (i) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  In the case of any event described in clause (a), (b) or (e) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or the Certificateholders and the Collateral Interest Holder evidencing interests aggregating not less than 50% of the Investor Interest, by written notice to the Seller and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (g), (h) or (i), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (c), (d) or (f), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins on or prior to December 31, 2003, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates and the Collateral Interest.

  See "Description of the Certificates--Pay Out Events" in the accompanying Prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Seller.

Servicing Compensation and Payment of Expenses

  The share of the Servicing Fee allocable to the Investor Interest with respect to any Transfer Date (the "Investor Servicing Fee") shall be equal to one-twelfth of the product of (a) 2.0% and (b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, with respect to the first Transfer Date, the Investor
Servicing Fee shall be equal to $     . On each Transfer Date, but only if MBNA
or The Bank of New York is the Servicer, Servicer Interchange with respect to the related Monthly Period that is on deposit in the Finance Charge Account shall be withdrawn from the Finance Charge Account and paid to the Servicer in payment of a portion of the Investor Servicing Fee with respect to such Monthly Period. The "Servicer Interchange" for any Monthly Period for which MBNA or The Bank of New York is the Servicer will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period that is attributable to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one-twelfth of the product of (i) the Adjusted Investor Interest, as of the last day of such Monthly Period and (ii) 0.75%; provided further, however, that with respect to the first Transfer Date, the Servicer Interchange may
equal but shall not exceed $    . In the case of any insufficiency of Servicer
Interchange on deposit in the Finance Charge Account, a portion of the Investor Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

  The share of the Investor Servicing Fee allocable to the Class A Certificateholders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Allocation, (b) 1.25%, or if MBNA or The Bank of New York is not the Servicer, 2.0% (the "Net Servicing Fee Rate") and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing
Fee shall be equal to $    . The share of the Investor Servicing Fee allocable
to the Class B Certificateholders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date,
the Class B Servicing Fee shall be equal to $    . The share of the Investor
Servicing Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee", together with the Class A Servicing Fee and the Class B Servicing Fee, the "Certificateholder Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first
Transfer Date, the Collateral Interest Servicing Fee shall be equal to $    .
The remainder of the Servicing Fee shall be paid by the holder of the Seller Interest or other Series (as provided in the related Series Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid. In no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections--Payment of Interest, Fees and Other Items" in this Prospectus Supplement.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust, the Certificateholders or the Collateral Interest Holder other than federal, state and local income and franchise taxes, if any, of the Trust.

Reports to Certificateholders

  On each Transfer Date, the Trustee will forward to each Certificateholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates--Reports to Certificateholders" in the accompanying Prospectus. In addition, such statement will include certain information regarding the Principal Funding Account and the Collateral Interest, if any, for such Transfer Date.

Amendments

  In addition to being subject to amendment pursuant to any other provisions relating to amendments in either the Agreement or the Series 1999-A Supplement, the Series 1999-A Supplement may be amended by the Seller without the consent of the Servicer, the Trustee or any Certificateholder if the Seller provides the Trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that the Trust would be treated as taxable as a publicly traded partnership pursuant to section 7704 of the Internal Revenue Code of 1986, as amended (the "Code") and (b) a certificate that such amendment or modification would not materially and adversely affect any Certificateholder, provided, however, that no such amendment shall be deemed effective without the Trustee's consent, if the Trustee's rights, duties and obligations under the Series 1999-A Supplement are thereby modified. Promptly after the effectiveness of any such amendment, the Seller shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency described in the Series 1999-A Supplement.

                              ERISA CONSIDERATIONS

General

  Subject to the considerations described below and in the accompanying Prospectus, the Class A Certificates may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (each, a "Plan"). Any Plan fiduciary that proposes to cause a Plan to acquire any of the Class A Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Class A Certificates. See "ERISA Considerations" in the Prospectus.

  The Class B Certificates may not be acquired or held by, on behalf of, or with "plan assets" of any Plan, other than an insurance company investing assets of its general account. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that either (i) it is not and will not be a Plan or (ii) it is an insurance company, it acquired and will hold the Class B Certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under Sections I and III of U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption 95-60.

PTE 98-13

  The DOL has issued an individual exemption, Prohibited Transaction Exemption 98-13 (Exemption Application No. D-10304), 63 Fed. Reg. 17020 (April 7, 1998), to MBNA (the "Exemption") relating to (1) the initial purchase, the holding and the subsequent resale by Plans of senior certificates representing an undivided interest in a credit card trust with respect to which MBNA is the sponsor; and
(2) the servicing, operation and management of such trust, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by, on behalf of, or with "plan assets" of a Plan, provided that certain conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply are the following:

    (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for such Class A Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition in one of the two highest generic rating categories from a Rating Agency, provided that, notwithstanding such rating, credit support is provided to the Class A Certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the Class A Certificates at the time of such acquisition;

    (4) The Trustee is not an affiliate of the Underwriters, the Seller, the Servicer, any obligor whose receivables constitute more than 0.5% of the fair market value of the aggregate undivided interest in the Trust allocated to Series 1999-A, or any of their respective affiliates (the "Restricted Group");

    (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Class A Certificates; the consideration received by the Seller as a consequence of the assignment of Receivables to the Trust, to the extent allocable to the Class A Certificates, represents not more than the fair market value of such Receivables; and the sum of all payments made to and retained by the Servicer, to the extent allocable to the Class A Certificates, represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

    (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended;

    (7) The Trustee is a substantial financial institution or trust company experienced in trust activities, is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA and, as the legal owner of (or holder of a perfected security interest in) the Receivables, enforces all the rights created in favor of the Certificateholders, including Plans;

    (8) Prior to the issuance of any new Series, confirmation is received from the Rating Agencies that such issuance will not result in the reduction or withdrawal of the then current rating of the Class A Certificates held by any Plan pursuant to the Exemption;

    (9) To protect against fraud, chargebacks or other dilution of the Receivables, the Agreement and the Rating Agencies require the Seller to maintain a Seller Interest of not less than 2% of the principal balance of the receivables contained in the Trust;

    (10) Each Receivable is an Eligible Receivable, based on criteria of the Rating Agencies and as specified in the Agreement, and the Agreement requires that any change in the terms of the cardholder agreements must be made applicable to the comparable segment of accounts owned or serviced by MBNA which are part of the same program or have the same or substantially similar characteristics;

    (11) The Agreement limits the number of newly originated Accounts to be designated to the Trust, unless the Rating Agencies otherwise consent in writing, to the following: (a) with respect to any three-month period, 15% of the number of existing Accounts designated to the Trust as of the first day of such period, and (b) with respect to any twelve-month period, 20% of the number of existing Accounts designated to the Trust as of the first day of such twelve-month period;

    (12) The Agreement requires the Seller to deliver an opinion of counsel semi-annually confirming the validity and perfection of the transfer of Receivables in newly originated Accounts to the Trust if such an opinion is not delivered with respect to each interim addition; and

    (13) The Agreement requires the Seller and the Trustee to receive confirmation from each Rating Agency that such Rating Agency will not reduce or withdraw its then current rating of the Class A Certificates as a result of (a) a proposed transfer of Receivables in newly originated Accounts to the Trust, or (b) the transfer of Receivables in all newly originated Accounts added to the Trust during the preceding three-month period (beginning at quarterly intervals specified in the Agreement and ending in the calendar month prior to the date such confirmation is issued), provided that a Rating Agency confirmation shall not be required under clause (b) for any three-month period in which any additions of Receivables in newly originated Accounts occurred only after receipt of prior Rating Agency confirmation pursuant to clause (a).

  The Seller believes that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption, other than those within the control of the investors, will be met.

  Any Plan fiduciary considering whether to purchase any Class A Certificates on behalf of, or with "plan assets" of, a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment. Among other things, before purchasing any Class A Certificates, a Plan fiduciary should make its own determination as to the availability of the relief provided in the Exemption and also consider the availability of any other prohibited transaction exemptions.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class A Certificates (together, the "Class A Underwriting Agreement") between the Seller and the Class A Underwriters named below (the "Class A Underwriters"), and the terms and conditions set forth in an underwriting agreement as supplemented by a terms agreement relating to the Class B Certificates (together, the "Class B Underwriting Agreement," and together with the Class A Underwriting Agreement, the "Underwriting Agreement") between the Seller and the Class B Underwriter named below (the "Class B Underwriter," and together with the Class A Underwriters, the "Underwriters"), the Seller has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Certificates set forth opposite its name:

                                                            Principal Amount of
Class A Underwriters                                        Class A Certificates
--------------------                                        --------------------
Bear, Stearns & Co. Inc. ..................................     $ 85,000,000
Chase Securities Inc. .....................................       85,000,000
Credit Suisse First Boston Corporation.....................       85,000,000
Lehman Brothers Inc. ......................................       85,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.........       85,000,000
                                                                ------------
   Total...................................................     $425,000,000
                                                                ============

                                                            Principal Amount of
Class B Underwriter                                         Class B Certificates
-------------------                                         --------------------
Bear, Stearns & Co. Inc. ..................................     $37,500,000

  In the Class A Underwriting Agreement, the Class A Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Certificates offered hereby if any of the Class A Certificates are purchased. In the Class B Underwriting Agreement, the Class B Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B Certificates offered hereby if any of the Class B Certificates are purchased.

  The Class A Underwriters propose initially to offer the Class A Certificates
to the public at   % of their principal amount and to certain dealers at such
price less concessions not in excess of   % of the principal amount of the
Class A Certificates. The Class A Underwriters may allow, and such dealers may
reallow, concessions not in excess of   % of the principal amount of the Class
A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

  The Class B Underwriter proposes initially to offer the Class B Certificates
to the public at   % of their principal amount and to certain dealers at such
price less concessions not in excess of   % of the principal amount of the
Class B Certificates. The Class B Underwriter may allow, and such dealers may
reallow, concessions not in excess of   % of the principal amount of the Class
B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriter.

  We will receive proceeds of approximately $     from the sale of the
Certificates (representing     % of the principal amount of each Class A
Certificate and     % of the principal amount of each Class B Certificate)
after paying the underwriting discount of $     (representing     % of the
principal amount of each Class A Certificate and     % of the principal amount
of each Class B Certificate). Additional offering expenses are estimated to be $800,000.

  Each Underwriter has represented and agreed that:

    (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom;

    (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

    (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the accompanying Prospectus if that person is of a kind described either in
  Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

    (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  The Seller will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

  The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Seller nor the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Term                                                                       Page
----                                                                       ----
Accounts.............................................................      S-14
Accumulation Period Length...........................................      S-29
Accumulation Shortfall...............................................      S-38
Additional Interest..................................................      S-27
Adjusted Investor Interest...........................................      S-32
Aggregate Investor Default Amount....................................      S-39
Agreement............................................................      S-14
Available Investor Principal Collections.............................      S-29
Available Reserve Account Amount.....................................      S-41
Bank Portfolio.......................................................      S-14
Base Rate............................................................      S-20
business day.........................................................      S-26
Cedelbank............................................................      S-12
Certificateholder Servicing Fee......................................      S-43
Certificateholders...................................................      S-19
Certificates.........................................................       S-5
Class A Account Percentage...........................................      S-27
Class A Additional Interest..........................................      S-27
Class A Adjusted Investor Interest...................................      S-32
Class A Available Funds..............................................      S-27
Class A Certificate Rate.............................................       S-5
Class A Certificateholders...........................................      S-19
Class A Certificates.................................................       S-5
Class A Fixed Allocation.............................................      S-31
Class A Floating Allocation..........................................      S-30
Class A Investor Charge-Off..........................................      S-39
Class A Investor Default Amount......................................      S-39
Class A Investor Interest............................................      S-31
Class A Monthly Interest.............................................      S-35
Class A Monthly Principal............................................      S-37
Class A Required Amount..............................................      S-32
Class A Servicing Fee................................................      S-43
Class A Underwriters.................................................      S-47
Class A Underwriting Agreement.......................................      S-47
Class B Account Percentage...........................................      S-27
Class B Additional Interest..........................................      S-27
Class B Adjusted Investor Interest...................................      S-32
Class B Available Funds..............................................      S-27
Class B Certificate Rate.............................................       S-5
Class B Certificateholders...........................................      S-19
Class B Certificates.................................................       S-5
Class B Fixed Allocation.............................................      S-31
Class B Floating Allocation..........................................      S-31
Class B Investor Charge-Off..........................................      S-40
Class B Investor Default Amount......................................      S-39
Class B Investor Interest............................................      S-32
Class B Monthly Interest.............................................      S-35
Class B Monthly Principal............................................      S-37
Class B Required Amount..............................................      S-33
Class B Servicing Fee................................................      S-43
Class B Underwriter..................................................      S-47
Class B Underwriting Agreement.......................................      S-47
Closing Date.........................................................       S-5
Code.................................................................      S-44
Collateral Available Funds...........................................      S-35
Collateral Charge-Off................................................      S-40
Collateral Default Amount............................................      S-39
Collateral Fixed Allocation..........................................      S-31
Collateral Floating Allocation.......................................      S-31
Collateral Interest..................................................       S-6
Collateral Interest Adjusted Amount..................................      S-32
Collateral Interest Amount...........................................      S-32
Collateral Interest Holder...........................................      S-20
Collateral Interest Servicing Fee....................................      S-43
Collateral Minimum Monthly Interest..................................      S-37
Collateral Minimum Rate..............................................      S-37
Collateral Monthly Principal.........................................      S-38
Controlled Accumulation Amount.......................................      S-38
Controlled Accumulation Period.......................................      S-11
Controlled Deposit Amount............................................      S-19
Covered Amount.......................................................      S-40
Cut-Off Date.........................................................      S-16
Default Amount.......................................................      S-39
Distribution Date.................................................... S-5, S-26
DOL..................................................................      S-45
DTC..................................................................      S-12
ERISA................................................................      S-44
Euroclear............................................................      S-12
Excess Spread........................................................      S-35
Exemption............................................................      S-45
Finance Charge Receivables...........................................       S-7
Fixed Investor Percentage............................................      S-31
Floating Investor Percentage.........................................      S-30
Group One............................................................      S-12
Initial Collateral Interest Amount...................................      S-32
Interest Period......................................................       S-5
Investor Default Amount..............................................      S-39
Investor Interest....................................................      S-32
Investor Servicing Fee...............................................      S-43
Legal Final Maturity.................................................       S-6
LIBOR................................................................      S-28
LIBOR Determination Date............................................. S-5, S-27
London business day..................................................      S-28
MBNA.................................................................      S-14
Minimum Aggregate Principal Receivables..............................      S-17
Minimum Seller Interest..............................................      S-17
Monthly Period.......................................................      S-30
Net Servicing Fee Rate...............................................      S-43

Term                                                                       Page
----                                                                       ----
OCMS...................................................................... S-14
Pay Out Event............................................................. S-42
Plan...................................................................... S-44
Portfolio Yield........................................................... S-20
Principal Funding Account................................................. S-40
Principal Funding Account Balance......................................... S-20
Principal Funding Investment Proceeds..................................... S-40
Principal Receivables.....................................................  S-7
Principal Shortfalls...................................................... S-39
Project................................................................... S-23
Rapid Amortization Period................................................. S-11
Rating Agency Condition................................................... S-29
Reallocated Class B Principal Collections................................. S-34
Reallocated Collateral Principal Collections.............................. S-34
Reallocated Principal Collections......................................... S-34
Receivables............................................................... S-14
Record Date............................................................... S-26
Reference Banks........................................................... S-28
Required Amount........................................................... S-33
Required Reserve Account Amount........................................... S-41
Reserve Account........................................................... S-41
Reserve Account Funding Date.............................................. S-41
Reserve Draw Amount....................................................... S-40
Restricted Group.......................................................... S-45
Revolving Period.......................................................... S-11
Scheduled Payment Date....................................................  S-6
Seller.................................................................... S-14
Seller Interest...........................................................  S-7
Seller Percentage......................................................... S-26
Series 1999-A............................................................. S-29
Series 1999-A Supplement.................................................. S-25
Series 1999-A Termination Date............................................  S-6
Servicer Interchange...................................................... S-43
Shared Principal Collections.............................................. S-38
Telerate Page 3750........................................................ S-28
Transfer Agreement........................................................ S-36
Transfer Date............................................................. S-34
Trust.....................................................................  S-5
Trust Portfolio........................................................... S-16
Trustee................................................................... S-14
Underwriters.............................................................. S-47
Underwriting Agreement.................................................... S-47

                                                                         ANNEX I

                      OTHER SERIES ISSUED AND OUTSTANDING

  The table below sets forth the principal characteristics of the other Series previously issued by the Trust that are currently outstanding, all of which are in Group One. For more specific information with respect to any Series, any prospective investor should contact MBNA at (800) 362-6255 or (302) 456-8588. MBNA will provide, without charge, to any prospective purchaser of the Certificates, a copy of the Disclosure Documents for any previous publicly-issued Series.

 1.Series 1994-A

    Initial Class A Investor Interest...............................$661,200,000
    Class A Certificate Rate................One-Month LIBOR plus 0.17% per annum
    Initial Class B Investor Interest................................$34,200,000
    Class B Certificate Rate................One-Month LIBOR plus 0.37% per annum
    Class A Controlled Accumulation Amount..........................$55,100,000*
    Class A Scheduled Payment Date.................August 1999 Distribution Date
    Class B Scheduled Payment Date..............September 1999 Distribution Date
    Annual Servicing Fee Percentage...............................2.0% per annum
    Initial Collateral Interest......................................$64,600,000
    Other Enhancement for the Class A Certificates......Subordination of Class B
     Certificates
    Series 1994-A Termination Date................January 2002 Distribution Date
    Series Issuance Date..........................................August 4, 1994

 2.Series 1994-B

    Initial Class A Investor Interest...............................$870,000,000
    Class A Certificate Rate....Thirteen-week Treasury Bill plus 0.45% per annum
    Initial Class B Investor Interest................................$45,000,000
    Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
    Class A Controlled Accumulation Amount..........................$72,500,000*
    Class A Scheduled Payment Date.................August 1999 Distribution Date
    Class B Scheduled Payment Date..............September 1999 Distribution Date
    Annual Servicing Fee Percentage...............................2.0% per annum
    Initial Collateral Interest......................................$85,000,000
    Other Enhancement for the Class A Certificates......Subordination of Class B
     Certificates
    Series 1994-B Termination Date................January 2002 Distribution Date
    Series Issuance Date.........................................August 18, 1994

 3.Series 1994-C

   Initial Class A Investor Interest...............................$870,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.25% per annum
   Initial Class B Investor Interest................................$45,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.45% per annum
   Class A Controlled Accumulation Amount..........................$72,500,000*
   Class A Scheduled Payment Date................October 2001 Distribution Date
   Class B Scheduled Payment Date...............November 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$85,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1994-C Termination Date..................March 2004 Distribution Date
   Series Issuance Date........................................October 26, 1994

 4.Series 1994-E

   Initial Investor Interest.......................................$500,000,000
   Current Investor Interest as of February 28, 1999...............$700,000,000
   Maximum Investor Interest.......................................$700,000,000
   Certificate Rate......................................Commercial Paper Index
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Cash Collateral Amount...................................$20,000,000
   Series Issuance Date.......................................December 15, 1994

 5.Series 1995-A

   Initial Class A Investor Interest...............................$500,250,000
   Class A Certificate Rate................One-Month LIBOR plus 0.27% per annum
   Initial Class B Investor Interest................................$25,875,000
   Class B Certificate Rate................One-Month LIBOR plus 0.45% per annum
   Class A Controlled Accumulation Amount..........................$41,687,500*
   Class A Scheduled Payment Date.................August 2004 Distribution Date
   Class B Scheduled Payment Date..............September 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$48,875,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-A Termination Date................January 2007 Distribution Date
   Series Issuance Date..........................................March 22, 1995

 6.Series 1995-B

   Initial Class A Investor Interest...............................$652,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.16% per annum
   Initial Class B Investor Interest................................$33,750,000
   Class B Certificate Rate................One-Month LIBOR plus 0.32% per annum
   Class A Controlled Accumulation Amount..........................$54,375,000*
   Class A Scheduled Payment Date....................May 2000 Distribution Date
   Class B Scheduled Payment Date...................June 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$63,750,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-B Termination Date................October 2002 Distribution Date
   Series Issuance Date............................................May 23, 1995

 7.Series 1995-C

   Initial Class A Investor Interest...............................$500,250,000
   Class A Certificate Rate.....................................6.45% per annum
   Initial Class B Investor Interest................................$25,875,000
   Class B Certificate Rate................One-Month LIBOR plus 0.42% per annum
   Class A Controlled Accumulation Amount..........................$41,687,500*
   Class A Scheduled Payment Date...................June 2005 Distribution Date
   Class B Scheduled Payment Date...................July 2005 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$48,875,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-C Termination Date...............February 2008 Distribution Date
   Series Issuance Date...........................................June 29, 1995

 8.Series 1995-D

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate.....................................6.05% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.29% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date...................June 2000 Distribution Date
   Class B Scheduled Payment Date...................July 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-D Termination Date...............November 2002 Distribution Date
   Series Issuance Date...........................................June 29, 1995

 9.Series 1995-E

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.22% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.32% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date.................August 2002 Distribution Date
   Class B Scheduled Payment Date..............September 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-E Termination Date................January 2005 Distribution Date
   Series Issuance Date..........................................August 2, 1995

10.Series 1995-F

   Initial Class A Investor Interest...............................$455,000,000
   Class A Certificate Rate.....................................6.60% per annum
   Initial Class B Investor Interest................................$18,750,000
   Class B Certificate Rate.....................................6.75% per annum
   Class A Controlled Accumulation Amount.......................$37,916,666.67*
   Class A Scheduled Payment Date.................August 2000 Distribution Date
   Class B Scheduled Payment Date..............September 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$26,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-F Termination Date................January 2003 Distribution Date
   Series Issuance Date.........................................August 30, 1995

11.Series 1995-G

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.21% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.33% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date................October 2002 Distribution Date
   Class B Scheduled Payment Date...............November 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-G Termination Date..................March 2005 Distribution Date
   Series Issuance Date......................................September 27, 1995

12.Series 1995-I

   Initial Class A Investor Interest...............................$652,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest................................$33,750,000
   Class B Certificate Rate................One-Month LIBOR plus 0.27% per annum
   Class A Controlled Accumulation Amount..........................$54,375,000*
   Class A Scheduled Payment Date................October 2000 Distribution Date
   Class B Scheduled Payment Date...............November 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$63,750,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-I Termination Date..................March 2003 Distribution Date
   Series Issuance Date........................................October 26, 1995

13.Series 1995-J

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.23% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date...............November 2002 Distribution Date
   Class B Scheduled Payment Date...............December 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1995-J Termination Date..................April 2005 Distribution Date
   Series Issuance Date.......................................November 21, 1995

14.Series 1996-A

   Initial Class A Investor Interest...............................$609,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.21% per annum
   Initial Class B Investor Interest................................$31,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.34% per annum
   Class A Controlled Accumulation Amount..........................$50,750,000*
   Class A Scheduled Payment Date...............February 2003 Distribution Date
   Class B Scheduled Payment Date..................March 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$59,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-A Termination Date...................July 2005 Distribution Date
   Series Issuance Date.......................................February 28, 1996

15.Series 1996-B

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.26% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.37% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date..................March 2006 Distribution Date
   Class B Scheduled Payment Date..................April 2006 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-B Termination Date.................August 2008 Distribution Date
   Series Issuance Date..........................................March 26, 1996

16.Series 1996-C

   Initial Class A Investor Interest...............................$435,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.14% per annum
   Initial Class B Investor Interest................................$22,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.28% per annum
   Class A Controlled Accumulation Amount..........................$36,250,000*
   Class A Scheduled Payment Date..................March 2001 Distribution Date
   Class B Scheduled Payment Date..................April 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-C Termination Date.................August 2003 Distribution Date
   Series Issuance Date..........................................March 27, 1996

17.Series 1996-D

   Initial Class A Investor Interest...............................$850,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.15% per annum
   Initial Class B Investor Interest................................$75,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.29% per annum
   Class A Controlled Accumulation Amount.......................$70,833,333.33*
   Class A Scheduled Payment Date..................April 2001 Distribution Date
   Class B Scheduled Payment Date....................May 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$75,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-D Termination Date..............September 2003 Distribution Date
   Series Issuance Date.............................................May 1, 1996

18.Series 1996-E

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.31% per annum
   Class A Controlled Accumulation Amount..........................$53,125,000*
   Class A Scheduled Payment Date....................May 2003 Distribution Date
   Class B Scheduled Payment Date...................June 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-E Termination Date................October 2005 Distribution Date
   Series Issuance Date............................................May 21, 1996

19.Series 1996-F

   Initial Class A Investor Interest...............................$705,000,000
   Initial Collateral Interest......................................$45,000,000
   Current Investor Interest as of February 28, 1999.............$1,000,000,000
   Maximum Investor Interest.....................................$1,000,000,000
   Certificate Rate......................................Commercial Paper Index
   Annual Servicing Fee Percentage...............................2.0% per annum
   Series Issuance Date...........................................June 25, 1996

20.Series 1996-G

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.18% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount.......................$35,416,666.67*
   Class A Scheduled Payment Date...................July 2006 Distribution Date
   Class B Scheduled Payment Date.................August 2006 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-G Termination Date...............December 2008 Distribution Date
   Series Issuance Date...........................................July 17, 1996

21.Series 1996-H

   Initial Class A Investor Interest.............................$1,020,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.10% per annum
   Initial Class B Investor Interest................................$90,000,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.27% per annum
   Class A Controlled Accumulation Amount..........................$85,000,000*
   Class A Scheduled Payment Date.................August 2001 Distribution Date
   Class B Scheduled Payment Date..............September 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$90,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-H Termination Date................January 2004 Distribution Date
   Series Issuance Date.........................................August 14, 1996

22.Series 1996-I

   Initial Class A Deutsche Mark ("DM") Investor Interest......DM 1,000,000,000
   Initial Class A Investor Interest............................$666,444,518.49
   Class A Certificate Rate...........Three-Month DM LIBOR plus 0.09% per annum
   Class A Floating Dollar Rate.........Three-Month LIBOR plus 0.115% per annum
   Initial Class B Investor Interest................................$58,804,000
   Class B Certificate Rate..Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Class A Controlled Accumulation Amount.......................$55,537,043.21*
   Class A Scheduled Payment Date............................September 19, 2001
   Class B Scheduled Payment Date................October 2001 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$58,804,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-I Termination Date.............................February 18, 2004
   Series Issuance Date......................................September 25, 1996

23.Series 1996-J

   Initial Class A Investor Interest...............................$850,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.15% per annum
   Initial Class B Investor Interest................................$75,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.36% per annum
   Class A Controlled Accumulation Amount.......................$70,833,333.33*
   Class A Scheduled Payment Date..............September 2003 Distribution Date
   Class B Scheduled Payment Date................October 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$75,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-J Termination Date...............February 2006 Distribution Date
   Series Issuance Date......................................September 19, 1996

24.Series 1996-K

   Initial Class A Investor Interest...............................$850,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.13% per annum
   Initial Class B Investor Interest................................$75,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount.......................$70,833,333.34*
   Class A Scheduled Payment Date................October 2003 Distribution Date
   Class B Scheduled Payment Date...............November 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$75,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-K Termination Date..................March 2006 Distribution Date
   Series Issuance Date........................................October 24, 1996

25.Series 1996-L

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.03% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.24% per annum
   Class A Controlled Accumulation Amount.......................$35,416,666.67*
   Class A Scheduled Payment Date...............November 1999 Distribution Date
   Class B Scheduled Payment Date...............December 1999 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-L Termination Date...............November 2001 Distribution Date
   Series Issuance Date........................................December 3, 1996

26.Series 1996-M

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.13% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.35% per annum
   Class A Controlled Accumulation Amount.......................$35,416,666.67*
   Class A Scheduled Payment Date...............November 2006 Distribution Date
   Class B Scheduled Payment Date...............December 2006 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1996-M Termination Date..................April 2009 Distribution Date
   Series Issuance Date.......................................November 26, 1996

27.Series 1997-A

   Initial Class A Investor Interest...............................$525,000,000
   Class A Certificate Rate............Three-Month LIBOR minus 0.075% per annum
   Initial Class B Investor Interest................................$46,350,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.27% per annum
   Controlled Accumulation Amount..................................$47,612,500*
   Scheduled Payment Date.......................February 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$46,350,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-A Termination Date...................July 2002 Distribution Date
   Series Issuance Date........................................January 30, 1997

28.Series 1997-B

   Initial Class A Investor Interest...............................$850,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.16% per annum
   Initial Class B Investor Interest................................$75,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Controlled Accumulation Amount...............................$83,333,333.34*
   Scheduled Payment Date..........................March 2012 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Class C Investor Interest................................$75,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-B Termination Date.................August 2014 Distribution Date
   Series Issuance Date.......................................February 27, 1997

29.Series 1997-C

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.11% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.30% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date..........................March 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-C Termination Date.................August 2006 Distribution Date
   Series Issuance Date..........................................March 26, 1997

30.Series 1997-D

   Initial Class A Investor Interest...............................$387,948,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.05% per annum
   Initial Class B Investor Interest................................$34,231,000
   Class B Certificate Rate..Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount...............................$38,034,166.67*
   Scheduled Payment Date............................May 2007 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Class C Investor Interest................................$34,231,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-D Termination Date................October 2009 Distribution Date
   Series Issuance Date............................................May 22, 1997

31.Series 1997-E

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.08% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.28% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date..........................April 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-E Termination Date..............September 2004 Distribution Date
   Series Issuance Date.............................................May 8, 1997

32.Series 1997-F

   Initial Class A Investor Interest...............................$600,000,000
   Class A Certificate Rate.....................................6.60% per annum
   Initial Class B Investor Interest................................$53,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.29% per annum
   Controlled Accumulation Amount...............................$54,416,666.67*
   Scheduled Payment Date...........................June 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$53,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-F Termination Date...............November 2004 Distribution Date
   Series Issuance Date...........................................June 18, 1997

33.Series 1997-G

   Initial Class A Investor Interest...............................$460,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.15% per annum
   Initial Class B Investor Interest................................$40,600,000
   Class B Certificate Rate................One-Month LIBOR plus 0.36% per annum
   Controlled Accumulation Amount...............................$41,716,666.67*
   Scheduled Payment Date...........................June 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$40,600,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-G Termination Date...............November 2006 Distribution Date
   Series Issuance Date...........................................June 18, 1997

34.Series 1997-H

   Initial Class A Investor Interest...............................$507,357,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.07% per annum
   Initial Class B Investor Interest................................$44,770,000
   Class B Certificate Rate..Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount...............................$49,741,416.67*
   Scheduled Payment Date......................September 2007 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Class C Investor Interest................................$44,770,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-H Termination Date...............February 2010 Distribution Date
   Series Issuance Date..........................................August 6, 1997

35.Series 1997-I

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate.....................................6.55% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.31% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date.........................August 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-I Termination Date................January 2007 Distribution Date
   Series Issuance Date.........................................August 26, 1997

36.Series 1997-J

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.12% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.30% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date......................September 2004 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-J Termination Date...............February 2007 Distribution Date
   Series Issuance Date......................................September 10, 1997

37.Series 1997-K

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.12% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.32% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date.......................November 2005 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-K Termination Date..................April 2008 Distribution Date
   Series Issuance Date........................................October 22, 1997

38.Series 1997-L

   Initial Class A Investor Interest...............................$511,000,000
   Class A Certificate Rate.............Three-Month LIBOR minus 0.01% per annum
   Initial Class B Investor Interest................................$45,100,000
   Class B Certificate Rate..Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount...............................$46,341,666.67*
   Scheduled Payment Date.......................November 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$45,100,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-L Termination Date..................April 2005 Distribution Date
   Series Issuance Date.......................................November 13, 1997

39.Series 1997-M

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.11% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.27% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date........................October 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-M Termination Date..................March 2005 Distribution Date
   Series Issuance Date........................................November 6, 1997

40.Series 1997-N

   Initial Class A Investor Interest...............................$765,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.07% per annum
   Initial Class B Investor Interest................................$67,500,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.23% per annum
   Controlled Accumulation Amount...................................$69,375,000
   Scheduled Payment Date.......................November 2000 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$67,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-N Termination Date...............November 2002 Distribution Date
   Series Issuance Date........................................December 9, 1997

41.Series 1997-O

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate................One-Month LIBOR plus 0.17% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate................One-Month LIBOR plus 0.35% per annum
   Controlled Accumulation Amount................................$38,541,666.67
   Scheduled Payment Date.......................December 2007 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1997-O Termination Date....................May 2010 Distribution Date
   Series Issuance Date.......................................December 23, 1997

42.Series 1998-A

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.11% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate..Not to Exceed One-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date..........................March 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-A Termination Date.................August 2005 Distribution Date
   Series Issuance Date..........................................March 18, 1998

43.Series 1998-B

   Initial Class A Investor Interest...............................$550,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.09% per annum
   Initial Class B Investor Interest................................$48,530,000
   Class B Certificate Rate..Not to Exceed Three-Month LIBOR plus 0.50% per annum
   Controlled Accumulation Amount..................................$49,877,500*
   Scheduled Payment Date..........................April 2008 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$48,530,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-B Termination Date..............September 2010 Distribution Date
   Series Issuance Date..........................................April 14, 1998

44.Series 1998-C

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.08% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.25% per annum
   Controlled Accumulation Amount..................................$62,500,000*
   Scheduled Payment Date...........................June 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-C Termination Date...............November 2005 Distribution Date
   Series Issuance Date...........................................June 24, 1998

45.Series 1998-D

   Initial Class A Investor Interest...............................$475,000,000
   Class A Certificate Rate.....................................5.80% per annum
   Initial Class B Investor Interest................................$42,000,000
   Class B Certificate Rate................One-Month LIBOR plus 0.25% per annum
   Controlled Accumulation Amount...............................$46,583,333.33*
   Scheduled Payment Date...........................July 2003 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$42,000,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-D Termination Date...............December 2005 Distribution Date
   Series Issuance Date...........................................July 30, 1998

46.Series 1998-E

   Initial Class A Investor Interest...............................$750,000,000
   Class A Certificate Rate.............Three-Month LIBOR plus 0.145% per annum
   Initial Class B Investor Interest................................$66,200,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.33% per annum
   Controlled Accumulation Amount...............................$73,533,333.33*
   Scheduled Payment Date..........................April 2008 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$66,200,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-E Termination Date..............September 2010 Distribution Date
   Series Issuance Date.........................................August 11, 1998

47.Series 1998-F

   Initial Class A Investor Interest...............................$425,000,000
   Class A Certificate Rate..............Three-Month LIBOR plus 0.10% per annum
   Initial Class B Investor Interest................................$37,500,000
   Class B Certificate Rate..............Three-Month LIBOR plus 0.28% per annum
   Controlled Accumulation Amount...............................$41,666,666.67*
   Scheduled Payment Date......................September 2005 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$37,500,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-F Termination Date...............February 2008 Distribution Date
   Series Issuance Date.........................................August 26, 1998

48.Series 1998-G

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.13% per annum
   Initial Class B Investor Interest............................... $56,250,000
   Class B Certificate Rate............... One-Month LIBOR plus 0.40% per annum
   Controlled Accumulation Amount................................. $57,812,500*
   Scheduled Payment Date..................... September 2006 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $56,250,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1998-G Termination Date.............. February 2009 Distribution Date
   Series Issuance Date..................................... September 10, 1998

49.Series 1998-H

   Initial Class A Investor Interest.............................. $470,000,000
   Initial Collateral Interest..................................... $30,000,000
   Current Investor Interest as of February 28, 1999.............. $500,000,000
   Maximum Investor Interest...................................... $500,000,000
   Certificate Rate..................................... Commercial Paper Index
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Series Issuance Date..................................... September 29, 1998

50.Series 1998-I

   Initial Class A Investor Interest.............................. $637,500,000
   Class A Certificate Rate............... One-month LIBOR plus 0.26% per annum
   Initial Class B Investor Interest............................... $56,250,000
   Class B Certificate Rate............... One-month LIBOR plus 0.51% per annum
   Controlled Accumulation Amount................................. $57,812,500*
   Scheduled Payment Date....................... October 2001 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $56,250,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1998-I Termination Date............... October 2003 Distribution Date
   Series Issuance Date....................................... October 22, 1998

51.Series 1998-J

   Initial Class A Investor Interest.............................. $660,000,000
   Class A Certificate Rate.................................... 5.25% per annum
   Initial Class B Investor Interest............................... $45,000,000
   Class B Certificate Rate.................................... 5.65% per annum
   Controlled Accumulation Amount................................. $58,750,000*
   Scheduled Payment Date..................... September 2003 Distribution Date
   Annual Servicing Fee Percentage.............................. 2.0% per annum
   Initial Collateral Interest..................................... $45,000,000
   Other Enhancement for the Class A Certificates..... Subordination of Class B
    Certificates
   Series 1998-J Termination Date.............. February 2006 Distribution Date
   Series Issuance Date....................................... October 29, 1998

52.Series 1998-K

   Initial Class A Investor Interest...............................$637,500,000
   Class A Certificate Rate................One-Month LIBOR plus 0.24% per annum
   Initial Class B Investor Interest................................$56,250,000
   Class B Certificate Rate................One-Month LIBOR plus 0.49% per annum
   Controlled Accumulation Amount..................................$57,812,500*
   Scheduled Payment Date.........................August 2002 Distribution Date
   Annual Servicing Fee Percentage...............................2.0% per annum
   Initial Collateral Interest......................................$56,250,000
   Other Enhancement for the Class A Certificates......Subordination of Class B
    Certificates
   Series 1998-K Termination Date................January 2005 Distribution Date
   Series Issuance Date.......................................November 24, 1998

53.Series 1998-L

   Initial Class A Investor Interest...............................$231,250,000
   Initial Collateral Interest......................................$18,750,000
   Current Investor Interest as of February 28, 1999...............$250,000,000
   Maximum Investor Interest.......................................$250,000,000
   Certificate Rate......................................Commercial Paper Index
   Annual Servicing Fee Percentage...............................2.0% per annum
   Series Issuance Date.......................................December 22, 1998
--------
* Subject to change if the commencement of the Accumulation Period or Controlled Accumulation Period, as applicable, is delayed.

                                   Prospectus

                        MBNA Master Credit Card Trust II
                                     Issuer

                    MBNA America Bank, National Association
                              Seller and Servicer

                           Asset Backed Certificates



                                            The Trust--

     Consider carefully the
     risk factors beginning on              . may periodically issue asset backed certificates in
     page 10 in this prospectus.              one or more series with one or more classes; and

     A certificate is not a                 . will own--
     deposit and neither the
     certificates nor the                      . receivables in a portfolio of consumer revolving
     underlying accounts or                      credit card accounts;
     receivables are insured or
     guaranteed by the Federal                 . payments due on those receivables; and
     Deposit Insurance
     Corporation or any other                  . other property described in this prospectus and in
     governmental agency.                        the accompanying prospectus supplement.

                                            The Certificates--
     The certificates will
     represent interests in the             . will represent interests in the trust and will be
     trust only and will not                  paid only from the trust assets;
     represent interests in or
     obligations of MBNA or                 . offered with this prospectus will be rated in one of
     any MBNA affiliate.                      the four highest rating categories by at least one
                                              nationally recognized rating organization;
     This prospectus may be
     used to offer and sell any
     series of certificates only if         . may have one or more forms of enhancement; and
     accompanied by the
     prospectus supplement for              . will be issued as part of a designated series which may
     that series.                             include one or more classes of certificates and enhancement.

                                            The Certificateholders--

                                            . will receive interest and principal payments from a varying percentage of credit card account collections.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 March 2, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

  We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular Series of Certificates, including your Series, and (b) the accompanying Prospectus Supplement, which will describe the specific terms of your Series of Certificates, including:

  . the timing of interest and principal payments;
  . financial and other information about the Receivables;
  . information about enhancement for each Class;
  . the ratings for each Class; and
  . the method for selling the Certificates.

  If the terms of a particular Series of Certificates vary between this Prospectus and the Prospectus Supplement, you should rely on the information in the Prospectus Supplement.

  You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

  We include cross-references in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption "Index of Terms for Prospectus" beginning on page 58 in this Prospectus.

                               ----------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
PROSPECTUS SUMMARY........................................................   5
 The Trust and the Trustee................................................   5
 Trust Assets.............................................................   5
 Information about the Receivables........................................   5
 Collections by the Servicer..............................................   6
 Allocation of Trust Assets...............................................   6
 Interest Payments on the Certificates....................................   6
 Principal Payments on the Certificates...................................   6
  Revolving Period........................................................   7
  Controlled Accumulation Period..........................................   7
  Controlled Amortization Period..........................................   7
  Principal Amortization Period...........................................   7
  Rapid Accumulation Period...............................................   7
  Rapid Amortization Period...............................................   8
  Pay Out Events..........................................................   8
 Shared Excess Finance Charge Collections.................................   8
 Shared Principal Collections.............................................   8
 Credit Enhancement.......................................................   8
 Optional Repurchase......................................................   9
 Tax Status...............................................................   9
 Certificate Ratings......................................................   9
RISK FACTORS..............................................................  10
 Limited Ability to Resell Certificates...................................  10
 Potential Priority of Certain Liens......................................  10
 Possible Effects of Insolvency or Bankruptcy of the Seller or Other
  Holder of Seller Interest...............................................  10
 Seller's Ability to Change Terms of the Receivables and Possible Effect
  on Certificateholders...................................................  11
 Effects of Certain Legal Matters and Litigation..........................  12
 Effects of Consumer Protection Laws on Certificateholders................  12
 Timing of Principal Payments.............................................  13
 Effect of Subordination on Subordinated Certificateholders...............  14
 Risks Relating to Receivables in Defaulted Accounts......................  14
 Basis Risk...............................................................  14
 Effects on Certificateholders of Issuance of Additional Series by the
  Trust...................................................................  14
THE TRUST.................................................................  15
MBNA'S CREDIT CARD ACTIVITIES.............................................  15
 General..................................................................  15
 Acquisition and Use of Credit Card Accounts..............................  15

                                                                           Page
                                                                           ----
 Description of MBNA Hallmark.............................................  16
 Interchange..............................................................  16
 Competition in the Credit Card Industry..................................  16
THE RECEIVABLES...........................................................  17
MATURITY ASSUMPTIONS......................................................  17
USE OF PROCEEDS...........................................................  18
MBNA AND MBNA CORPORATION.................................................  18
DESCRIPTION OF THE CERTIFICATES...........................................  19
 General..................................................................  19
 Book-Entry Registration..................................................  20
 Definitive Certificates..................................................  23
 Interest Payments........................................................  24
 Principal Payments.......................................................  24
 Transfer and Assignment of Receivables...................................  25
 New Issuances............................................................  25
 Representations and Warranties...........................................  26
 Addition of Trust Assets.................................................  28
 Removal of Accounts......................................................  30
 Collection and Other Servicing Procedures................................  30
 Discount Option..........................................................  30
 Trust Accounts...........................................................  31
 Funding Period...........................................................  32
 Investor Percentage and Seller Percentage................................  32
 Transfer of Annual Membership Fees.......................................  32
 Application of Collections...............................................  33
 Shared Excess Finance Charge Collections.................................  34
 Shared Principal Collections.............................................  35
 Defaulted Receivables; Rebates and Fraudulent Charges; Investor
  Charge-Offs.............................................................  35
 Defeasance...............................................................  36
 Final Payment of Principal; Termination..................................  36
 Pay Out Events...........................................................  36
 Servicing Compensation and Payment of Expenses...........................  37
 Certain Matters Regarding the Seller and the Servicer....................  38
 Servicer Default.........................................................  39
 Reports to Certificateholders............................................  40
 Evidence as to Compliance................................................  41
 Amendments...............................................................  41
 List of Certificateholders...............................................  42
 The Trustee..............................................................  42
 Certificateholders Have Limited Control of Actions.......................  42

                                                                           Page
                                                                           ----
CREDIT ENHANCEMENT........................................................  42
 General..................................................................  42
 Subordination............................................................  43
 Letter of Credit.........................................................  43
 Cash Collateral Guaranty or Account......................................  44
 Collateral Interest......................................................  44
 Surety Bond or Insurance Policy..........................................  44
 Spread Account...........................................................  44
 Reserve Account..........................................................  44
CERTIFICATE RATINGS.......................................................  45
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES..................................  45
 Transfer of Receivables..................................................  45
 Certain Matters Relating to Receivership.................................  46
 Consumer Protection Laws.................................................  47
FEDERAL INCOME TAX CONSEQUENCES...........................................  47
 General..................................................................  47
 Treatment of the Certificates as Debt....................................  48
 Treatment of the Trust...................................................  48
  General.................................................................  48
  Possible Treatment of the Trust as a Partnership or a Publicly Traded
   Partnership............................................................  49

                                                                           Page
                                                                           ----
 Taxation of Interest Income of U.S. Certificate Owners...................  50
  General.................................................................  50
  Original Issue Discount.................................................  50
  Market Discount.........................................................  50
  Market Premium..........................................................  50
 Sale or Exchange of Certificates.........................................  50
 Non-U.S. Certificate Owners..............................................  51
 Information Reporting and Backup Withholding.............................  52
 State and Local Taxation.................................................  52
ERISA CONSIDERATIONS......................................................  52
PLAN OF DISTRIBUTION......................................................  56
LEGAL MATTERS.............................................................  56
REPORTS TO CERTIFICATEHOLDERS.............................................  57
WHERE YOU CAN FIND MORE INFORMATION.......................................  57
INDEX OF TERMS FOR PROSPECTUS.............................................  58
ANNEX I: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.... A-1

                               PROSPECTUS SUMMARY

 . This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the Certificates, read carefully this entire document and the accompanying Prospectus Supplement.

 . This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this Prospectus and the accompanying Prospectus Supplement.

THE TRUST AND THE TRUSTEE

MBNA Master Credit Card Trust II (the "Trust") was formed on August 4, 1994 under an Agreement between MBNA America Bank, National Association ("MBNA"), as Seller and as Servicer, and The Bank of New York, as "Trustee." The Trust is a master trust under which one or more Series will be issued through a Series Supplement to the Agreement. Any Class or Series may not be offered by this Prospectus; for example, they may be offered in a private placement. The Trust may engage only in the following activities:

 . acquiring and holding specified assets;
 . issuing and making payments on the Asset Backed Certificates (the
  "Certificates") and other interests in the Trust; and . engaging in related activities.

TRUST ASSETS

MBNA has transferred to the Trust the Receivables from certain MasterCard(R) and VISA(R)* revolving credit card Accounts. All new Receivables generated in the Accounts will be transferred automatically to the Trust. The total amount of Receivables in the Trust will fluctuate daily as new Receivables are generated and payments are received on existing Accounts. Additional similar assets may be transferred to the Trust. See "The Receivables" and "Description of the Certificates--Addition of Trust Assets" in this Prospectus.

The Trust assets also include payments due on the Receivables and other proceeds of the Receivables and of related credit insurance policies. However, the Trust assets will exclude payments on receivables written off as uncollectible.


Additional Trust assets may include:

 . rights to certain fees MBNA receives through VISA and MasterCard called
  Interchange;

 . monies deposited in certain of the Trust's bank accounts and investments of those monies; and

 . ""Enhancements," including any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement, currency swap agreement, or other similar arrangement.

MBNA may remove, subject to certain limitations and conditions, Receivables that it transferred to the Trust. See "Description of the Certificates--Removal of Accounts" in this Prospectus.

INFORMATION ABOUT THE RECEIVABLES

The Receivables arise in Accounts selected from MBNA's credit card portfolio based on criteria established in the Agreement and applied on the date of their selection.

The Receivables consist of both Principal Receivables and Finance Charge Receivables.

"Principal Receivables" are, generally, (a) amounts charged by cardholders for goods and services and (b) cash advances.

"Finance Charge Receivables" are the related finance charges and credit card fees.

Interchange fees collected through MasterCard and VISA and annual membership fees collected from

--------
* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and Visa U.S.A., Inc., respectively.

cardholders generally are treated as collections of Finance Charge Receivables. See "MBNA's Credit Card Activities--Interchange" and "Description of the Certificates--Transfer of Annual Membership Fees" in this Prospectus.

COLLECTIONS BY THE SERVICER

MBNA services the Receivables under the Agreement. In limited cases, MBNA may resign or be removed and either the Trustee or a third party may be appointed as the new servicer. MBNA, or any new servicer, is called the "Servicer." The Servicer receives a servicing fee from the Trust for each Series. See "MBNA and MBNA Corporation" in this Prospectus.

The Servicer receives collections on the Receivables, deposits those collections in an account and keeps track of those collections for Finance Charge Receivables and Principal Receivables. The Servicer then allocates those collections as summarized below.

ALLOCATION OF TRUST ASSETS

The Trust assets will be allocated to the holders of Certificates and other interests of each Series and to the holder of the Seller Interst. The "Seller Interest" represents the remaining interest in the assets of the Trust not represented by the Certificates and other interests issued by the Trust and, on any date, is equal to the aggregate amount of Principal Receivables in the Trust not allocated to each Series. If there is more than one Class in a Series, there may be a further allocation of Trust assets among each Class.

The Servicer will allocate (a) collections of Finance Charge Receivables and Principal Receivables and (b) Receivables in Accounts written off as uncollectible, to each Series based on a varying percentage, called the "Investor Percentage," as described in the accompanying Prospectus Supplement.

The aggregate amount of Principal Receivables allocated to a Series establishes that Series's "Investor Interest."

Certificateholders are only entitled to amounts allocated to their Series equal to the interest and principal payments on their Certificates. See "Description of the Certificates--General" and "--Investor Percentage and Seller Percentage" in this Prospectus.

INTEREST PAYMENTS ON THE CERTIFICATES

Each Certificate of a Series will represent the right to receive payments of interest as described in the accompanying Prospectus Supplement. If a Series of Certificates consists of one or more Classes, each Class may differ in, among other things, priority of payments, payment dates, interest rates, method for computing interest, and rights to Enhancement.

Each Class of Certificates may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the Certificates, each called a "Distribution Date."

If interest is paid less frequently than monthly, collections of Finance Charge Receivables may be deposited monthly in one or more trust accounts and invested under guidelines established by the Rating Agencies until paid to Certificateholders. Interest payments for any Series of Certificates will be funded from collections of Finance Charge Receivables allocated to the Series, any applicable Enhancement and, if and to the extent specified in the accompanying Prospectus Supplement, monies earned while collections were invested pending payment to Certificateholders. See "Description of the Certificates--Application of Collections," "--Shared Excess Finance Charge Collections" and "Credit Enhancement" in this Prospectus.

PRINCIPAL PAYMENTS ON THE CERTIFICATES

Each Certificate of a Series will represent the right to receive payments of principal as described in the accompanying Prospectus Supplement. If a Series of Certificates consists of one or more Classes, each Class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to Enhancement.

Revolving Period

Each Class of Certificates will begin with a period called a "Revolving Period" during which the Trust will not pay, or accumulate, principal for the related Certificateholders. The Trust, subject to certain limitations, will pay available principal to the holder of the Seller Interest but may pay amounts due to holders of Certificates of other Series. The Revolving Period for a Class starts on the date that Class is issued and ends at the start of an amortization period or an accumulation period.

Following the Revolving Period, each Class of Certificates will have one or a combination of the following periods in which:

 . principal is accumulated in specified amounts and paid on a scheduled date (a
  "Controlled Accumulation Period");
 . principal is paid in fixed amounts at scheduled intervals (a "Controlled
  Amortization Period");
 . principal is paid in varying amounts at scheduled intervals (a "Principal
  Amortization Period");
 . principal is accumulated in varying amounts following certain adverse events and paid on a scheduled date (a "Rapid Accumulation Period");
 . principal is paid in varying amounts each month following certain adverse events (a "Rapid Amortization Period").

Controlled Accumulation Period

If a Class of Certificates has a Controlled Accumulation Period, the Trust is expected to pay available principal to those Certificateholders on a specific date specified in the accompanying Prospectus Supplement called the "Scheduled Payment Date." If the Series has more than one Class, each Class may have a different priority for payment. For a period of time prior to the Scheduled Payment Date, the Trust is scheduled to deposit available principal in a trust account in specified amounts plus any specified amounts not previously deposited. If amounts sufficient to pay the Investor Interest for a Class have not been accumulated by the Scheduled Payment Date for that Class, a Pay Out Event will occur and the Rapid Amortization Period will begin. The Controlled Accumulation Period for a Class starts on a date specified in the accompanying Prospectus Supplement and ends when any one of the following occurs:

 . the Investor Interest for the Class is paid in full;
 . a Rapid Amortization Period or, if it applies, a Rapid Accumulation Period starts; or
 . the latest date by which principal and interest for the Series of Certificates can be paid, called the "Series Termination Date."

Controlled Amortization Period

If a Class of Certificates has a Controlled Amortization Period, the Trust will pay available principal to those Certificateholders on each Distribution Date during the Controlled Amortization Period in a fixed amount plus any amounts not previously paid. If the Series has more than one Class, each Class may have a different priority for payment. The Controlled Amortization Period for a Class starts on the date specified in the accompanying Prospectus Supplement and ends when any one of the following occurs:

 . the Investor Interest for the Class is paid in full;
 . a Rapid Amortization Period starts; or
 . the Series Termination Date.

Principal Amortization Period

If a Class of Certificates has a Principal Amortization Period, the Trust will pay available principal to those Certificateholders on each Distribution Date during the Principal Amortization Period. If a Series has more than one Class, each Class may have a different priority for payment. The Principal Amortization Period for a Class starts on the date specified in the accompanying Prospectus Supplement and ends when any one of the following occurs:

 . the Investor Interest for the Class is paid in full;
 . a Rapid Amortization Period starts; or
 . the Series Termination Date.

Rapid Accumulation Period

If a Class of Certificates has a Controlled Accumulation Period, it may also have a Rapid Accumulation Period. During a Rapid Accumulation Period, the Trust will periodically deposit available principal in a trust account prior to the Scheduled Payment Date. The Rapid Accumulation Period for a Class starts as specified in the accompanying Prospectus Supplement on a day on or after a designated Pay Out Event has occurred, but in no event later than the Scheduled Payment Date, and ends when any one of the following occurs:

 . the Investor Interest for the Class is paid in full;
 . a Rapid Amortization Period starts; or
 . the Scheduled Payment Date.

Rapid Amortization Period

If a Class of Certificates is in a Rapid Amortization Period, the Trust will pay available principal to those Certificateholders on each Distribution Date. If the Series has more than one Class, each Class may have a different priority for payment. For a Class without a Rapid Accumulation Period, the Rapid Amortization Period starts on the day a Pay Out Event occurs. For a Class with a Rapid Accumulation Period, the Rapid Amortization Period starts as specified in the accompanying Prospectus Supplement on a day on or after a Pay Out Event occurs, but in no event later than the Scheduled Payment Date for that Class. The Rapid Amortization Period ends when any of the following occurs:

 . the Investor Interest for the Class is paid in full;
 . the Series Termination Date; or
 . the Trust Termination Date.

Pay Out Events

A "Pay Out Event" for any Series of Certificates will include certain adverse events described in the accompanying Prospectus Supplement, including the following:

 . Certain events of insolvency or receivership relating to the Seller;
 . The Seller is unable to transfer Receivables to the Trust as required under the Agreement; or
 . The Trust becomes an "investment company" under the Investment Company Act of
  1940.

See "Description of the Certificates--Pay Out Events" in this Prospectus.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

Any Series may be included in a Group of Series. If specified in the accompanying Prospectus Supplement, to the extent that collections of Finance Charge Receivables allocated to any Series are not needed for that Series, those collections may be applied to certain shortfalls of another Series in the same Group. See "Description of the Certificates--Shared Excess Finance Charge Collections," "--Applications of Collections" and "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this Prospectus.

SHARED PRINCIPAL COLLECTIONS

If specified in the accompanying Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest for any Series are not needed for that Series, those collections may be applied to cover principal payments for another Series in the same Group. Any reallocation for this purpose will not reduce the Investor Interest for the Series to which those collections were initially allocated. See "Description of the Certificates--Shared
Principal Collections" in this Prospectus.

CREDIT ENHANCEMENT

Each Class of a Series may be entitled to Credit Enhancement. Credit Enhancement provides additional payment protection to investors in each Class of Certificates that has Credit Enhancement.

"Credit Enhancement" for the Certificates of any Class may take the form of one or more of the following:

 . subordination     . letter of
 . collateral          credit
  interest          . surety bond
 . insurance         . spread
  policy              account
 . cash              . reserve
  collateral          account
  guaranty
  or account

The type, characteristics and amount of any Credit Enhancement will be:

 . based on several factors, including the characteristics of the Receivables and Accounts at the time a Series of Certificates is issued and

 . established based on the requirements of each Rating Agency rating one or more Classes of the Certificates of that Series.

See "Credit Enhancement" and "Certificate Ratings" in this Prospectus.

OPTIONAL REPURCHASE

MBNA has the option to repurchase any Series of Certificates once the Investor Interest for the Series is reduced to 5% or less of the initial Investor Interest. See "Description of the Certificates--Final Payment of Principal; Termination" in this Prospectus.

TAX STATUS

For information concerning the application of the federal income tax laws, including whether the Certificates will be characterized as debt for federal income tax purposes, see "Federal Income Tax Consequences" in this Prospectus and "Summary of Terms--Tax Status" in the accompanying Prospectus Supplement.

CERTIFICATE RATINGS

Any Certificate offered by this Prospectus and the accompanying Prospectus Supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. Any nationally recognized rating organization selected by the Seller to rate any Series is a "Rating Agency."

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Certificate Ratings" in this Prospectus.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase the Certificates.

Limited Ability to
Resell Certificates        The underwriters may assist in resales of the
                            Certificates but they are not required to do so. A secondary market for any Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates.
Potential Priority of
Certain Liens              The Seller has transferred the Receivables to the
                            Trust. However, a court could conclude that the Seller still owns the Receivables subject to a security interest in favor of the Trust in the Receivables. The Seller has taken steps to give the Trustee a "first priority perfected security interest" in the Receivables in the event a court concludes the Seller still owns the Receivables. If a court concludes that the transfer to the Trust is only a grant by the Seller of a security interest in the Receivables, a tax or government lien (or other lien imposed under applicable state or federal law without the consent of the Seller) on the Seller's property arising before new Receivables come into existence may be senior to the Trust's interest in the Receivables. Also, if the Seller became insolvent or the FDIC was appointed conservator or receiver of the Seller, the FDIC's administrative expenses might be paid from the Receivables before the Trust received any payments on the Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "Description of the Certificates--Representations and Warranties" in this Prospectus.
Possible Effects of
Insolvency or Bankruptcy
of the Seller or Other
Holder of Seller
Interest
                           The Federal Deposit Insurance Act ("FDIA"), as
                            amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), provides that a security interest should be respected by the Federal Deposit Insurance Corporation ("FDIC") where--

                             . the Seller's transfer of the Receivables is the
                               grant of a valid security interest in the Receivables to the Trust;

                             . the FDIC is appointed conservator or receiver
                               of MBNA; and

                             . the security interest (a) is validly perfected
                               before the Seller's insolvency and (b) was not taken in contemplation of the Seller's insolvency or with the intent to hinder, delay or defraud the Seller or its creditors.

                           FDIC staff positions taken prior to the passage of
                            FIRREA do not suggest that the FDIC would interrupt the timely transfer to the Trust of payments collected on the Receivables. If the FDIC were to assert a different position, your payments of outstanding principal and interest could be delayed and possibly reduced. For example, under the FDIA, the FDIC could--


                            . require the Trustee to go through an
                              administrative claims procedure to establish its right to those payments;

                            . request a stay of proceedings with respect to
                              the Seller; or

                            . reject the Seller's sales contract and limit the
                              Trust's resulting claim to "actual direct compensatory damages."

                           If a conservator or receiver were appointed for the
                            Seller, then a Pay Out Event could occur on all outstanding Series. Under the terms of the Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless holders of more than 50% of the Investor Interest of each Class of outstanding Certificates, and anyone else authorized to vote on those matters in a Series Supplement, gave the Trustee other instructions). The Trust would then terminate earlier than was planned and you could have a loss if the sale of the Receivables produced insufficient net proceeds to pay you in full. However, the conservator or receiver may have the power--

                            . regardless of the terms of the Agreement, (a) to
                              prevent the beginning of a Rapid Amortization Period (or, if applicable, Rapid Accumulation Period), (b) to prevent the early sale of the Receivables and termination of the Trust or (c) to require new Principal Receivables to continue being transferred to the Trust; or

                            . regardless of the instructions of those
                              authorized to direct the Trustee's actions under the Agreement, (a) to require the early sale of the Receivables, (b) to require termination of the Trust and retirement of the Certificates or
                              (c) to prohibit the continued transfer of Principal Receivables to the Trust.

                           In addition, if a Servicer Default occurs solely
                            because the Servicer is insolvent or a conservator or receiver is appointed for the Servicer, the conservator or receiver might have the power to prevent either the Trustee or the Certificateholders from appointing a new Servicer under the Agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in this Prospectus.

Seller's Ability to
Change Terms of the
Receivables and
Possible Effect on         The Seller transfers the Receivables to the Trust
Certificateholders          but continues to own the Accounts. As owner of the
                            Accounts, the Seller retains the right to change various Account terms (including finance charges and other fees it charges and the required monthly minimum payment). A Pay Out Event could occur if the Seller reduced the finance charges and other fees it charges and a corresponding decrease in the collection of finance charges and fees resulted. In addition, changes in the Account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than planned.

                           The Seller will not reduce the interest rate it
                            charges on the Receivables or other fees if that action would result in a Pay Out Event unless the Seller is required by law or determines it is necessary to maintain its credit card business, based on its good faith assessment of its business competition.

                           The Seller will not change the terms of the
                            Accounts or its servicing practices (including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge offs) unless the Seller reasonably believes a Pay Out Event would not occur for any Series and takes the same action on its other substantially similar accounts, to the extent permitted by those accounts.

                           The Seller has no restrictions on its ability to
                            change the terms of the Accounts except as described above or in the accompanying Prospectus Supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause the Seller to change Account terms.

Effects of Certain Legal
Matters and Litigation     In May 1996, Andrew B. Spark filed a lawsuit
                            against MBNA Corporation, MBNA and certain of its officers and its subsidiary, MBNA Marketing Systems, Inc. The case is pending in the United States District Court for the District of Delaware. This suit is a purported class action. The plaintiff alleges that MBNA's advertising of its cash promotional annual percentage rate program was fraudulent and deceptive. The plaintiff seeks unspecified damages including actual, treble and punitive damages and attorney's fees for an alleged breach of contract, violation of the Delaware Deceptive Trade Practices Act and the federal Racketeer Influenced and Corrupt Organizations Act. In February 1998, a class was certified. In October 1998, Gerald D. Broder filed a lawsuit against MBNA Corporation and MBNA in the Supreme Court of the State of New York, County of New York. This suit is a purported class action. The plaintiff alleges that MBNA's advertising of its cash promotional annual percentage rate program was fraudulent and deceptive. The plaintiff seeks unspecified damages including actual, treble and punitive damages and attorneys fees for an alleged breach of contract, common law fraud and violation of New York consumer protection statutes. MBNA Corporation believes that its advertising practices are proper under applicable federal and state law and intends to defend these actions vigorously. It is not clear at this point in time what effect, if any, these cases will have with respect to the Certificateholders' interests. See "Description of the Certificates--Representations and Warranties" in this Prospectus.

Effects of Consumer
Protection Laws on         Federal and state consumer protection laws regulate
Certificateholders          the creation and enforcement of consumer loans.
                            Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for the Servicer to collect payments on the Receivables or that reduce the finance charges and other fees that the Seller can charge on credit card account balances. For example, if the

                            Seller were required to reduce its finance charges and other fees, resulting in a corresponding decrease in the Accounts' effective yield, this could lead to a Pay Out Event, resulting in the payment of principal sooner than expected. See "Description of the Certificates--Pay Out Events" in this Prospectus.

                           The Seller makes representations and warranties
                            relating to the validity and enforceability of the Receivables. Subject to certain conditions described under "Description of the Certificates-- Representations and Warranties," the Seller must accept reassignment of each Receivable that does not comply in all material respects with all requirements of applicable law. However, we do not anticipate that the Trustee will make any examination of the Receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time the Seller has to correct the violation, is that the Seller must accept reassignment of the Receivables affected by the violation (subject to certain conditions described under "Description of the Certificates-- Representations and Warranties" in this Prospectus). See also "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in this Prospectus.

                           If a cardholder sought protection under federal or
                            state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its Account and, as a result, the related Receivables would be written off as uncollectible. The Certificateholders could suffer a loss if no funds are available from Credit Enhancement or other sources. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this Prospectus.

Timing of Principal        The Receivables may be paid at any time. We cannot
Payments assure the creation of additional Receivables in the Accounts or that any particular pattern of cardholder payments will occur. The commencement and continuation of a Revolving Period, a Controlled Amortization Period, a Principal Amortization Period or a Controlled Accumulation Period for a Series or Class of that Series depend upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for one or more Series and the commencement of the Rapid Amortization Period or, if applicable, the Rapid Accumulation Period for each of those Series. If a Pay Out Event occurs, you could receive payment of principal sooner than expected. The Seller's ability to compete in the current industry environment will affect its ability to generate new Receivables and might also affect payment patterns on the Receivables. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an Amortization Period or Accumulation Period. See "Maturity Assumptions" in this Prospectus.

Effect of Subordination
on Subordinated            Where one or more Classes in a Series are
Certificateholders          subordinated, principal payments on the
                            subordinated Class or Classes generally will not begin until the senior Class or Classes are repaid. Additionally, if collections of Finance
                            Charge Receivables allocated to a Series are insufficient to cover amounts due for that Series's senior Certificates, the Investor
                            Interest for the subordinated Certificates might be reduced. This would reduce the amount of the collections of Finance Charge Receivables available to the subordinated Certificates in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated Certificates. If Receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to senior Certificateholders and any remaining net proceeds would be paid to the subordinated
                            Certificateholders.

Risks Relating to
Receivables in Defaulted   Each Class of Certificates will be allocated a
Accounts portion of the Receivables written off as uncollectible. See "Description of Series Provisions--Allocation Percentages" and "MBNA's Credit Card Portfolio--Delinquency and Gross Charge-Off Experience" in the accompanying Prospectus Supplement. If the written off amounts allocated to any Certificates exceed the amounts available to cover them, which could occur if the limited amount of Credit Enhancement is reduced to zero, those Certificateholders may not receive the full amount of principal and interest due to them. See "Description of Series Provisions-- Reallocation of Cash Flows," "--Application of Collections" and "--Defaulted Receivables; Investor Charge-Offs" in the accompanying Prospectus Supplement.

Basis Risk                 Some Accounts may have finance charges set at a
                            variable rate based on a designated index (for example, the prime rate). A Series of Certificates may bear interest either at a fixed rate or at a floating rate based on a different index. If the rate charged on the Accounts declines, collections of Finance Charge Receivables may be reduced without a corresponding reduction in the amounts payable as interest on the Certificates and other amounts paid from collections of Finance Charge Receivables.

Effects on
Certificateholders
of Issuance of
Additional Series by the   The Trust has issued other Series of Certificates
Trust and is expected to issue additional Series from time to time. The Trust may issue additional Series with terms that are different from your Series without the prior review or consent of any Certificateholders. It is a condition to the issuance of each new Series that each Rating Agency that has rated an outstanding Series confirm in writing that the issuance of the new Series will not result in a reduction or withdrawal of its rating. However, the terms of a new Series could affect the timing and amounts of payments on any other outstanding Series.

                                   THE TRUST

  The Trust has been formed in accordance with the laws of the State of Delaware pursuant to the Agreement. The Trust will not engage in any business activity other than acquiring and holding Receivables, issuing Series (each, a "Series") of Certificates and, if applicable, the Seller Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for additional capital resources other than the assets of the Trust.

                         MBNA'S CREDIT CARD ACTIVITIES

General

  With respect to each Series of Certificates, the receivables (the "Receivables") conveyed or to be conveyed to the Trust by MBNA pursuant to the pooling and servicing agreement (as amended from time to time, the "Agreement") between MBNA, as seller (the "Seller") and as Servicer, and The Bank of New York, as Trustee, have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts (the "Accounts"), including premium accounts and standard accounts, from the portfolio of MasterCard and VISA accounts owned by MBNA (the "Bank Portfolio"). Generally, both premium and standard accounts undergo the same credit analysis, but premium accounts carry higher credit limits and offer a wider variety of services to the cardholders. MBNA currently services the Bank Portfolio in the manner described in the accompanying Prospectus Supplement. Certain data processing and administrative functions associated with the servicing of the Bank Portfolio are performed on behalf of MBNA by MBNA Hallmark Information Services, Inc. ("MBNA Hallmark"). See "--Description of MBNA Hallmark" in this Prospectus. MBNA Hallmark is a wholly-owned subsidiary of MBNA.

Acquisition and Use of Credit Card Accounts

  MBNA primarily relies on affinity marketing in the acquisition of new credit card accounts. Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest or a common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of members of organized membership groups with the endorsement of such group's leadership, and the second utilizes direct solicitation of purchased list prospects. MBNA also relies on targeted direct response marketing in the acquisition of new accounts.

  Credit applications that are approved are reviewed individually by a credit analyst, who approves the application and assigns a credit line based on a review of the potential customer's financial history and capacity to repay. Credit analysts review credit reports obtained through an independent credit reporting agency, and use a delinquency probability model to assist them in reaching a credit decision for each applicant. Credit analysts also review and verify other information, such as employment and income, when necessary to make a credit decision. Further levels of review are automatically triggered, depending upon the levels of risk indicated by the delinquency probability model. Credit analysts review applications obtained through pre-approved offers to ensure adherence to credit standards and that the appropriate credit limit is assigned. MBNA's Loan Review Department independently reviews selected applications to ensure quality and consistency. Less than half of all credit applications are approved.

  Credit card accounts that have been purchased by the Seller were originally opened using criteria established by institutions other than MBNA and may not have been subject to the same level of credit review as accounts established by MBNA. It is expected that portfolios of credit card accounts purchased by the Seller from other credit card issuers will be added to the Trust from time to time.

  Each cardholder is subject to an agreement with MBNA governing the terms and conditions of the related MasterCard or VISA account. Pursuant to each such agreement, MBNA reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its MasterCard or VISA accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that MBNA may apply such changes, when applicable, to current outstanding balances as well as to future transactions. The cardholder can avoid certain changes in terms by giving timely written notification to MBNA and by not using the account.

  A cardholder may use the credit card for two types of transactions: purchases and cash advances. Cardholders make purchases when using the credit card to pay for goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may use special cash advance checks issued by MBNA to draw against their MasterCard or VISA credit lines. Cardholders may draw against their MBNA credit lines as a cash advance by transferring balances owed to other creditors to their MBNA accounts.

Description of MBNA Hallmark

  Credit card processing services performed by MBNA Hallmark include data processing, payment processing, statement rendering, card production and network services. MBNA Hallmark's data network provides an interface to MasterCard International Inc. and VISA U.S.A., Inc. for performing authorizations and funds transfers. Most data processing and network functions are performed at MBNA Hallmark's facility in Addison, Texas.

Interchange

  Creditors participating in the VISA and MasterCard associations receive certain fees from VISA and MasterCard ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. The Seller may be required, as described in the accompanying Prospectus Supplement, to transfer to the Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the related Accounts. If so required to be transferred, Interchange arising under the Accounts will be allocated to the related Certificates of any Series in the manner provided in the accompanying Prospectus Supplement, and, unless otherwise provided in the accompanying Prospectus Supplement, will be treated as collections of Finance Charge Receivables and will be used to pay required monthly payments including interest on the related Series of Certificates, and, in some cases, to pay all or a portion of the fee (the "Servicing Fee") paid to the Servicer as servicing compensation.

Competition in the Credit Card Industry

  The credit card industry is highly competitive. As new credit card companies enter the market and all companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. MBNA's ability to compete in this industry environment will affect its ability to generate new Receivables and might also affect payment patterns on the Receivables. If the rate at which MBNA generates new Receivables declines significantly, MBNA might be unable to designate additional Accounts to the Trust and a Pay Out Event could occur, resulting in payment of principal sooner than expected. If the rate at which MBNA generates new Receivables decreases significantly at a time when Certificateholders are scheduled to receive principal, Certificateholders might receive principal more slowly than planned.

                                THE RECEIVABLES

  The Receivables conveyed to the Trust will arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the Agreement as applied on the date (the "Cut-Off Date") specified in the accompanying Prospectus Supplement and, with respect to Additional Accounts, as of the date of their designation (the "Trust Portfolio"). The Seller will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time additional eligible revolving credit card accounts to be included as Accounts (the "Additional Accounts") and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, or to transfer to such Trust Participations in lieu of such Receivables or in addition thereto. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Seller designates such accounts as Additional Accounts. Furthermore, pursuant to the Agreement, the Seller has the right (subject to certain limitations and conditions) to designate certain Accounts and to require the Trustee to reconvey all receivables in such Accounts (the "Removed Accounts") to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Seller on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. With respect to each Series of Certificates, the Seller will represent and warrant to the Trust that, as of the date of issuance of the related Series (the "Closing Date") and the date Receivables are conveyed to the Trust, such Receivables meet certain eligibility requirements. See "Description of the Certificates--Representations and Warranties" in this Prospectus.

  The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

                              MATURITY ASSUMPTIONS

  Unless otherwise specified in the accompanying Prospectus Supplement, for each Series, following the Revolving Period, collections of Principal Receivables are expected to be distributed to holders of each Class of Certificates (the "Certificateholders") of such Series or any specified class (each a "Class") thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during a Controlled Accumulation Period and, under certain limited circumstances if so specified in the accompanying Prospectus Supplement, a Rapid Accumulation Period (each, an "Accumulation Period") and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described in this Prospectus and in the accompanying Prospectus Supplement. The accompanying Prospectus Supplement will specify when the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the accompanying Prospectus Supplement, a Rapid Accumulation Period.

  No assurance can be given, however, that the Principal Receivables allocated to be paid to Certificateholders or the holders of any specified Class thereof will be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, the Principal Amortization Period or an Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the Seller can give no assurance that the payment rate assumptions for any Series will prove to be correct. The accompanying Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Bank Portfolio. There can be no assurance that future events will be consistent with such historical data.

  Cardholders' use of credit and payment patterns may change due to seasonal variations and the payment habits of individual cardholders, as well as in response to a variety of social, technological, legal and economic factors. As a result, the amount of collections of Receivables may vary from month to month. Economic factors include the rate of inflation, unemployment levels and relative interest rates. While the addresses of the cardholders in the portfolio suggest a wide geographic distribution, the Seller is unable to determine the extent to which these factors may affect future credit use or payment patterns. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period or Accumulation Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in the accompanying Prospectus Supplement. If a Pay Out Event occurs and the Rapid Amortization Period commences, the average life and maturity of such Series of Certificates could be significantly reduced.

  Because, for any Series of Certificates, there may be a slowdown in the payment rate below the payment rate used to determine the amount of collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders or any specified Class thereof during a Controlled Amortization Period, a Principal Amortization Period or a Rapid Amortization Period (each, an "Amortization Period") or an Accumulation Period or on any Scheduled Payment Date, as applicable, or a Pay Out Event may occur which could initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months.

                                USE OF PROCEEDS

  The net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Seller. The Seller will use such proceeds for its general corporate purposes.

                           MBNA AND MBNA CORPORATION

  MBNA America Bank, National Association, a national banking association located in Wilmington, Delaware, conducts nationwide consumer lending programs principally comprised of credit card related activities. MBNA is a wholly-owned subsidiary of MBNA Corporation (the "Corporation"). MBNA was organized in January 1991 as the successor of a national bank formed in 1982. The Corporation is a bank holding company organized under the laws of Maryland on December 6, 1990 and registered under the Bank Holding Company Act of 1956, as amended. The Prospectus Supplement for each Series of Certificates will provide additional information, including financial information, relating to MBNA, MBNA's credit card activities and the Corporation.

                        DESCRIPTION OF THE CERTIFICATES

  The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Certificates issued by the Trust (which may include Series offered pursuant to this Prospectus) and the Seller Interest. Each Series will be issued pursuant to the Agreement entered into by MBNA and the Trustee named in the accompanying Prospectus Supplement and a series supplement to the Agreement (a "Series Supplement"), a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Prospectus Supplement for each Series will describe any provisions of the Agreement relating to such Series which may differ materially from the Agreement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement and the related Series Supplement.

General

  The Certificates of each Series will represent interests in certain assets of the Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables in the Trust. For each Series of Certificates, unless otherwise specified in the accompanying Prospectus Supplement, the Investor Interest on any date will be equal to the initial Investor Interest as of the related Closing Date for such Series (increased by the principal balance of any Certificates of such Series issued after the Closing Date for such Series) minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Certificates prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Interest may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the accompanying Prospectus Supplement.

  Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates ("Senior Certificates") and one or more of which may be Subordinated Certificates ("Subordinated Certificates"). Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Investor Interest with respect to a Series with more than one Class will be allocated among the Classes as described in the accompanying Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, interest rate per annum (the "Certificate Rate") and the availability of Enhancement.

  For each Series of Certificates, payments and deposits of interest and principal will be made on Distribution Dates to Certificateholders in whose names the Certificates were registered on the record dates specified in the accompanying Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the accompanying Prospectus Supplement.

  The Seller initially will own the Seller Interest. The Seller Interest will represent the interest in the Trust not represented by the Certificates issued and outstanding under the Trust or the rights, if any, of any Credit Enhancement Providers to receive payments from the Trust. The holder of the Seller Interest, subject to certain limitations, will have the right to a percentage (the "Seller Percentage") of all cardholder payments from the Receivables in the Trust. If provided in the Agreement and the accompanying Prospectus Supplement, the Seller Interest may be transferred in whole or in part subject to certain limitations and conditions set forth therein, and, at the discretion of the Seller, the Seller Interest may be held either in an uncertificated form or in the form of a certificate representing the Seller Interest (a "Seller Certificate"). See "--Certain Matters Regarding the Seller and the Servicer" in this Prospectus.

  Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the amount of the Investor Interest in the Trust will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this Prospectus. The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the Seller Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Investor Interest of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the Seller Interest will generally increase to reflect reductions in the Investor Interest for such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The Seller Interest may also be reduced as the result of New Issuance. See "--New Issuances" in this Prospectus.

  Unless otherwise specified in the accompanying Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository") except as set forth below. Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No owner of beneficial interests in the Certificates (a "Certificate Owner") acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described in this Prospectus, all references in this Prospectus to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below). In addition, unless and until Certificates in fully registered, certificated form ("Definitive Certificates") are issued for any Series, the Trustee will not consider a Certificate Owner to be a Certificateholder (as that term is used in the Agreement) and all references in this Prospectus to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. Therefore, until such time, a Certificate Owner will only be able to exercise its rights as Certificateholders indirectly through DTC, Cedelbank, societe anonyme ("Cedelbank") or the Euroclear System and their participating organizations. See "--Book-Entry Registration" and "-- Definitive Certificates" in this Prospectus.

  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

Book-Entry Registration

  Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

  Cede, as nominee for DTC, will hold the global Certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

  DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the Year 2000. This could result in the inability of these systems to properly process transactions with dates in the Year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems relating to the payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

  In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their Year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in Year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

  The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The Seller makes no representations as to the accuracy or completeness of such information.

  Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Customer or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customer or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

  Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the

Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Investor Interest only at the direction of and on behalf of Participants whose holdings include interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other interests to the extent that such actions are taken on behalf of Participants whose holdings include such interests.

  Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its customers ("Cedelbank Customers") and facilitates the clearance and settlement of securities transactions between Cedelbank Customers through electronic book-entry changes in accounts of Cedelbank Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Cedelbank Customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedelbank is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Customer, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euro-clear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all

Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this Prospectus. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedelbank Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

  Unless otherwise specified in the accompanying Prospectus Supplement, the Certificates of each Series will be issued as Definitive Certificates in fully registered, certificated form to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Seller advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the accompanying Prospectus Supplement) of the Investor Interest advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

  Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in this Prospectus and in the Agreement.

Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

  Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

Interest Payments

  For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable Investor Interest at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the accompanying Prospectus Supplement. Interest will be distributed or deposited with respect to Certificateholders on the Distribution Dates. Interest payments or deposits on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "Monthly Period") and may be funded from certain investment earnings on funds held in accounts of the Trust and, from any applicable Credit Enhancement, if necessary, or certain other amounts as specified in the accompanying Prospectus Supplement. If the Distribution Dates for payment or deposit of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the accompanying Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

Principal Payments

  Unless otherwise specified in the accompanying Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period or Principal Amortization Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the accompanying Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event or, if so specified in the accompanying Prospectus Supplement, the Rapid Accumulation Period, principal will be paid to the Certificateholders in the amounts and on the dates specified in the accompanying Prospectus Supplement. During an Accumulation Period, principal will be accumulated in a trust account established for the benefit of such Certificateholders (a "Principal Funding Account") for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the accompanying Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the accompanying Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the accompanying Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The accompanying Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

  Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the accompanying Prospectus Supplement.

Transfer and Assignment of Receivables

  The Seller has transferred and assigned all of its right, title and interest in and to the Receivables in the Accounts and all Receivables thereafter created in the Accounts.

  In connection with each previous transfer of the Receivables to the Trust, the Seller indicated, and in connection with each subsequent transfer of Receivables to the Trust, the Seller will indicate, in its computer files that the Receivables have been conveyed to the Trust. In addition, the Seller has provided to the Trustee computer files or microfiche lists, containing a true and complete list showing each Account, identified by account number and by total outstanding balance on the date of transfer. The Seller will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Seller or the Servicer are not and will not be segregated by the Seller or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Seller are and will be required to be marked to evidence such transfer. The Seller has filed Uniform Commercial Code financing statements with respect to the Receivables meeting the requirements of Delaware state law. See "Risk Factors--Potential Priority of Certain Liens" and "Certain Legal Aspects of the Receivables" in this Prospectus.

New Issuances

  The Agreement provides for the Trustee to issue one or more Series of Certificates which are transferable and have the characteristics described below. The accompanying Prospectus Supplement may also provide that, pursuant to any one or more Series Supplements, the holder of the Seller Interest may have one or more new Series (which may include Series offered pursuant to this Prospectus) issued by notifying the Trustee (each such issuance, a "New Issuance"). Pursuant to the Agreement, the holder of the Seller Interest may define, with respect to any newly issued Series, all principal terms of such Series (the "Principal Terms"). Upon the issuance of an additional Series of Certificates, none of the Seller, the Servicer, the Trustee or the Trust will be required or will intend to obtain the consent of any Certificateholder of any other Series previously issued by the Trust. However, as a condition of a New Issuance, the holder of the Seller Interest will deliver to the Trustee written confirmation that the New Issuance will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series. The Seller may offer any Series under a prospectus or other disclosure document (a "Disclosure Document") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act") or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

  Unless otherwise specified in the accompanying Prospectus Supplement, the holder of the Seller Interest may perform New Issuances and define Principal Terms such that each Series issued under the Trust has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization or accumulation periods while other Series are not. Moreover, each Series may have the benefit of a Credit Enhancement which is available only to such Series. Under the

Agreement, the Trustee shall hold any such form of Credit Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Credit Enhancement, the holder of the Seller Interest may deliver a different form of Credit Enhancement agreement. The holder of the Seller Interest may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The holder of the Seller Interest will also have the option under the Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased by the Seller or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There will be no limit to the number of New Issuances that may be performed under the Agreement.

  Unless otherwise specified in the accompanying Prospectus Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the holder of the Seller Interest may perform a New Issuance by notifying the Trustee at least three days in advance of the date upon which the New Issuance is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the New Issuance and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Seller Interest, (ii) its certificate rate (or method of calculating such rate) and (iii) the provider of Credit Enhancement, if any, which is expected to provide support with respect to it. The Agreement provides that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to it of the following, among others, (i) a Series Supplement specifying the Principal Terms of such Series, (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the Certificates of such Series will be characterized as indebtedness for federal income tax purposes and (b) an opinion of counsel to the effect that, for federal income tax purposes, (1) such issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (2) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to in this Prospectus as a "Tax Opinion"), (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement with respect thereto executed by the Seller and the issuer of the Credit Enhancement, (v) written confirmation from each Rating Agency that the New Issuance will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it and (vi) an officer's certificate of the Seller to the effect that after giving effect to the New Issuance the Seller would not be required to add Additional Accounts pursuant to the Agreement and the Seller Interest would be at least equal to a specified minimum level (the "Minimum Seller Interest"). Upon satisfaction of such conditions, the Trustee will authenticate the new Series.

Representations and Warranties

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Seller has made in the Agreement certain representations and warranties to the Trust to the effect that, among other things, (a) as of the Closing Date, the Seller was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Agreement and (b) as of the Cut-Off Date (or as of the date of the designation of Additional Accounts), each Account was an Eligible Account (as defined below). If so provided in the accompanying Prospectus Supplement, if (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Seller by the Trustee or to the Seller and the Trustee by the Certificateholders holding more than 50% of the Investor Interest of the related Series, and (ii) as a result the interests of the Certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period, then the Trustee or Certificateholders holding more than 50% of the Investor Interest may give notice to the Seller (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period or, if so specified in the accompanying Prospectus Supplement, the Rapid Accumulation Period.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Seller has made in the Agreement representations and warranties to the Trust relating to the Receivables to the effect, among other things, that (a) as of the Closing Date of the initial Series of Certificates issued by the Trust, each of the Receivables then existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by the Seller or Servicer or receipt by the Seller of written notice of such breach given by the Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the Accounts are charged off as uncollectible, the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien (except for certain tax, governmental and other nonconsensual liens), the Seller shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Seller shall accept reassignment of each such Ineligible Receivable by directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Seller Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Seller Interest would cause the Seller Interest to be a negative number, on the date of reassignment of such Ineligible Receivable the Seller shall make a deposit in the Principal Account in immediately available funds in an amount equal to the amount by which the Seller Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Seller to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the Seller has made in the Agreement representations and warranties to the Trust to the effect, among other things, that as of the Closing Date of the initial Series of Certificates issued by the Trust (a) the Agreement will constitute a legal, valid and binding obligation of the Seller and (b) the transfer of Receivables by it to the Trust under the Agreement will constitute either a valid transfer and assignment to the Trust of all right, title and interest of the Seller in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax, governmental and other nonconsensual liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the Holders of Certificates evidencing interests in the Trust aggregating more than 50% of the aggregate Investor Interest of all Series outstanding under the Trust may direct the Seller to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Seller will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment will be equal to the Investor Interest and Enhancement Invested Amount, if any, for each Series outstanding under the Trust on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such Certificateholders or such holders of the Enhancement Invested Amount or the Collateral Interest, if any, on such Distribution Date, plus an amount equal to all accrued and the unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the Investor Interest and the Enhancement Invested Amount, if any, for each such Series required to be repurchased and will be distributed upon presentation and surrender of the Certificates for each such Series. If the Trustee or Certificateholders give a notice as provided above, the obligation of the Seller to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or such Certificateholders.

  Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Certificates, an "Eligible Account" will be defined to mean, as of the Cut-Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), each Account owned by the Seller (a) which was in existence and maintained with the Seller, (b) which is payable in United States dollars, (c) the customer of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions, (d) which has not been classified by the Seller as cancelled, counterfeit, deleted, fraudulent, stolen or lost, (e) which has either been originated by the Seller or acquired by the Seller from other institutions, and (f) which has not been charged off by the Seller in its customary and usual manner for charging off such Account as of the Cut-Off Date and, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust. Under the Agreement, the definition of Eligible Account may be changed by amendment to the Agreement without the consent of the related Certificateholders if (i) the Seller delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and
(ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

  Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Certificates, an "Eligible Receivable" will be defined to mean each Receivable (a) which has arisen under an Eligible Account,
(b) which was created in compliance, in all material respects, with all requirements of law applicable to the Seller, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Seller, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Seller in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Seller of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation, the Seller or the Trust had good and marketable title free and clear of all liens and security interests arising under or through the Seller (other than certain tax liens for taxes not then due or which the Seller is contesting), (e) which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions) and (f) which constitutes an "account" under Article 9 of the UCC.

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, it will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Seller's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year (or such other date specified in the accompanying Prospectus Supplement) an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

Addition of Trust Assets

  As described above under "The Receivables," the Seller will have the right to designate for the Trust, from time to time, Additional Accounts to be included as Accounts. In addition, the Seller will be required to designate Additional Accounts under the circumstances and in the amounts specified in the accompanying Prospectus Supplement. The Seller will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created.

  Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by the Seller using credit criteria different from those which were applied by the Seller to the initial Accounts or may have been acquired by the Seller from an institution which may have had different credit criteria.

  If so specified in the Prospectus Supplement relating to a Series, in addition to or in lieu of Additional Accounts, the Seller under the Agreement is permitted to add to the Trust participations representing interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the Seller and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (a "Participation Agreement") entered into by the Seller which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified in this Prospectus. The rights and remedies of the Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. The Agreement may be amended to permit the addition of a Participation in the Trust without the consent of the related Certificateholders if (i) the Seller delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

  A conveyance by the Seller to the Trust of Receivables in Additional Accounts or Participations is subject to the following conditions, among others: (i) the Seller shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables or interests therein to be transferred; (ii) the Seller shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) as provided in the Agreement relating to such Additional Accounts or Participations (the "Assignment") and, the Seller shall have delivered to the Trustee a computer file or microfiche list, dated the date of such Assignment (the "Addition Date"), containing a true and complete list of such Additional Accounts or Participations; (iii) the Seller shall represent and warrant that (x) each Additional Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Date, an Eligible Receivable, (y) no selection procedures believed by the Seller to be materially adverse to the interests of the Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio, and (z) as of the Addition Date, the Seller is not insolvent; (iv) the Seller shall deliver certain opinions of counsel with respect to the transfer of the Receivables in the Additional Accounts or the Participations to the Trust and (v) each Rating Agency then rating any Series of Certificates outstanding under the Trust shall have previously, or, in certain limited circumstances, within a three-month period, consented to the addition of such Additional Accounts or Participations.

  In addition to the periodic reports otherwise required to be filed by the Servicer with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act, the Servicer intends to file, on behalf of the Trust, a Report on Form 8-K with respect to any addition to the Trust of Receivables in Additional Accounts or Participations that would have a material effect on the composition of the assets of the Trust.

Removal of Accounts

  Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, subject to the conditions set forth in the next succeeding sentence, the Seller may, but shall not be obligated to, designate from time to time (which may be restricted to certain periods if so specified in the accompanying Prospectus Supplement) certain Accounts to be Removed Accounts, all Receivables in which shall be subject to deletion and removal from the Trust; provided, however, that the Seller shall not make more than one such designation in any Monthly Period. The Seller will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Seller, cause a Pay Out Event to occur; (ii) the Seller shall have delivered to the Trustee for execution a written assignment and a computer file or microfiche list, dated the date of such removal (the "Removal Date") containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) the Seller shall represent and warrant that no selection procedures believed by the Seller to be materially adverse to the interests of the holders of any Series of Certificates outstanding under the Trust were utilized in selecting the Removed Accounts to be removed from the Trust; (iv) each Rating Agency then rating each Series of Certificates outstanding under the Trust shall have received notice of such proposed removal of Accounts and the Seller shall have received notice from each such Rating Agency that such proposed removal will not result in a downgrade of its then-current rating for any such Series; (v) the aggregate amount of Principal Receivables of the Accounts then existing less the aggregate amount of Principal Receivables of the Removed Accounts shall not be less than the amount, if any, specified for any period specified;
(vi) the Principal Receivables of the Removed Accounts shall not equal or exceed 5% (or such other percentage specified in the accompanying Prospectus Supplement) of the aggregate amount of the Principal Receivables in the Trust at such time; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may not equal or exceed the sum of (a) the initial Investor Interest or the aggregate principal amount of the Certificates of such Series (the "Full Investor Interest"), as applicable, of such Series plus (b) 5% of the aggregate amount of the Principal Receivables in the Trust at such time after giving effect to the removal of Accounts pursuant to clause
(a) above; (vii) such other conditions as are specified in the accompanying Prospectus Supplement; and (viii) the Seller shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (vii) above. Notwithstanding the above, the Seller will be permitted to designate as a Removed Account without the consent of the Trustee, Certificateholders or Rating Agencies any Account that has a zero balance and which the Seller will remove from its computer file.

Collection and Other Servicing Procedures

  For each Series of Certificates, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

Discount Option

  The Agreement provides that the Seller may, at its sole discretion, at any time designate a specified fixed or variable percentage (the "Discount Percentage") of the amount of Receivables arising in the Accounts with respect to the Trust on and after the date such option is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables. In effect, if such option is exercised by the Seller, the Principal Receivables are treated as having been transferred to the Trust at a discount. The result of such discounting treatment is to increase the yield to the Trust beyond the actual income performance of the Accounts. Such designation will become effective upon satisfaction of the requirements set forth in the Agreement, including written confirmation by each Rating Agency of its then-current rating on each outstanding Series of the Trust. After such designation is effective, on the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the accompanying Prospectus Supplement.

Trust Accounts

  Unless otherwise specified in a Prospectus Supplement, the Trustee will establish and maintain in the name of the Trust two separate accounts in a segregated trust account (which need not be a deposit account), a "Finance Charge Account" and a "Principal Account," for the benefit of the Certificateholders of all related Series, including any Series offered pursuant to this Prospectus. The Agreement will provide that the Trustee shall have the power to establish series accounts in Series Supplements, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Series Supplement, each of which series accounts shall be held for the benefit of the Certificateholders of the related Series and for the purposes set forth in the accompanying Prospectus Supplement. The Trustee will also establish a "Distribution Account" (a non-interest bearing segregated demand deposit account established with a Qualified Institution other than the Seller). The Servicer will establish and maintain, in the name of the Trust, for the benefit of Certificateholders of all Series issued thereby including any Series offered pursuant to this Prospectus, an account established for the purpose of holding collections of Receivables (a "Collection Account"), which will be a non-interest bearing segregated account established and maintained with the Servicer or with a "Qualified Institution," defined as a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1+ by Standard & Poor's Corporation ("Standard & Poor's") or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution or trust company) rating of Aa3 by Moody's and deposit insurance provided by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), each administered by the FDIC, or a depository institution, which may include the Trustee, which is acceptable to the Rating Agency. Unless otherwise specified in the accompanying Prospectus Supplement, funds in the Principal Account and the Finance Charge Account for the Trust will be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America,
(ii) time deposits or certificates of deposit of depositary institutions or trust companies, the certificates of deposit of which have the highest rating from Moody's and Standard & Poor's, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) bankers' acceptances issued by any depositary institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by, Moody's and Standard & Poor's, (vi) certain open end diversified investment companies, and (vii) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then-current rating or ratings of the Investor Certificates (such investments, "Permitted Investments"). Unless otherwise specified in the accompanying Prospectus Supplement, any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Seller. Funds in any other series account established by a Series Supplement may be invested in Permitted Investments or otherwise as provided in the accompanying Prospectus Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Agreement. Unless otherwise specified in the accompanying Prospectus Supplement, the Trustee will initially be the paying agent and will have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

Funding Period

  For any Series of Certificates, the accompanying Prospectus Supplement may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of deficiency (the "Pre-Funding Amount") will be held in a trust account established with the Trustee for the benefit of Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Receivables to the Trust or pending the reduction of the Investor Interests of other Series issued by the Trust. The accompanying Prospectus Supplement will specify the initial Investor Interest with respect to such Series, the Full Investor Interest and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Receivables are delivered to the Trust or as the Investor Interests of other Series of the Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs or the occurrence of a Pay Out Event with respect to such Series as provided in the accompanying Prospectus Supplement.

  During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Seller to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the accompanying Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the accompanying Prospectus Supplement.

  If so specified in the accompanying Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Finance Charge Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the accompanying Prospectus Supplement.

Investor Percentage and Seller Percentage

  The Servicer will allocate between the Investor Interest of each Series issued and outstanding (and between each Class of each Series) and the Seller Interest, and, in certain circumstances, the interest of certain Credit Enhancement Providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Accounts which were written off as uncollectible by the Servicer ("Defaulted Accounts"). The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Seller Percentage, and, in certain circumstances, the percentage interest of certain Credit Enhancement Providers (the "Credit Enhancement Percentage") with respect to such Series. The Prospectus Supplement relating to a Series will specify the Investor Percentage and, if applicable, the Credit Enhancement Percentage with respect to the allocations of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. In addition, for each Series of Certificates having more than one Class, the accompanying Prospectus Supplement will specify the method of allocation between each Class.

  The Seller Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Credit Enhancement Percentages, for all Series then outstanding.

Transfer of Annual Membership Fees

  Unless otherwise specified in the accompanying Prospectus Supplement, on or before the Transfer Date following each annual membership fee processing date, the Seller will accept reassignment of the Receivables representing such annual membership fee from the Trust. The Seller will pay to the Trust for such Receivable the amount of such annual membership fee. An amount equal to the product of (a) the Investor Percentages with respect to all Series issued by the Trust with respect to Finance Charge Receivables and (b) the amount of such annual membership fee will be deposited by the Seller into the Finance Charge Account and an amount equal to the product of (a) the Seller Percentage and (b) the amount of such annual membership fee will be paid to the holder of the Seller Interest. Simultaneously with such reassignment, the Seller will retransfer the Receivable representing such annual membership fee to the Trust. Upon such retransfer, the Seller will make certain representations and warranties with respect to such Receivables, as provided above under "--Representations and Warranties," as if such Receivable were a new Receivable created in an existing Account. Further, the amount of the Seller Interest will be increased to reflect the addition of such annual membership fee Receivable to the Trust. Unless otherwise provided in the accompanying Prospectus Supplement, collections with respect to such annual membership fees will be treated as collections of Principal Receivables.

Application of Collections

  Unless otherwise specified in the accompanying Prospectus Supplement, except as otherwise provided below, the Servicer will deposit into the Collection Account for the Trust, no later than the second business day (or such other day specified in the accompanying Prospectus Supplement) following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as MBNA remains the Servicer under the Agreement, and (a)(i) the Servicer provides to the Trustee a letter of credit covering risk collection of the Servicer acceptable to the Rating Agency and (ii) the Seller shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then-existing rating of the related Series or any Series of certificates previously-issued and then-outstanding, or (b) the Servicer has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by either BIF or SAIF, then the Servicer may make such deposits and payments on a monthly or other periodic basis on the business day immediately prior to each Distribution Date or other business day specified in the accompanying Prospectus Supplement (each, a "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

  Unless otherwise specified in the accompanying Prospectus Supplement, notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account, the Principal Account or any series account established by a related Series Supplement up to the required amount to be deposited into any such deposit account or, without duplication, distributed or deposited on or prior to the related Distribution Date to Certificateholders or to the provider of Enhancement and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer, subject to certain limitations, will be permitted to withdraw the excess from the Collection Account.

  Unless otherwise specified in the accompanying Prospectus Supplement, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

    (a) an amount equal to the Seller Percentage of the aggregate amount of such deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid or held for payment to the holder of the Seller Interest, provided that any collections of Principal Receivables allocable to the holder of the Seller Interest will be (i) paid to the holder of the Seller Interest if, and only to the extent that, the Seller Interest is greater than the Minimum Seller Interest, or (ii) deposited in the Principal Account and treated as Unallocated Principal Collections;

    (b) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account for allocation and distribution as described in the accompanying Prospectus Supplement;

    (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be paid or held for payment to the holder of the Seller Interest, subject to the limitations described in paragraph (a) above;

    (d) during the Controlled Amortization Period, Controlled Accumulation Period or Rapid Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the accompanying Prospectus Supplement will be deposited in the Principal Account or Principal Funding Account, as applicable, for allocation and distribution to Certificateholders as described in the accompanying Prospectus Supplement, provided that if collections of Principal Receivables exceed the principal payments which may be allocated or distributed to Certificateholders, the amount of such excess will be paid to the holder of the Seller Interest, subject to the limitations described in paragraph (a) above; and

    (e) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables will be deposited into the Principal Account for application and distribution as provided in the accompanying Prospectus Supplement.

  In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the accompanying Prospectus Supplement.

  Any amounts collected in respect of Principal Receivables and not paid to the Seller because the Seller Interest is less than the Minimum Seller Interest as described in paragraph (a) above (with respect to each Series, "Unallocated Principal Collections"), together with any adjustment payments as described below, will be paid to and held in the Principal Account and paid to the holder of the Seller Interest if, and only to the extent that, the Seller Interest is greater than the Minimum Seller Interest. If an Amortization Period or Accumulation Period has commenced, Unallocated Principal Collections will be held for distribution to the Certificateholders on the dates specified in the accompanying Prospectus Supplement or accumulated for distribution on the Scheduled Payment Date, as applicable, and distributed to the Certificateholders of each Class or held for and distributed to the Certificateholders of other Series of Certificates issued by the Trust in the manner and order of priority specified in the accompanying Prospectus Supplement.

Shared Excess Finance Charge Collections

  Any Series offered hereby may be included in a group of Series (a "Group"). If so specified in the accompanying Prospectus Supplement, the Certificateholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series within such Group or Class thereof to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. Unless otherwise provided in the accompanying Prospectus Supplement, with respect to any Series, "Excess Finance Charge Collections" for any Monthly Period will equal the excess of collections of Finance Charge Receivables, annual membership fees and certain other amounts allocated to the Investor Interest of such Series or Class over the sum of (i) interest accrued for the current month ("Monthly Interest") and overdue Monthly Interest on the Certificates of such Series or Class (together with, if applicable, interest on overdue Monthly Interest at the rate specified in the accompanying Prospectus Supplement ("Additional Interest")), (ii) accrued and unpaid Investor Servicing Fees with respect to such Series or Class payable from collections of Finance Charge Receivables, (iii) the Investor Default Amount with respect to such Series or Class, (iv) unreimbursed Investor Charge-Offs with respect to such Series or Class and (v) other amounts specified in the accompanying Prospectus Supplement. The term "Investor Servicing Fee" for any Series of Certificates or Class thereof means the Servicing Fee allocable to the Investor Interest with respect to such Series or Class, as specified in the accompanying Prospectus

Supplement. The term "Investor Default Amount" means, for any Monthly Period and for any Series or Class thereof, the aggregate amount of the Investor Percentage of Principal Receivables in Defaulted Accounts. The term "Investor Charge-Off" means, for any Monthly Period, and for any Series or Class thereof, the amount by which (a) the related Monthly Interest and overdue Monthly Interest (together with, if applicable, Additional Interest), the accrued and unpaid Investor Servicing Fees payable from collections of Finance Charge Receivables, the Investor Default Amount and any other required fees exceeds
(b) amounts available to pay such amounts out of collections of Finance Charge Receivables, available Credit Enhancement amounts, if any, and other sources specified in the accompanying Prospectus Supplement, but not more than such Investor Default Amount. See "Description of the Certificates--Application of Collections," "--Shared Excess Finance Charge Collections," "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" and "Credit Enhancement" in this Prospectus.

Shared Principal Collections

  If so specified in the accompanying Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections ("Shared Principal Collections") will be applied to cover principal payments due to or for the benefit of Certificateholders of other Series. If so specified in the accompanying Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs

  Unless otherwise specified in the accompanying Prospectus Supplement, for each Series of Certificates, on the fourth business day preceding each Transfer Date (the "Determination Date"), the Servicer will calculate the aggregate Investor Default Amount for the preceding Monthly Period, which will be equal to the aggregate amount of the Investor Percentage of Principal Receivables in Defaulted Accounts; that is, Accounts which in such Monthly Period were written off as uncollectible in accordance with the Servicer's policies and procedures for servicing credit card receivables, comparable to the Receivables. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the accompanying Prospectus Supplement. If so provided in the accompanying Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including collections in the Finance Charge Account or from Credit Enhancement, and applied to pay principal to Certificateholders or, subject to certain limitations, the holder of the Seller Interest, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the accompanying Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the holders of the Senior Certificates to make up any Investor Default Amount allocable to such holders of Senior Certificates.

  With respect to each Series of Certificates, the Investor Interest with respect to such Series will be reduced by the amount of Investor Charge-Offs for any Monthly Period. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Finance Charge Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Investor Interest with respect to such Series. In the case of a Series of Certificates having more than one Class, the accompanying Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Investor Interests of the several Classes.

  If the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the Seller Interest will be reduced, on a net basis, by the amount of the adjustment. In addition, the Seller Interest will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge.

Defeasance

  If so specified in the Prospectus Supplement relating to a Series, the Seller may terminate its substantive obligations in respect of such Series or the Trust by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such Series or all outstanding Series of Certificates of the Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Credit Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in a Pay Out Event for any Series. Prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Seller will deliver to the Trustee
(i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended and (ii) a Tax Opinion.

Final Payment of Principal; Termination

  With respect to each Series, the Certificates will be subject to optional repurchase by the Seller on any Distribution Date after the total Investor Interest of such Series and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest, if any (or such other amount specified in the accompanying Prospectus Supplement), if certain conditions set forth in the Agreement are met. Unless otherwise specified in the accompanying Prospectus Supplement, the repurchase price will be equal to the total Investor Interest of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs.

  The Certificates of each Series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Seller or otherwise. Each Prospectus Supplement will specify the Series Termination Date with respect to the related Series of Certificates; provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Interest is greater than zero on the Series Termination Date, the Trustee or Servicer may be required to sell or cause to be sold certain Receivables in the manner provided in the Agreement and Series Supplement and to pay the net proceeds of such sale and any collections on the Receivables, in an amount at least equal to the sum of the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series plus accrued interest due thereon.

  Unless the Servicer and the holder of the Seller Interest instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each Series outstanding is zero, (b) December 31, 2024, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of the Trust and the surrender of the Seller Interest, the Trustee shall convey to the holder of the Seller Interest all right, title and interest of the Trust in and to the Receivables and other funds of the Trust.

Pay Out Events

  Unless otherwise specified in the accompanying Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the accompanying Prospectus Supplement unless a

Pay Out Event occurs prior to such date. A Pay Out Event occurs with respect to all Series issued by the Trust upon the occurrence of either of the following events:

    (a) certain events of insolvency or receivership relating to the Seller;

    (b) the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

    (c) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

  In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the accompanying Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period or, if so specified in the accompanying Prospectus Supplement, the Rapid Accumulation Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

  In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the accompanying Prospectus Supplement, if pursuant to certain provisions of federal law, the Seller voluntarily enters liquidation or a receiver is appointed for the Seller, on the day of such event the Seller will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by Certificateholders representing interests aggregating more than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class, and any other Person specified in the Agreement or a Series Supplement) issued and outstanding, the Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied as specified above in "--Application of Collections" and in the accompanying Prospectus Supplement.

  If the only Pay Out Event to occur is either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period or, if applicable with respect to a Series as specified in the accompanying Prospectus Supplement, a Rapid Accumulation Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates. See "Risk Factors-- Potential Effect of Insolvency or Bankruptcy of Seller or Other Holder of Seller Interest" and "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in this Prospectus.

Servicing Compensation and Payment of Expenses

  Unless otherwise specified in the accompanying Prospectus Supplement, for each Series of Certificates, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of the Servicing Fee payable at the times and in the amounts specified in the accompanying Prospectus Supplement. The Investor Servicing Fee will be funded from collections of Finance Charge Receivables allocated to the Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts so allocated and on deposit in the Finance Charge Account (which, if so specified in the accompanying Prospectus Supplement, may include all or a portion of the Interchange arising from the Accounts) or, in certain limited circumstances, from amounts available from Enhancement and other sources, if any. The remainder of the servicing fee for the Trust will be allocable to the Seller Interest, the Investor Interests of any other Series issued by the Trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series, as described in the accompanying

Prospectus Supplement. Neither the Trust nor the Certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Seller Interest.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than any tax imposed on or measured by income, including any federal, state and local income and franchise taxes, if any, of the Trust or the Certificateholders.

Certain Matters Regarding the Seller and the Servicer

  With respect to each Series of Certificates, the Servicer may not resign from its obligations and duties under the Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement. MBNA, as initial Servicer, intends to delegate some of its servicing duties to MBNA Hallmark; however, such delegation will not relieve it of its obligation to perform such duties in accordance with the Agreement.

  The Agreement provides that the Servicer will indemnify the Trust and Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible, or
(d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Agreement to any taxing authority.

  In addition, the Agreement provides that, subject to certain exceptions, the Seller will indemnify an injured party for any losses, claims, damages or liabilities (other than those incurred by a Certificateholder as an investor in the Certificates or those which arise from any action of a Certificateholder) arising out of or based upon the arrangement created by the Agreement as though the Agreement created a partnership under the Delaware Uniform Partnership Law in which the Seller is a general partner.

  The Agreement provides that neither the Seller nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, Trustee, Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Seller, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Seller, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

  The Agreement provides that the Seller may transfer its interest in all or a portion of the Seller Interest, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then-existing rating of the Certificates of each outstanding Series rated by it and (b) the Trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the Certificates of each outstanding Series as debt for federal income tax purposes.

  Any person into which, in accordance with the Agreement, the Seller or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Seller or the Servicer is a party, or any person succeeding to the business of the Seller or the Servicer, upon execution of a supplement to the Agreement, delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Agreement, will be the successor to the Seller or the Servicer, as the case may be, under the Agreement.

Servicer Default

  Unless otherwise specified in the accompanying Prospectus Supplement, in the event of any Servicer Default (as defined below), either the Trustee or Certificateholders representing interests aggregating more than 50% of the Investor Interests for all Series of Certificates of the Trust, by written notice to the Servicer (and to the Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Seller under the Agreement and in the Seller Interest will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Seller the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

  Unless otherwise specified in the accompanying Prospectus Supplement, "Servicer Default" under the Agreement refers to any of the following events:

    (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the Agreement or any Series Supplement (or within the applicable grace period, which shall not exceed 10 business days);

    (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the Certificateholders of any Series issued and outstanding under the Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;

    (c) any representation, warranty or certification made by the Servicer in the Agreement, or in any certificate delivered pursuant to the Agreement, proves to have been incorrect when made which has a material adverse effect on the Certificateholders of any Series issued and outstanding under the Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders;

    (d) the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the Servicer; or

    (e) such other event specified in the accompanying Prospectus Supplement.

  Unless otherwise stated in the accompanying Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement, and the Servicer shall provide the Trustee, any provider of Enhancement and/or any issuer of any third-party Credit Enhancement (a "Credit Enhancement Provider"), the Seller and the holders of Certificates of each Series issued and outstanding under the Trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

  In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

Reports to Certificateholders

  Unless otherwise specified in the accompanying Prospectus Supplement, for each Series of Certificates, on each Distribution Date, or as soon thereafter as is practicable, as specified in the accompanying Prospectus Supplement, the Paying Agent will forward to each Certificateholder of record a statement prepared by the Servicer setting forth, among other things: (a) the total amount distributed, (b) the amount of the distribution on such Distribution Date allocable to principal on the Certificates, (c) the amount of such distribution allocable to interest on the Certificates, (d) the amount of collections of Principal Receivables processed during the preceding month or months since the last Distribution Date and allocated in respect of the Certificates, (e) the aggregate amount of Principal Receivables, the Investor Interest and the Investor Interest as a percentage of the aggregate amount of the Principal Receivables in the Trust as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (f) the aggregate outstanding balance of Accounts which are 35 or more days delinquent by class of delinquency as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (g) the aggregate Investor Default Amount for the preceding Monthly Period or Periods since the last Distribution Date, (h) the amount of Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date and the amount of reimbursements of previous Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date, (i) the amount of the Investor Servicing Fee for the preceding Monthly Period or Periods since the last Distribution Date, (j) the amount available under any Enhancement and Credit Enhancement, if any, as of the close of business on such Distribution Date, (k) the "pool factor" as of the close of business on the last day of the preceding Monthly Period (consisting of a seven-digit decimal expressing the ratio of the Investor Interest to the initial Investor Interest), (l) the aggregate amount of collections on Finance Charge Receivables and annual membership fees processed during the preceding Monthly Period or Periods since the last Distribution Date, (m) the Portfolio Yield (defined in the accompanying Prospectus Supplement) for the preceding Monthly Period or Periods since the last Distribution Date, and (n) certain information relating to the floating or variable Certificate Rates, if applicable, for the Monthly Period or Periods ending on such Distribution Date. In the case of a Series of Certificates having more than one Class, the statements forwarded to Certificateholders will provide information as to each Class of Certificates, as appropriate.

  On or before January 31 of each calendar year or such other date as specified in the accompanying Prospectus Supplement, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

Evidence as to Compliance

  The Agreement provides that on or before August 31 of each calendar year, or such other date as specified in the accompanying Prospectus Supplement, the Servicer will cause a firm of independent certified public accountants to furnish a report, based upon established criteria that meets the standards applicable to accountants' reports intended for general distribution, attesting to the fairness of the assertion of the Servicer's management that its internal controls over the functions performed as Servicer of the Trust are effective, in all material respects, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition, on the date of such report, and that such servicing was conducted in compliance with the sections of the Agreement during the period covered by such report (which shall be the period from July 1 (or for the initial period, the relevant Closing
Date) of the preceding calendar year to and including June 30 of such calendar year), except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

  The Agreement provides for delivery to the Trustee on or before August 31 of each calendar year or such other date as specified in the accompanying Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

Amendments

  Unless otherwise specified in the accompanying Prospectus Supplement, the Agreement and any Series Supplement may be amended by the Seller, the Servicer and the Trustee, without the consent of Certificateholders of any Series then outstanding, for any purpose, provided that (i) the Seller delivers an opinion of counsel acceptable to the Trustee to the effect that such amendment will not adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

  The Agreement and any related Series Supplement may be amended by the Seller, the Servicer and the Trustee, without the consent of the Certificateholders of any Series then outstanding, to provide for additional Enhancement or substitute Enhancement with respect to a Series, to change the definition of Eligible Account or to provide for the addition to the Trust of a Participation, provided, that (i) the Seller delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Seller, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

  The Agreement and the related Series Supplement may be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% (or such other percentage specified in the accompanying Prospectus Supplement) of the Investor Interests for all Series of the Trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or the related Series Supplement or of modifying in any manner the rights of Certificateholders of any outstanding Series of the Trust. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related Series or any Series, (b) change the definition of or the manner of calculating the interest of any Certificateholder of such Series or any Certificateholder of any other Series issued by the Trust or (c) reduce the aforesaid percentage of interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of the related Series and Certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Series Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring Certificateholder consent under the provisions of the Agreement and any Series Supplement.

List of Certificateholders

  With respect to each Series of Certificates, upon written request of Certificateholders of record representing interests in the Trust aggregating not less than 10% (or such other percentage specified in the accompanying Prospectus Supplement) of the Investor Interest, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. See "-- Book-Entry Registration" and "--Definitive Certificates" above.

The Trustee

  The Prospectus Supplement for each Series will specify the Trustee under the Agreement. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Seller, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee. The Seller may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

Certificateholders Have Limited Control of Actions

  Certificateholders of any Series or Class within a Series may need the consent or approval of a specified percentage of the Investor Interest of other Series or a Class of such other Series to take or direct certain actions, including to require the appointment of a successor Servicer after a Servicer Default, to amend the Agreement in some cases, and to direct a repurchase of all outstanding Series after certain violations of the Seller's representations and warranties. The interests of the Certificateholders of any such Series may not coincide with yours, making it more difficult for any particular Certificateholder to achieve the desired results from such vote.

                               CREDIT ENHANCEMENT

General

  For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of Credit Enhancement described in the accompanying Prospectus Supplement, or any combination of the foregoing. If so specified in the accompanying Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class to the extent described in that accompanying Prospectus Supplement.

  Unless otherwise specified in the accompanying Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

  If Credit Enhancement is provided with respect to a Series, the accompanying Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Credit Enhancement. Additionally, the accompanying Prospectus Supplement may set forth certain information with respect to any Credit Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, Credit Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancement Provider will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

Subordination

  If so specified in the accompanying Prospectus Supplement, one or more of any Series will be subordinated as described in the accompanying Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the accompanying Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement. The accompanying Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the accompanying Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

Letter of Credit

  If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Credit Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the accompanying Prospectus Supplement.

  The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the accompanying Prospectus Supplement of the initial Investor Interest of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the accompanying Prospectus Supplement.

Cash Collateral Guaranty or Account

  If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the accompanying Prospectus Supplement. The accompanying Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

Collateral Interest

  If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an interest in the Trust (the "Collateral Interest") in an amount specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which will be increased (i) to the extent the Seller elects, subject to certain conditions specified in the accompanying Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the accompanying Prospectus Supplement and
(iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the accompanying Prospectus Supplement. The total amount of the Credit Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the accompanying Prospectus Supplement. The accompanying Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

Surety Bond or Insurance Policy

  If so specified in the accompanying Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the accompanying Prospectus Supplement.

  If so specified in the accompanying Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class or such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the accompanying Prospectus Supplement.

Spread Account

  If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the accompanying Prospectus Supplement.

Reserve Account

  If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof or any Enhancement related thereto will be provided by the establishment of a reserve account (the

"Reserve Account"). The Reserve Account may be funded, to the extent provided in the accompanying Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof or such other amount owing on any Enhancement thereto in the manner provided in the accompanying Prospectus Supplement.

                              CERTIFICATE RATINGS

  Any rating of the Certificates by a Rating Agency will indicate:

  . its view on the likelihood that Certificateholders will receive required interest and principal payments; and
  . its evaluation of the Receivables and the availability of any Credit
    Enhancement for the Certificates.

  Among the things a rating will not indicate are:

  . the likelihood that interest or principal payments will be paid on a scheduled date;
  . the likelihood that a Pay Out Event will occur;
  . the likelihood that a United States withholding tax will be imposed on
    non-U.S. Certificateholders;
  . the marketability of the Certificates;
  . the market price of the Certificates; or . whether the Certificates are an appropriate investment for any purchaser.

  A rating will not be a recommendation to buy, sell or hold the Certificates. A rating may be lowered or withdrawn at any time by a Rating Agency.

  The Seller will request a rating of the Certificates offered by this Prospectus and the accompanying Prospectus Supplement from at least one Rating Agency. Rating agencies other than those requested could assign a rating to the Certificates and such a rating could be lower than any rating assigned by a Rating Agency chosen by the Seller.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

  The Seller has represented and warranted in the Agreement that the transfer of Receivables by it to the Trust is either an absolute transfer and assignment to the Trust of all right, title and interest of the Seller in and to the related Receivables, except for the interest of the Seller as holder of the Seller Interest, or the grant to the Trust of a security interest in such Receivables. The Seller also has represented and warranted in the Agreement that, in the event the transfer of Receivables by the Seller to the Trust is deemed to create a security interest under the Uniform Commercial Code, as in effect in the State of Delaware (the "UCC"), there will exist an enforceable first priority perfected security interest in the Receivables in favor of the Trust, except for certain tax and other governmental liens and other nonconsensual liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates-- Representations and Warranties" in this Prospectus.

  The Seller has represented as to previously conveyed Receivables, and will represent as to Receivables to be conveyed, that the Receivables are "accounts" for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the Trust. Financing statements covering the Receivables have been and will be filed with the appropriate state governmental authority to protect the interests of the Trust in the Receivables.

  There are certain limited circumstances in which a prior or subsequent transferee of Receivables coming into existence after the Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Agreement, however, the Seller has represented and warranted that it transferred the Seller's interest in the Receivables to the Trust free and clear of the lien of any third party. In addition, the Seller has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien on property of the Seller arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as conservator or receiver of the Seller, certain administrative expenses of the conservator or receiver may also have priority over the interest of the Trust in such Receivable.

Certain Matters Relating to Receivership

  The Seller is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver of the Seller upon the occurrence of certain events relating to the Seller's financial condition.

  The FDIA, as amended by FIRREA, sets forth certain powers that the FDIC in its capacity as conservator or receiver for the Seller could exercise. Positions taken by the FDIC prior to the passage of FIRREA do not suggest that the FDIC, if appointed as conservator or receiver for the Seller, would interfere with the timely transfer to the Trust of payments collected on the Receivables or interfere with the timely liquidation of the Receivables, as described below. To the extent that the Seller has granted a security interest in the Receivables to the Trust, and that security interest was validly perfected before the Seller's insolvency and was not taken in contemplation of the insolvency of the Seller, or with the intent to hinder, delay or defraud the Seller or the creditors of the Seller, the FDIA provides that such security interest should not be subject to avoidance. As a result, payments to the Trust with respect to the Receivables should not be subject to recovery by the FDIC as conservator or receiver of the Seller. If, however, the FDIC, as conservator or receiver for the Seller, were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under the FDIA, delays in payments on the related Series of Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Seller, has the power under the FDIA to repudiate contracts, including secured contracts of the Seller. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of the Seller and were to repudiate the Agreement, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates.

  Upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Seller, the Seller will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding under the Trust. Pursuant to the Agreement, newly created Principal Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation, and the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of Certificates representing interests aggregating more than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class, and any other Person specified in the Agreement or a Series Supplement), or unless otherwise required by the FDIC as receiver or conservator of the Seller. Under the Agreement, the proceeds from the sale of the Receivables would be treated as collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Certificateholders or, if so specified in the accompanying Prospectus Supplement, collected and held for the benefit of Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Seller or the appointment of a conservator or receiver for the Seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period or, if applicable with respect to a Series as specified in the accompanying Prospectus Supplement, a Rapid Accumulation Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates or to prohibit or require the continued transfer of Principal Receivables to the Trust. See "Description of the Certificates-- Pay Out Events" in this Prospectus.

Consumer Protection Laws

  The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Seller, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Seller with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Seller has warranted in the Agreement that all of the Receivables have been and will be created in compliance with the requirements of such laws. The Servicer also agrees in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates--Representations and Warranties" in this Prospectus.

  Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the Seller's credit card operations or the yield on the Receivables in the Trust.

  If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its Account and, as a result, the related Receivables would be written off as uncollectible. The Certificateholders could suffer a loss if no funds are available from Credit Enhancement or other sources. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in this Prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

General

  The following is a discussion of material federal income tax consequences relating to the investment in a Certificate offered hereunder. Additional federal income tax considerations relevant to a particular Series may be set forth in the accompanying Prospectus Supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

  For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Certificate Owner" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business.

Treatment of the Certificates as Debt

  The Seller expresses in the Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Seller, by entering into the Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, the Agreement generally refers to the transfer of Receivables as a "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Seller will treat the Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

  The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the accompanying Prospectus Supplement, Orrick, Herrington & Sutcliffe LLP, special counsel to the Seller ("Special Counsel"), is of the opinion that, under current law as in effect on the Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates offered hereunder will not constitute an ownership interest in the Receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates offered hereunder are debt for federal income tax purposes.

Treatment of the Trust

  General. The Agreement permits the issuance of Certificates and certain other interests (including any Collateral Interest) in the Trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Certificates and other interests (other than the Seller Interest) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Seller (or other holder of the Seller Interest). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Certificates or other interests (other than the Seller Interest) in the Trust were characterized as equity, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Seller (or other holder of the Seller Interest) and the other holders of equity interests in the Trust. However,

Special Counsel is of the opinion that, under current law as in effect on the Closing Date, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

  Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, Special Counsel is of the opinion that the Certificates will properly be treated as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion does not bind the IRS and thus no assurance can be given that such treatment will prevail. Further, such opinion is made with respect to current law, which is subject to change. If the IRS were to contend successfully that some or all of the Certificates or any other interest in the Trust (other than the Seller Interest), including any Collateral Interest, were not debt obligations for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because Special Counsel is of the opinion that the Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

  If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the Trust would qualify for this grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the Trust would be so classified is unclear.

  Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Seller intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Seller expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Seller. As a result, there can be no assurance that the measures the Seller intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

  If the Trust treated as a partnership nevertheless were not treated as a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Seller (or the holder of the Seller Interest) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. If the Trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered certificates and other interests in the Trust treated as partners equaled or exceeded 100, the Seller may cause the Trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

  If the arrangement created by the Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Certificate Owners may not be entitled to any dividends received deduction in respect of such income).

Taxation of Interest Income of U.S. Certificate Owners

  General. Stated interest on a beneficial interest in a Certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

  Original Issue Discount. If the Certificates are issued with original issue discount ("OID"), the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "Code") will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Certificate is "unconditionally payable" and hence that all of such interest should be included in the Certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

  Market Discount. A U.S. Certificate Owner who purchases an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

  Market Premium. A U.S. Certificate Owner who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

Sale or Exchange of Certificates

  Upon a disposition of an interest in a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificate Owner's adjusted basis in its interest in the Certificate. The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

Non-U.S. Certificate Owners

  In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificate Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote (or of a profits or capital interest of the Trust characterized as a partnership), (ii) the non-U.S. Certificate Owner is a controlled foreign corporation that is related to the Seller (or the Trust treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is a bank receiving interest described in Code
Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Certificate Owner bears certain relationships to any holder of either the Seller Interest other than the Seller or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, under currently applicable procedures the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificate Owner under penalties of perjury, (ii) certifies that the non-U.S. Certificate Owner is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificate Owner. This statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a non-U.S. Certificate Owner may establish an exemption from withholding generally beginning January 1, 2000; non-U.S. Certificate Owners should consult their tax advisers concerning the impact to them, if any, of such revised procedures.

  Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax adviser.

  If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

Information Reporting and Backup Withholding

  Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

  In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either
(i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

  Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

  Recently issued final Treasury regulations will revise some of the foregoing information reporting and backup withholding procedures generally beginning January 1, 2000; Certificate Owners should consult their tax advisers concerning the impact to them, if any, of such revised procedures.

State and Local Taxation

  The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A violation of the prohibited transaction rules could occur if any Series of Certificates were to be purchased with "plan assets" of any Plan if the Seller, the Trustee, any underwriters of such Series or any of their affiliates were a Party in Interest with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exception applies under a regulation (the "Plan Asset Regulation") issued by the Department of Labor (the "DOL"). The Seller, the Trustee, any underwriters of a Series and their affiliates are likely to be Parties in Interest with respect to many Plans. Before purchasing Certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Seller, the Trustee, any underwriters of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below. The DOL has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Certificates: DOL Prohibited Transaction Class Exemptions ("PTCE") 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).

  Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Certificates will represent beneficial interests in the Trust, and despite the agreement of the Seller and the Certificate Owners to treat each Series of Certificates as debt instruments, the Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and
Section 4975 of the Code and result in non-exempt prohibited transactions, unless one of the following exceptions applies.

  The first exception applies to a "publicly-offered security." A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another ("Independent Investors") and (c) either is (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, except to the extent otherwise disclosed in the accompanying Prospectus Supplement, each Class of Certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust.

  A second exception applies if equity participation in the entity by "benefit plan investors" (i.e., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Benefit plan investors' equity participation in the Trust is not significant on any date on which any Series of Certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust (excluding interests held by the Seller, the Trustee or their affiliates) is held by benefit plan investors. No assurance can be given by the Seller as to whether the value of each class of equity interests in the Trust held by benefit plan investors will be "significant" upon completion of the offering of any Series of Certificates or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

  A third exception may also be available. On April 7, 1998, the DOL granted to MBNA an administrative exemption, Prohibited Transaction Exemption 98-13 (Exemption Application No. D-10304, 63 Fed. Reg.

17020) (the "Exemption"), from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in MBNA credit card trusts that meet the conditions and requirements of the Exemption. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by or with "plan assets" of a Plan, provided that certain conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply are the following:

    (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for such Senior Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition in one of the two highest generic rating categories from a Rating Agency; provided that, notwithstanding such rating, credit support is provided to the Senior Certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the Senior Certificates at the time of such acquisition;

    (4) the Trustee is not an affiliate of the Restricted Group (as defined below);

    (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting such Senior Certificates; the consideration received by the Seller as a consequence of the assignment of Receivables to the Trust, to the extent allocable to the Senior Certificates, represents not more than the fair market value of such Receivables; and the sum of all payments made to and retained by the Servicer, to the extent allocable to the Senior Certificates, represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

    (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended;

    (7) The Trustee is a substantial financial institution or trust company experienced in trust activities and is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA and, as the legal owner of (or holder of a perfected security interest in) the Receivables, enforces all the rights created in favor of the Certificateholders, including Plans;

    (8) Prior to the issuance of any new Series, confirmation is received from the Rating Agencies that such issuance will not result in the reduction or withdrawal of the then current rating of the Senior Certificates held by any Plan pursuant to the Exemption;

    (9) To protect against fraud, chargebacks or other dilution of the Receivables, the Agreement and the Rating Agencies require the Seller to maintain a Seller Interest of not less than 2% of the principal balance of the receivables contained in the Trust;

    (10) Each Receivable is an Eligible Receivable, based on criteria of the Rating Agencies and as specified in the Agreement, and the Agreement requires that any change in the terms of the cardholder agreements must be made applicable to the comparable segment of accounts owned or serviced by MBNA which are part of the same program or have the same or substantially similar characteristics;

    (11) The Agreement limits the number of newly originated Accounts to be designated to the Trust, unless the Rating Agencies otherwise consent in writing, to the following: (a) with respect to any three-month period, 15% of the number of existing Accounts designated to the Trust as of the first day of such period, and (b) with respect to any twelve-month period, 20% of the number of existing Accounts designated to the Trust as of the first day of such twelve-month period;

    (12) The Agreement requires the Seller to deliver an opinion of counsel semi-annually confirming the validity and perfection of the transfer of Receivables in newly originated Accounts to the Trust if such an opinion is not delivered with respect to each interim addition; and

    (13) The Agreement requires the Seller and the Trustee to receive confirmation from each Rating Agency that such Rating Agency will not reduce or withdraw its then current rating of the Class A Certificates as a result of (a) a proposed transfer of Receivables in newly originated Accounts to the Trust, or (b) the transfer of Receivables in all newly originated Accounts added to the Trust during the preceding three-month period (beginning at quarterly intervals specified in the Agreement and ending in the calendar month prior to the date such confirmation is issued), provided that a Rating Agency confirmation shall not be required under clause (b) for any three-month period in which any additions of Receivables in newly originated Accounts occurred only after receipt of prior Rating Agency confirmation pursuant to clause (a).

  The Trust also must meet the following requirements:

      (a) The corpus of the Trust must consist only of Receivables of the type which have been included in other investment pools;

      (b) Certificates evidencing interests in such other investment pools have been rated in one of the two highest generic rating categories by at least one of the Rating Agencies for at least one year prior to the Plan's acquisition of Certificates; and

      (c) Certificates evidencing an interest in such other investment pools have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

  Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire Senior Certificates if the fiduciary (or its affiliate) is an obligor on the Receivables held in the Trust, provided that, among other requirements: (a) in the case of an acquisition in connection with the initial issuance of Senior Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to 0.5% or less of the fair market value of the obligations contained in the Trust; (c) the Plan's investment in Senior Certificates does not exceed 25% of all of the Senior Certificates outstanding after the acquisition; and (d) no more than 25% of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, the underwriters of the Senior Certificates, the Trustee, the Servicer, any obligor with respect to obligations included in the Trust constituting more than 0.5% of the fair market value of the aggregate undivided interest in the Trust allocated to the Senior Certificates of a Series, determined on the date of the initial issuance of such Series, or any affiliate of any such party (the "Restricted Group").

  The DOL has designated the Exemption as an "underwriter exemption." As a result, an insurance company investing solely assets of its general account may be able to acquire and hold Subordinate Certificates of a Series, provided that
(i) the Senior Certificates of that Series are eligible for relief under the Exemption and (ii) such acquisition and holding satisfies the conditions applicable under Sections I and III of PTCE 95-60.

  If none of the foregoing exceptions under the Plan Asset Regulation were satisfied with respect to the Trust and the Trust were considered to hold "plan assets" of Plans, transactions involving the Trust and Parties in Interest with respect to a Plan that is a Certificate Owner might be prohibited under Section 406 of ERISA and/or Section 4975 of the Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Code unless an exemption were available. The five DOL class exemptions mentioned above may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of a Certificate by a Plan.

  The Certificates of any Series may not be purchased with "plan assets" of a Plan if the Seller, the Servicer, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets, and
(ii) will be based on the particular investment needs of such Plan; or (c) unless PTCE 95-60, 91-38 or 90-1 applies, is an employer maintaining or contributing to such Plan.

  In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules under the Exemption or otherwise.

  Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in this Prospectus and in the accompanying Prospectus Supplement.

                              PLAN OF DISTRIBUTION

  Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to each Series of Certificates, the Seller will agree to sell to each of the underwriters named therein and in the accompanying Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of Certificates set forth therein and in the accompanying Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the accompanying Prospectus Supplement).

  In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the accompanying Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

  Each Prospectus Supplement will set forth the price at which each Series of Certificates or Class being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates. After the initial public offering, the public offering price and such concessions may be changed.

  Each Underwriting Agreement will provide that the Seller will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

  Certain legal matters relating to the issuance of the Certificates will be passed upon for the Seller by John W. Scheflen, Executive Vice President, General Counsel and Secretary of the Corporation and Vice Chairman, Cashier and Secretary of MBNA, and by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., special counsel to the Seller. Certain legal matters relating to the issuance of the Certificates under the laws of the State of Delaware will be passed upon for the Seller by Richards, Layton & Finger, Wilmington, Delaware. Certain legal matters relating to the federal tax consequences of the issuance of the Certificates will be passed upon for the Seller by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Mr. Scheflen owns beneficially in excess of 750,000 shares of common stock of the Corporation, including options exercisable within sixty days under the Corporation's 1991 Long Term Incentive Plan.

                         REPORTS TO CERTIFICATEHOLDERS

  The Servicer will prepare monthly and annual reports that will contain information about the Trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until Definitive Certificates are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the Certificates. No financial reports will be sent to you. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance" in this Prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

  We filed a registration statement relating to the Certificates with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

  The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

  You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

  The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of the Certificates.

  As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Investor Relations; MBNA America Bank, National Association; Wilmington, Delaware 19884-0131; (800) 362-6255.

                         INDEX OF TERMS FOR PROSPECTUS

Term                                                                        Page
----                                                                        ----
Accounts...................................................................  15
Accumulation Period........................................................  17
Addition Date..............................................................  29
Additional Accounts........................................................  17
Additional Interest........................................................  34
Agreement..................................................................  15
Amortization Period........................................................  18
Assignment.................................................................  29
Bank Portfolio.............................................................  15
BIF........................................................................  31
Cash Collateral Account....................................................  44
Cash Collateral Guaranty...................................................  44
Cede.......................................................................  20
Cedelbank..................................................................  20
Cedelbank Customers........................................................  22
Certificate Owner..........................................................  20
Certificate Rate...........................................................  19
Certificateholder..........................................................  22
Certificateholders.........................................................  17
Certificates...............................................................   5
Class......................................................................  17
Closing Date...............................................................  17
Code.......................................................................  50
Collateral Interest........................................................  44
Collection Account.........................................................  31
Controlled Accumulation Period.............................................   7
Controlled Amortization Period.............................................   7
Cooperative................................................................  22
Corporation................................................................  18
Credit Enhancement.........................................................   8
Credit Enhancement Percentage..............................................  32
Credit Enhancement Provider................................................  40
Cut-Off Date...............................................................  17
Defaulted Accounts.........................................................  32
Definitive Certificates....................................................  20
Depositaries...............................................................  20
Depository.................................................................  20
Determination Date.........................................................  35
Disclosure Document........................................................  25
Discount Percentage........................................................  30
Distribution Account.......................................................  31
Distribution Date..........................................................   6
DOL........................................................................  53
Eligible Account...........................................................  28
Eligible Receivable........................................................  28
Enhancements...............................................................   5
Enhancement Invested Amount................................................  43
ERISA......................................................................  52
Euroclear..................................................................  22

Term                                                                        Page
----                                                                        ----
Euroclear Operator.........................................................  22
Euroclear Participants.....................................................  22
Excess Finance Charge Collections..........................................  34
Exchange Act...............................................................  20
Exemption..................................................................  54
FDIA.......................................................................  10
FDIC.......................................................................  10
Finance Charge Account.....................................................  31
Finance Charge Receivables.................................................   5
FIRREA.....................................................................  10
Full Investor Interest.....................................................  30
Funding Period.............................................................  32
Group......................................................................  34
Holders....................................................................  23
Independent Investors......................................................  53
Indirect Participants......................................................  21
Ineligible Receivable......................................................  27
Interchange................................................................  16
Interest Funding Account...................................................  24
Investor Charge-Off........................................................  35
Investor Default Amount....................................................  35
Investor Interest..........................................................   6
Investor Percentage........................................................   6
Investor Servicing Fee.....................................................  34
IRS........................................................................  48
L/C Bank...................................................................  43
MBNA.......................................................................   5
MBNA Hallmark..............................................................  15
Minimum Seller Interest....................................................  26
Monthly Interest...........................................................  34
Monthly Period.............................................................  24
Moody's....................................................................  31
New Issuance...............................................................  25
OID........................................................................  50
Participants...............................................................  20
Participation Agreement....................................................  29
Participations.............................................................  29
Parties in Interest........................................................  52
Pay Out Event..............................................................   8
Permitted Investments......................................................  31
Plan Asset Regulation......................................................  53
Plans......................................................................  52
Pre-Funding Account........................................................  32
Pre-Funding Amount.........................................................  32
Principal Account..........................................................  31
Principal Amortization Period..............................................   7
Principal Funding Account..................................................  24
Principal Receivables......................................................   5
Principal Terms............................................................  25

Term                                                                        Page
----                                                                        ----
PTCE.......................................................................  53
Qualified Institution......................................................  31
Rapid Accumulation Period..................................................   7
Rapid Amortization Period..................................................   7
Rating Agency..............................................................   9
Receivables................................................................  15
Regulations................................................................  49
Removal Date...............................................................  30
Removed Accounts...........................................................  17
Reserve Account............................................................  45
Restricted Group...........................................................  55
Revolving Period...........................................................   7
SAIF.......................................................................  31
Scheduled Payment Date.....................................................   7
SEC........................................................................  29
Securities Act.............................................................  25
Seller.....................................................................  15
Seller Certificate.........................................................  19
Seller Interest............................................................   6
Seller Percentage..........................................................  19
Senior Certificates........................................................  19
Series.....................................................................  15
Series Supplement..........................................................  19

Term                                                                        Page
----                                                                        ----
Series Termination Date....................................................   7
Service Transfer...........................................................  39
Servicer...................................................................   6
Servicer Default...........................................................  39
Servicing Fee..............................................................  16
Shared Principal Collections...............................................  35
Special Counsel............................................................  48
Spread Account.............................................................  44
Standard & Poor's..........................................................  31
Subordinated Certificates..................................................  19
Tax Opinion................................................................  26
Terms and Conditions.......................................................  23
Transfer Date..............................................................  33
Trust......................................................................   5
Trust Portfolio............................................................  17
Trust Termination Date.....................................................  36
Trustee....................................................................   5
U.S. Certificate Owner.....................................................  48
U.S. Person................................................................  48
UCC........................................................................  45
Unallocated Principal Collections..........................................  34
Underwriting Agreement.....................................................  56
Withholding Agent..........................................................  51

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered MBNA Master Credit Card Trust II Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC (other than through accounts at Cedelbank or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global Securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

  Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants (other than Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as depositories for Cedelbank and Euroclear, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

  Trading between Cedelbank Customers and/or Euroclear Participants. Secondary market trading between Cedelbank Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant (other than Citibank and Morgan as depositories for Cedelbank and Euroclear, respectively) to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser must send instructions to Cedelbank prior to settlement date 12:30. Cedelbank or Euroclear, as the case may be, will instruct Citibank or Morgan, respectively, to receive the Global Securities for payment. Payment will then be made by Citibank or Morgan, as the case may be, to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. Credit for the Global Securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedelbank Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently from a trade between two DTC Participants.

  Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to another DTC Participant. The seller will send instructions to Cedelbank before settlement date 12:30. In these cases, Cedelbank or Euroclear will instruct Citibank or Morgan, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Cedelbank Customer or Euroclear Participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

  A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                        MBNA Master Credit Card Trust II
                                     Issuer


[LOGO OF MBNA APPEARS HERE]

                    MBNA America Bank, National Association
                              Seller and Servicer

                                 SERIES 1999-A

                                  $425,000,000
                Class A Floating Rate Asset Backed Certificates

                                  $37,500,000
                Class B Floating Rate Asset Backed Certificates

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                    Underwriters of the Class A Certificates

                            Bear, Stearns & Co. Inc.
                             Chase Securities Inc.
                           Credit Suisse First Boston
                                Lehman Brothers
                              Merrill Lynch & Co.


                    Underwriter of the Class B Certificates

                            Bear, Stearns & Co. Inc.
     You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Certificates in any state where the offer is not permitted.

     We do not claim the accuracy of the information in this Prospectus Supplement and the accompanying Prospectus as of any date other than the dates stated on their respective covers.

     Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Certificates will deliver a
     Prospectus Supplement and Prospectus until       , 1999.


              This document is printed entirely on recycled paper.
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